FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-08

BANK 2017-BNK9

Free Writing Prospectus

 Structural and Collateral Term Sheet

$1,053,725,818

 (Approximate Total Mortgage Pool Balance)

$875,909,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2017-BNK9

November 28, 2017

BofA MERRILL LYNCH	WELLS FARGO SECURITIES	MORGAN STANLEY
Co-Lead Manager and	Co-Lead Manager and	Co-Lead Manager and
Joint Bookrunner	Joint Bookrunner	Joint Bookrunner

Drexel Hamilton
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$26,278,000	30.000%	(7)	2.78	1– 59	16.4%	41.7%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	$27,104,000	30.000%	(7)	4.95	59 – 60	16.4%	41.7%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$39,690,000	30.000%	(7)	7.44	60 – 116	16.4%	41.7%
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	[$300,000,000]	30.000%	(7)	[9.81]	116 – 119	16.4%	41.7%
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	[$307,655,000]	30.000%	(7)	[9.92]	119 – 120	16.4%	41.7%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$700,727,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$175,182,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$41,293,000	25.875%	(7)	9.99	120 – 120	15.5%	44.2%
Class B	AA-sf/AA(sf)/NR	$82,586,000	17.625%	(7)	9.99	120 – 120	14.0%	49.1%
Class C	A-sf/A-(sf)/NR	$51,303,000	12.500%	(7)	9.99	120 – 120	13.1%	52.1%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB-(sf)/NR	$47,549,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class X-E	BB+sf/BB-(sf)/NR	$21,273,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class X-F	B+sf/B-(sf)/NR	$15,015,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$41,293,526(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class D	BBB-sf/BBB-(sf)/NR	$47,549,000	7.750%	(7)	10.00	120 – 123	12.5%	55.0%
Class E	BB+sf/BB-(sf)/NR	$21,273,000	5.625%	(7)	10.24	123 – 123	12.2%	56.2%
Class F	B+sf/B-(sf)/NR	$15,015,000	4.125%	(7)	10.24	123 – 123	12.0%	57.1%
Class G	NR/NR/NR	$41,293,526	0.000%	(7)	11.25	123 – 179	11.5%	59.6%

Non-Offered Eligible Vertical Interest(10)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass- Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$52,686,290.90	N/A	(11)	9.55	1– 179	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Structural Overview

Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest), and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class (without regard to the RR Interest). The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet and referred to herein as the “Non-Offered Certificates”. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The Non-Offered Certificates also include the Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Structural Overview

Issue Characteristics

Offered Certificates:	$875,909,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Managers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC
Co-Manager:	Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	RREF III Debt AIV, LP, or another affiliate of Rialto Capital Advisors, LLC
Risk Retention Consultation Party:	Bank of America, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	For a discussion of the manner in which each of Bank of America, National Association, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association will covenant and represent to each other, the issuing entity and the trustee to retain a material net economic interest in the securitization for the purpose of the EU risk retention requirements and due diligence requirements, see “EU Securitization Risk Retention Requirements” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2017 (or, in the case of any mortgage loan that has its first due date after December 2017, the date that would have been its due date in December 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of December 4, 2017
Expected Closing Date:	Week of December 18, 2017
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in January 2018.
Rated Final Distribution Date:	The distribution date in November 2054
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call (solely for the purposes of this calculation, if such right is being exercised after January 2028 and the Hackensack Commons mortgage loan, Dover Town Center mortgage loan or the Woodside Village mortgage loan is still an asset of the trust, then such mortgage loan(s) will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance)
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2017-BNK9<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicers, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein (excluding the Class R certificates) as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class and then in the amount of interest thereon;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates up to an amount equal to its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, up to an amount any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then up to the amount of interest thereon;

Fifth, to the Non-Offered Certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (i) the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month or (ii) for any mortgage loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan, and during the continuance of a consultation termination event, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the serviced mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:  (i)(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the RR Interest) for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the RR Interest) for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

        (Pass-Through Rate – Discount Rate)

(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.
Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Laguna Cliff’s Marriott and Warwick Mall. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Griffin Portfolio, Colorado Center, Park Square, U.S. Industrial Portfolio III and Bass Pro & Cabela’s Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” with respect to each mortgage loan will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be either of the Class F or Class G certificates.

Control Rights:	Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class F certificates have a certificate balance (taking into

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided, however, that a “Consultation Termination Event” will not be deemed continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class for which the Requesting Holders (as defined below) are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a whole loan if it is a defaulted loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related companion loan holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2017-BNK9 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan generally cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

With respect to any non-serviced whole loan, the BANK 2017-BNK9 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	The master servicer and the special servicer are obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer is a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:	The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Structural Overview

Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

BANK 2017-BNK9	Structural Overview

purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

BANK 2017-BNK9	Collateral Statistics

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	17	26	$383,543,420	36.4%
Morgan Stanley Mortgage Capital Holdings LLC	18	38	$332,567,983	31.6%
Wells Fargo Bank, National Association	9	24	$277,614,415	26.3%
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association	1	1	$60,000,000	5.7%
Total:	45	89	$1,053,725,818	100.0%

Pool Statistics(1)

Aggregate Cut-off Date Balance:	$1,053,725,818
Number of Mortgage Loans:	45
Average Cut-off Date Balance per Mortgage Loan:	$23,416,129
Number of Mortgaged Properties:	89
Average Cut-off Date Balance per Mortgaged Property:	$11,839,616
Weighted Average Mortgage Rate:	4.2396%
% of Pool Secured by 5 Largest Mortgage Loans:	41.1%
% of Pool Secured by 10 Largest Mortgage Loans:	63.6%
Weighted Average Original Term to Maturity (months):	119
Weighted Average Remaining Term to Maturity (months):	118
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	17.8%
% of Pool Secured by Refinance Loans:	49.5%
% of Pool Secured by Acquisition Loans:	33.5%
% of Pool Secured by Recapitalization Loans:	16.9%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	37.5%
% of Pool with Subordinate Mortgage Debt:	5.7%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.38x
Weighted Average UW NOI Debt Yield:	11.5%
Weighted Average UW NCF DSCR:	2.18x
Weighted Average UW NCF Debt Yield:	10.5%
Weighted Average Cut-off Date LTV Ratio(3):	59.6%
Weighted Average Maturity Date LTV Ratio(3):	55.2%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

BANK 2017-BNK9	Collateral Statistics

Amortization

Weighted Average Original Amortization Term (months):	350
Weighted Average Remaining Amortization Term (months):	350
% of Pool Interest Only through Maturity:	57.2%
% of Pool Interest Only followed by Amortizing Balloon:	22.8%
% of Pool Amortizing Balloon:	20.0%

Lockboxes
% of Pool with Hard Lockboxes:	55.0%
% of Pool with Springing Lockboxes:	27.5%
% of Pool with Soft Lockboxes:	16.1%
% of Pool with no Lockboxes:	1.4%

Reserves
% of Pool Requiring Tax Reserves:	47.5%
% of Pool Requiring Insurance Reserves:	14.0%
% of Pool Requiring Replacement Reserves:	65.2%
% of Pool Requiring TI/LC Reserves(4):	60.4%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	58.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	28.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	10.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2017.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	Excludes hospitality, multifamily, manufactured housing, other (leased fee) and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB	Duane Morris Plaza	Philadelphia	PA	Office	$105,300,000	9.99%	617,476	$170.53	2.40x	10.1%	68.4%	68.4%
2	BANA	Griffin Portfolio	Various	Various	Various	$96,250,000	9.1%	3,708,698	$101.11	2.49x	10.2%	61.5%	61.5%
3	WFB	Laguna Cliffs Marriott	Dana Point	CA	Hospitality	$85,000,000	8.1%	378	$291,005.29	2.31x	12.3%	49.1%	49.1%
4	MSMCH	Marriott at Legacy Town Center	Plano	TX	Hospitality	$79,800,000	7.6%	404	$197,524.75	2.13x	14.5%	65.0%	55.2%
5	MSMCH	Hackensack Commons	Hackensack	NJ	Retail	$66,400,000	6.3%	274,643	$241.77	1.82x	8.6%	64.6%	64.6%
6	MSMCH/WFB	Colorado Center	Santa Monica	CA	Office	$60,000,000	5.7%	1,176,161	$253.37	4.83x	18.6%	24.6%	24.6%
7	BANA	Park Square	Boston	MA	Office	$60,000,000	5.7%	503,312	$317.89	1.89x	8.3%	56.9%	56.9%
8	BANA	BWI Airport Marriott	Linthicum Heights	MD	Hospitality	$47,700,000	4.5%	315	$151,428.57	1.61x	12.2%	69.9%	57.3%
9	MSMCH	U.S. Industrial Portfolio III	Various	Various	Various	$40,000,000	3.8%	2,886,593	$41.76	1.48x	9.4%	72.5%	66.1%
10	BANA	Spectrum Town Center	Gilbert	AZ	Retail	$30,000,000	2.8%	170,388	$176.07	1.46x	9.4%	62.9%	57.5%
		Total/Wtd. Avg.				$670,450,000	63.6%			2.33x	11.4%	59.3%	56.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
2	BANA	Griffin Portfolio	$96,250,000	$278,750,000	$375,000,000	BANK 2017-BNK8	Wells Fargo	Midland	BANK 2017-BNK8	2.49x	10.2%	61.5%
3	WFB	Laguna Cliffs Marriott	$85,000,000	$25,000,000	$110,000,000	BANK 2017-BNK9	Wells Fargo	Rialto	BANK 2017-BNK9	2.31x	12.3%	49.1%
6	MSMCH/WFB	Colorado Center	$60,000,000	$238,000,000	$298,000,000	BXP TRUST 2017-CC	Wells Fargo	Aegon	BXP TRUST 2017-CC	4.83x	18.6%	24.6%
7	BANA	Park Square	$60,000,000	$100,000,000	$160,000,000	BANK 2017-BNK8	Wells Fargo	Midland	BANK 2017-BNK8	1.89x	8.3%	56.9%
9	MSMCH	U.S. Industrial Portfolio III	$40,000,000	$80,537,149	$120,537,149	BANK 2017-BNK8	Wells Fargo	Midland	BANK 2017-BNK8	1.48x	9.4%	72.5%
11	BANA	Warwick Mall	$30,000,000	$45,000,000	$75,000,000	BANK 2017-BNK9	Wells Fargo	Rialto	BANK 2017-BNK9	2.01x	13.3%	47.5%
13	WFB	Bass Pro & Cabela’s Portfolio	$23,500,000	$171,400,000	$194,900,000	GSMS 2017-GS8	Wells Fargo	Midland	GSMS 2017-GS8	2.72x	12.8%	50.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
6	MSMCH/WFB	Colorado Center	$60,000,000	$253.37	$252,000,000	4.83x	18.6%	24.6%	2.62x	10.1%	45.4%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
2.08	BANA	Ace Hardware HQ(2)	Oak Brook	IL	Office	$5,839,167	0.6%	206,030	$101.11	2.49x	10.2%	61.5%	61.5%	JPMCC 2012-C6
4	MSMCH	Marriott at Legacy Town Center	Plano	TX	Hospitality	$79,800,000	7.6%	404	$197,524.75	2.13x	14.5%	65.0%	55.2%	MSC 2017-PRME
5	MSMCH	Hackensack Commons	Hackensack	NJ	Retail	$66,400,000	6.3%	274,643	$241.77	1.82x	8.6%	64.6%	64.6%	VNO 2010-VNO
7	BANA	Park Square	Boston	MA	Office	$60,000,000	5.7%	503,312	$317.89	1.89x	8.3%	56.9%	56.9%	LBUBS 2006-C6
8	BANA	BWI Airport Marriott	Linthicum Heights	MD	Hospitality	$47,700,000	4.5%	315	$151,428.57	1.61x	12.2%	69.9%	57.3%	MSBAM 2013-C13
9	MSMCH	U.S. Industrial Portfolio III	Various	Various	Various	$40,000,000	3.8%	2,886,593	$41.76	1.48x	9.4%	72.5%	66.1%	WFRBS 2013-C16
10	BANA	Spectrum Town Center	Gilbert	AZ	Retail	$30,000,000	2.8%	170,388	$176.07	1.46x	9.4%	62.9%	57.5%	MSBAM 2013-C12
16	WFB	3151 Regatta Boulevard	Richmond	CA	Industrial	$17,950,148	1.7%	435,835	$41.19	2.62x	16.5%	44.2%	35.3%	JPMCC 2002-C2, COMM 2012-CR4
20	WFB	The Knox	Torrance	CA	Office	$14,000,000	1.3%	108,050	$129.57	2.29x	11.3%	64.8%	64.8%	WBCMT 2006-WL7A
24	MSMCH	Best Buy Distribution Center	Staunton	VA	Industrial	$11,600,000	1.1%	709,000	$16.36	1.25x	14.1%	56.6%	37.0%	CSFB 1998-C1
33	WFB	Briggs Chaney Shopping Center	Silver Spring	MD	Retail	$6,691,570	0.6%	42,055	$159.11	1.55x	10.3%	61.7%	50.5%	BSCMS 2007-PW18
34	BANA	Old Barn Self Storage	Grass Valley	CA	Self Storage	$6,250,000	0.6%	71,341	$87.61	2.61x	11.3%	61.9%	61.9%	MLCFC 2006-4
35	MSMCH	Woodside Village	Coppell	TX	Retail	$6,000,000	0.6%	27,383	$219.11	1.30x	9.2%	69.8%	55.4%	LBUBS 2004-C6
37	MSMCH	Westwood Shopping Center	Shreveport	LA	Retail	$4,741,807	0.5%	112,507	$42.15	1.87x	14.2%	55.0%	41.1%	BACM 2008-1
38	BANA	Brentwood Self Storage	Brentwood	TN	Self Storage	$4,400,000	0.4%	44,505	$98.87	1.92x	9.2%	61.4%	61.4%	MLMT 2007-C1
39	WFB	Fort Pierce Industrial	St. George	UT	Industrial	$4,300,000	0.4%	47,606	$90.32	1.61x	10.6%	66.2%	56.9%	WBCMT 2007-C34
41	BANA	Eagle Village Shopping Center	Stockbridge	GA	Retail	$2,700,000	0.3%	21,589	$125.06	1.40x	9.6%	71.1%	59.7%	JPMCC 2007-LD11
42	MSMCH	Walgreens Colorado Springs	Colorado Springs	CO	Retail	$2,493,617	0.2%	14,490	$172.09	1.63x	13.0%	43.4%	27.1%	JPMCC 2003-CB7
		Total				$410,866,309	39.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the Cut-off Date Balance per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 (27,104,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
20	WFB	The Knox	CA	Office	$14,000,000	1.3%	$14,000,000	51.7%	108,050	$129.57	2.29x	11.3%	64.8%	64.8%	59	59
24	MSMCH	Best Buy Distribution Center	VA	Industrial	$11,600,000	1.1%	$7,590,733	28.0%	709,000	$16.36	1.25x	14.1%	56.6%	37.0%	0	60
34	BANA	Old Barn Self Storage	CA	Self Storage	$6,250,000	0.6%	$6,250,000	23.1%	71,341	$87.61	2.61x	11.3%	61.9%	61.9%	60	60
		Total/Wtd. Avg.			$31,850,000	3.0%	$27,840,733	102.7%			1.97x	12.3%	61.2%	54.1%	38	60

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	16	$338,052,686	32.1%	3.8686%	2.73x	11.5%	57.1%	56.3%
CBD	3	$225,300,000	21.4%	3.8495%	2.91x	11.9%	53.7%	53.7%
Suburban	13	$112,752,686	10.7%	3.9067%	2.36x	10.9%	64.1%	61.4%
Retail	36	$301,433,910	28.6%	4.5140%	1.81x	10.5%	60.8%	55.3%
Anchored	9	$169,680,307	16.1%	4.4751%	1.74x	10.3%	63.5%	56.8%
Unanchored	6	$54,014,267	5.1%	4.5615%	1.67x	8.9%	62.6%	59.1%
Regional Mall	1	$30,000,000	2.8%	4.4450%	2.01x	13.3%	47.5%	43.5%
Single Tenant	16	$23,500,000	2.2%	4.3790%	2.72x	12.8%	50.4%	50.4%
Free-Standing	2	$14,693,617	1.4%	4.6049%	1.65x	10.7%	60.8%	53.7%
Shadow Anchored	2	$9,545,719	0.9%	5.3446%	1.33x	9.2%	71.2%	57.3%
Hospitality	5	$232,470,920	22.1%	4.4307%	2.10x	13.3%	59.9%	53.0%
Full Service	3	$212,500,000	20.2%	4.3989%	2.09x	13.1%	59.7%	53.2%
Limited Service	2	$19,970,920	1.9%	4.7685%	2.20x	15.4%	61.2%	50.1%
Industrial	23	$90,041,212	8.5%	4.0972%	1.91x	11.7%	62.1%	54.7%
Warehouse	22	$72,091,064	6.8%	4.1189%	1.73x	10.5%	66.5%	59.6%
Cold Storage	1	$17,950,148	1.7%	4.0100%	2.62x	16.5%	44.2%	35.3%
Multifamily	2	$42,000,000	4.0%	4.4059%	1.74x	9.0%	66.0%	62.7%
Mid Rise	1	$28,500,000	2.7%	4.3850%	1.78x	8.0%	63.9%	63.9%
Garden	1	$13,500,000	1.3%	4.4500%	1.64x	11.0%	70.3%	60.1%
Other	1	$19,000,000	1.8%	4.3300%	1.88x	8.2%	59.4%	59.4%
Leased Fee	1	$19,000,000	1.8%	4.3300%	1.88x	8.2%	59.4%	59.4%
Mixed Use	2	$11,904,590	1.1%	4.1167%	1.99x	13.5%	47.5%	35.4%
Retail/Office	2	$11,904,590	1.1%	4.1167%	1.99x	13.5%	47.5%	35.4%
Self Storage	2	$10,650,000	1.0%	4.4062%	2.32x	10.4%	61.7%	61.7%
Self Storage	2	$10,650,000	1.0%	4.4062%	2.32x	10.4%	61.7%	61.7%
Manufactured Housing	2	$8,172,500	0.8%	4.5042%	1.47x	9.2%	66.7%	54.1%
Manufactured Housing	2	$8,172,500	0.8%	4.5042%	1.47x	9.2%	66.7%	54.1%
Total/Wtd. Avg.	89	$1,053,725,818	100.0%	4.2396%	2.18x	11.5%	59.6%	55.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

BANK 2017-BNK9	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	10	$244,653,298	23.2%	4.0477%	2.97x	14.0%	45.2%	43.7%
California – Southern(2)	6	$189,433,150	18.0%	4.0742%	3.04x	13.9%	43.5%	42.8%
California – Northern(2)	4	$55,220,148	5.2%	3.9566%	2.73x	14.5%	51.0%	46.6%
Texas	11	$121,139,049	11.5%	4.2187%	2.15x	13.1%	63.9%	56.1%
Pennsylvania	4	$111,255,997	10.6%	3.8709%	2.35x	10.1%	68.4%	68.0%
Massachusetts	2	$72,200,000	6.9%	4.2244%	1.85x	8.6%	58.2%	57.3%
New Jersey	1	$66,400,000	6.3%	4.3550%	1.82x	8.6%	64.6%	64.6%
Maryland	3	$64,378,490	6.1%	4.7688%	1.69x	12.4%	68.5%	56.1%
Arizona	2	$40,010,000	3.8%	4.2326%	1.72x	9.6%	62.5%	58.5%
Ohio	9	$34,831,228	3.3%	4.1710%	1.88x	10.4%	67.8%	61.9%
New York	2	$33,750,000	3.2%	4.3956%	1.74x	8.0%	62.3%	62.3%
Michigan	4	$33,112,165	3.1%	4.4499%	1.84x	12.2%	69.0%	56.9%
Washington	2	$32,120,283	3.0%	4.3157%	1.86x	8.2%	63.6%	63.6%
Georgia	3	$30,608,323	2.9%	4.0706%	2.06x	9.9%	65.3%	59.9%
Rhode Island	1	$30,000,000	2.8%	4.4450%	2.01x	13.3%	47.5%	43.5%
Illinois	4	$18,864,870	1.8%	4.5188%	1.96x	11.3%	64.1%	56.8%
Virginia	3	$18,702,664	1.8%	4.2637%	1.34x	12.3%	62.6%	48.1%
Tennessee	2	$17,428,500	1.7%	4.6488%	1.54x	9.8%	68.1%	61.8%
Delaware	1	$16,500,000	1.6%	4.7900%	1.32x	9.8%	66.3%	44.8%
Florida	7	$12,174,482	1.2%	4.3019%	1.74x	10.1%	67.5%	61.2%
Nevada	1	$9,984,000	0.9%	5.0000%	2.25x	16.3%	55.8%	46.0%
Kansas	2	$8,046,034	0.8%	4.6158%	1.57x	10.4%	70.0%	58.5%
North Carolina	1	$6,923,583	0.7%	3.7700%	2.49x	10.2%	61.5%	61.5%
Utah	2	$6,156,850	0.6%	4.6032%	1.94x	11.3%	61.4%	54.9%
Louisiana	1	$4,741,807	0.5%	4.8200%	1.87x	14.2%	55.0%	41.1%
Colorado	2	$4,615,731	0.4%	4.4876%	2.13x	12.9%	46.6%	37.8%
Minnesota	3	$4,171,883	0.4%	4.3790%	2.72x	12.8%	50.4%	50.4%
Wisconsin	1	$3,376,266	0.3%	4.1800%	1.48x	9.4%	72.5%	66.1%
Indiana	2	$2,667,883	0.3%	4.2969%	2.21x	11.4%	59.5%	56.9%
Iowa	1	$2,500,938	0.2%	4.1800%	1.48x	9.4%	72.5%	66.1%
South Carolina	1	$1,410,723	0.1%	4.3790%	2.72x	12.8%	50.4%	50.4%
Alabama	1	$1,000,770	0.1%	4.3790%	2.72x	12.8%	50.4%	50.4%
Total/Wtd Avg.	89	$1,053,725,818	100.0%	4.2396%	2.18x	11.5%	59.6%	55.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

BANK 2017-BNK9	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,872,697 - 5,000,000	9	28,490,930	2.7
5,000,001 - 10,000,000	9	70,332,490	6.7
10,000,001 - 15,000,000	8	96,558,500	9.2
15,000,001 - 25,000,000	7	129,393,898	12.3
25,000,001 - 50,000,000	5	176,200,000	16.7
50,000,001 – 105,300,000	7	552,750,000	52.5
Total:	45	$1,053,725,818	100.0%
Min: $1,872,697	Max: $105,300,000	Avg: $23,416,129

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	10	244,653,298	23.2
California – Southern(3)	6	189,433,150	18.0
California – Northern(3)	4	55,220,148	5.2
Texas	11	121,139,049	11.5
Pennsylvania	4	111,255,997	10.6
Massachusetts	2	72,200,000	6.9
New Jersey	1	66,400,000	6.3
Maryland	3	64,378,490	6.1
Arizona	2	40,010,000	3.8
Ohio	9	34,831,228	3.3
New York	2	33,750,000	3.2
Michigan	4	33,112,165	3.1
Washington	2	32,120,283	3.0
Georgia	3	30,608,323	2.9
Rhode Island	1	30,000,000	2.8
Illinois	4	18,864,870	1.8
Virginia	3	18,702,664	1.8
Tennessee	2	17,428,500	1.7
Delaware	1	16,500,000	1.6
Florida	7	12,174,482	1.2
Nevada	1	9,984,000	0.9
Kansas	2	8,046,034	0.8
North Carolina	1	6,923,583	0.7
Utah	2	6,156,850	0.6
Louisiana	1	4,741,807	0.5
Colorado	2	4,615,731	0.4
Minnesota	3	4,171,883	0.4
Wisconsin	1	3,376,266	0.3
Indiana	2	2,667,883	0.3
Iowa	1	2,500,938	0.2
South Carolina	1	1,410,723	0.1
Alabama	1	1,000,770	0.1
Total:	89	$1,053,725,818	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	16	$338,052,686	32.1
CBD	3	$225,300,000	21.4
Suburban	13	$112,752,686	10.7
Retail	36	$301,433,910	28.6
Anchored	9	$169,680,307	16.1
Unanchored	6	$54,014,267	5.1
Regional Mall	1	$30,000,000	2.8
Single Tenant	16	$23,500,000	2.2
Free-Standing	2	$14,693,617	1.4
Shadow Anchored	2	$9,545,719	0.9
Hospitality	5	$232,470,920	22.1
Full Service	3	$212,500,000	20.2
Limited Service	2	$19,970,920	1.9
Industrial	23	$90,041,212	8.5
Warehouse	22	$72,091,064	6.8
Cold Storage	1	$17,950,148	1.7
Multifamily	2	$42,000,000	4.0
Mid Rise	1	$28,500,000	2.7
Garden	1	$13,500,000	1.3
Other	1	$19,000,000	1.8
Leased Fee	1	$19,000,000	1.8
Mixed Use	2	$11,904,590	1.1
Retail/Office	2	$11,904,590	1.1
Self Storage	2	$10,650,000	1.0
Self Storage	2	$10,650,000	1.0
Manufactured Housing	2	$8,172,500	0.8
Manufactured Housing	2	$8,172,500	0.8
Total:	89	$1,053,725,818	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.5625 - 4.0000	4	271,250,000	25.7
4.0001 - 4.4999	20	588,963,898	55.9
4.5000 - 4.9999	19	177,527,920	16.8
5.0000 - 5.5600	2	15,984,000	1.5
Total:	45	$1,053,725,818	100.0%
Min: 3.5625%	Max: 5.5600%	Wtd Avg:4.2396%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	31,850,000	3.0
120	39	932,975,818	88.5
123	1	66,400,000	6.3
144	1	16,500,000	1.6
180	1	6,000,000	0.6
Total:	45	$1,053,725,818	100.0%
Min: 60 mos.	Max: 180 mos.	Wtd Avg: 119 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	3	31,850,000	3.0
61 - 120	39	932,975,818	88.5
121 - 144	2	82,900,000	7.9
145 - 179	1	6,000,000	0.6
Total:	45	$1,053,725,818	100.0%
Min: 59 mos.	Max: 179 mos.	Wtd Avg: 118 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	602,350,000	57.2
144	1	$11,600,000	1.1
240	1	$2,493,617	0.2
300	3	$30,941,807	2.9
360	26	$406,340,394	38.6
Total:	45	$1,053,725,818	100.0%
Min: 144 mos.	Max: 360 mos.	Wtd Avg: 350 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	602,350,000	57.2
144 - 240	2	14,093,617	1.3
241 - 300	3	30,941,807	2.9
301 - 360	26	406,340,394	38.6
Total:	45	$1,053,725,818	100.0%
Min: 144 mos.	Max: 360 mos.	Wtd Avg: 350 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
BANA	17	383,543,420	36.4
MSMCH	18	332,567,983	31.6
WFB	9	277,614,415	26.3
MSMCH/WFB	1	60,000,000	5.7
Total:	45	$1,053,725,818	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	602,350,000	57.2
Partial Interest Only	11	240,528,500	22.8
Amortizing Balloon	20	210,847,318	20.0
Total:	45	$1,053,725,818	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
24.6 - 40.0	3	72,872,697	6.9
40.1 - 60.0	11	273,969,572	26.0
60.1 - 65.0	15	397,536,160	37.7
65.1 - 70.0	7	198,786,920	18.9
70.1 - 73.7	9	110,560,469	10.5
Total:	45	$1,053,725,818	100.0%
Min: 24.6%	Max: 73.7%	Wtd Avg: 59.6%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
24.6 - 35.0	5	85,066,314	8.1
35.1 - 45.0	5	80,791,955	7.7
45.1 - 55.0	8	154,457,080	14.7
55.1 - 60.0	14	308,486,250	29.3
60.1 - 68.4	13	424,924,219	40.3
Total:	45	$1,053,725,818	100.0%
Min: 24.6%	Max: 68.4%	Wtd Avg: 55.2%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.40	6	47,125,719	4.5
1.41 - 1.50	7	110,281,000	10.5
1.51 - 1.60	2	8,896,160	0.8
1.61 - 1.70	6	96,193,617	9.1
1.71 - 1.80	3	57,400,000	5.4
1.81 - 1.90	4	150,141,807	14.2
1.91 - 2.50	12	464,987,366	44.1
2.51 - 3.00	3	47,700,148	4.5
3.01 - 4.83	2	71,000,000	6.7
Total:	45	$1,053,725,818	100.0%
Min: 1.25x	Max: 4.83x	Wtd Avg: 2.18x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.0 - 8.5	5	141,250,000	13.4
8.6 - 9.0	1	66,400,000	6.3
9.1 - 9.5	7	92,118,219	8.7
9.6 - 10.0	6	58,088,500	5.5
10.1 - 11.0	7	240,446,160	22.8
11.1 - 12.0	2	20,250,000	1.9
12.1 - 15.0	13	336,238,791	31.9
15.1 - 20.7	4	98,934,148	9.4
Total:	45	$1,053,725,818	100.0%
Min: 8.0%	Max: 20.7%	Wtd Avg: 11.5%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV Ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property In the case of the residential cooperative property. The UW DSCR, UW NOI Debt Yield and LTV Ratio calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

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T-25

BANK 2017-BNK9	Duane Morris Plaza

Mortgage Loan No. 1 – Duane Morris Plaza

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

BANK 2017-BNK9	Duane Morris Plaza

Mortgage Loan No. 1 – Duane Morris Plaza

Floors						
20	Wells Fargo Advisors 21,201 SF 2025	Greater Philadelphia Tourism 10,386 SF 2022				
19	Cohen, Seglias, Pallas, Green 31,609 SF 2020					
18	Volpe & Koenig, PC 31,609 SF 2031					
17	JLT RE (North America) Inc. 31,609 SF 2028					
16	Allied World Assurance 13,772 SF 2024	North Highland Co. 8,750 SF 2022	Wells Fargo Advisors 2,801 SF 2025	RTD Financial Advisors 4,919 SF 2022		
15	Pennsylvania Compensation Rati 21,402 SF 2023	Court Reporting Cost Containment 2,599 SF 2020	E-Reporting Stenographic 6,164 SF 2020			
14	International Business Machines 10,142 SF 2019	Convene 15,142 SF 2029	Berkley Underwriting Managers 5,348 SF 2019			
13	Convene 16,599 SF 2029	Convene 14,033 SF 2029				
12	Duane Morris 30,632 SF 2026					
11	Duane Morris 30,632 SF 2026					
10	Duane Morris 30,632 SF 2026					
9	Duane Morris 30,632 SF 2026					
8	National Multiple Sclerosis 12,307 SF 2021	Geis Realty Group 4,727 SF 2020	Berkley Public Entity 5,279 SF 2019	DEDC 2,174 SF 2023	Management Office 2,134 SF	Diversant 3,411 SF 2022
7	Vacant 11,098 SF	RSM McGladrey 7,556 SF 2024	RSM McGladrey 11,978 SF 2024			
6	Duane Morris 30,632 SF 2026					
5	Duane Morris 30,632 SF 2026					
4	Duane Morris 30,632 SF 2026					
3	Duane Morris 30,632 SF 2026					
2	University of Phoenix 17,116 SF 2023	Vacant 13,516 SF				
1	Replica Global LLC 1,398 SF 2023	Green Eggs Café 5,162 SF 2029	Tria Wine Garden 2,550 SF 2028			
L	Replica Global LLC 2,723 SF 2023	Vacant 7,100 SF	Tria Wine Garden 1,000 SF 2028			

Vacant | Building | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

BANK 2017-BNK9	Duane Morris Plaza

Mortgage Loan No. 1 – Duane Morris Plaza

PHILADELPHIA
Center City
Rittenhouse
Spring Garden
Fairmount
FAIRMOUNT PARK
Duane Morris Plaza
30 South 17th Street
Philadelphia, PA 19103
Eastern State Penitentiary Natl. Historic Landmark
Francisville Playground
Perelman Building of the Phila. Museum of Art
Philadelphia Museum of Art
Von Colln Memorial Field
Rodin Museum
Barnes Foundation
Free Library of Philadelphia
Community College of Philadelphia
Matthias Baldwin Park
Franklin Institute
Logan Square
Cathedral Basilica of Saints Peter & Paul
Hahnemann University Hospital
Academy of Natural Sciences
1 & 2 Logan Square
3 Logan Square
Friends Center
Penn. Academy of Fine Arts
Pennsylvania Convention Center
READING TERMINAL MARKET
Comcast Innovation and Technology Ctr. (Under Constr.)
Comcast Center
Love Park
Municipal Services Building
30th Street Station
PECO Building
Commerce Square
5 Penn Center
2 Penn Center
City Hall
Philadelphia Marriott Downtown
Aramak Tower
Cira Center South
Philadelphia Stock Exch.
1818 Market
One & Two Liberty Place
Centre Square
THE SHOPS AT LIBERTY PLACE
Ritz-Carlton Philadelphia
Loews Philadelphia
Mütter Museum
Mann Center for the Performing Arts
Forrest Theatre
Hyatt at the Bellevue
Rittenhouse Square
Radisson Plaza-Warwick Hotel Philadelphia
Academy of Music
Verizon Hall
University of the Arts
Schuylkill River
Fairmount Ave
Green St
Pennsylvania Ave
Spring Garden St
Hamilton St
Ben Franklin Pkwy
Callowhill St
Vine St
Vine Street Expwy
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Locust St
Spruce St
Pine St
Lombard St
South St
Bainbridge St
Ridge Ave
Corinthian Ave
N 25th St
N 24th St
N 23rd St
N 22nd St
N 21st St
N 20th St
N 19th St
N 18th St
N 17th St
N 16th St
N 15th St
N Broad St
N 13th St
N 12th St
N 11th St
S 19th St
S 18th St
S 17th St
S 16th St
S 15th St
S Broad St
BROAD STREET LINE
MARKET-FRANKFORD LINE
SEPTA
Suburban
PATCO
FAIRMOUNT
SPRING GARDEN
RACE-VINE
CITY HALL
WALNUT-LOCUST
LOMBARD-SOUTH
30th Street
30TH
22ND
19TH
15TH
13TH
11TH
Market East
15TH/16TH
12TH/13TH
To 95
676
30
76
3
611
PENNSYLVANIA
NEW JERSEY
Flemington
Quakertown
Franklin Township
Hopewell
Lambertville
Princeton
Doylestown
Harleysville
Pottstown
Montgomeryville
Lansdale
Newtown
TRENTON
Hamilton Twp
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Levittown
Bensalem
Burlington
Conshohocken
Malvern
Wayne
Ardmore
PHILADELPHIA
Moorestown
Mount Holly
Media
Springfield
CAMDEN
Mount Laurel
Chester Heights
Chester
Cherry Hill
Medford Township
Woodbury
Bellmawr
Lindenwold
Gloucester Township
DE
WILMINGTON
Swedesboro

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

BANK 2017-BNK9	Duane Morris Plaza

Mortgage Loan No. 1 – Duane Morris Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$105,300,000			Location:	Philadelphia, PA 19103
Cut-off Date Balance:	$105,300,000			General Property Type:	Office
% of Initial Pool Balance:	9.99%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Oaktree Pinnacle Investment Fund, L.P.			Year Built/Renovated:	1975/2002
Mortgage Rate:	3.8440%			Size:	617,476 SF
Note Date:	11/7/2017			Cut-off Date Balance per SF:	$171
First Payment Date:	12/11/2017			Maturity Date Balance per SF:	$171
Final Maturity Date:	11/11/2027			Property Manager:	NAI Geis Realty Group, Inc.
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF/YM1 (88); O (7)
Lockbox/Cash Mgmt Status:	Hard/Springing			Underwriting and Financial Information
Additional Debt Type:	N/A			UW NOI:	$10,624,718
Additional Debt Balance:	N/A			UW NOI Debt Yield:	10.1%
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			UW NOI Debt Yield at Maturity:	10.1%
Reserves(2)				UW NCF DSCR:	2.40x
Type	Initial	Monthly	Cap	Most Recent NOI:	$9,296,133 (10/31/2017 TTM)
RE Tax:	$0	Springing	N/A	2nd Most Recent NOI:	$9,980,202 (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent NOI(3):	$9,181,861 (3/31/2016 TTM)
Elevator/Generator Reserve:	$1,090,293	$0	N/A	Most Recent Occupancy:	94.8% (11/1/2017)
Replacement Reserve:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.5% (12/31/2016)
Leasing Reserves:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.6% (12/31/2015)
Rent Concession Reserves:	$2,532,274	$0	N/A	Appraised Value (as of)(4):	$154,000,000 (10/6/2017)
Existing TI/LC Reserves:	$4,511,095	$0	N/A	Cut-off Date LTV Ratio(5):	68.4%
Duane Morris Existing TI/LC and Rent Concession Reserve:	$6,650,884	$0	N/A	Maturity Date LTV Ratio(5):	68.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$105,300,000	67.2%	Purchase Price:	$145,800,000	93.1%
Borrower Sponsor Equity:	$51,338,490	32.8%	Seller Credit(6):	($8,366,151)	(5.3%)
			Upfront Reserve:	$14,784,546	9.4%
			Closing Costs:	$4,420,095	2.8%
Total Sources:	$156,638,490	100.0%	Total Uses:	$156,638,490	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Cash flow statements for January through March 2015 are not available due to the seller’s acquisition of the Duane Morris Plaza Property in early 2015.

(4)	The Appraised Value shown is based on the appraiser’s Hypothetical Value Upon Completion, which assumes certain outstanding capital improvements and tenant improvements have been completed and certain rent abatement periods have ended. All of the related capital improvements, tenant improvements and rent abatements were reserved for upon the origination of the Duane Morris Plaza Mortgage Loan (as defined below) (see “Escrows and Reserves” below).

(5)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio shown are based on the appraiser’s Hypothetical Value Upon Completion. Based on the as-is appraised value of $146,000,000 (as of October 6, 2017), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are approximately 72.1%.

(6)	The seller credit represents certain outstanding tenant improvement obligations, leasing commissions and rent abatements owed to existing tenants. The seller credit is comprised of $1,063,762 for base rent, $747,675 for security deposits, $1,306,395 for outstanding capital projects, $3,456,785 for outstanding TI/LCs, $1,699,976 for rent abatements, and $91,557 in other prorations associated with loan closing.

The Mortgage Loan. The largest mortgage loan (the “Duane Morris Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $105,300,000 and is secured by a first priority fee mortgage encumbering a 617,476 SF Class A office tower located in Philadelphia, Pennsylvania (the “Duane Morris Plaza Property”). The proceeds of the Duane Morris Plaza Mortgage Loan, along with approximately $51.3 million of equity from the borrower sponsor, were used to facilitate the acquisition of the Duane Morris Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

BANK 2017-BNK9	Duane Morris Plaza

The Borrower and the Sponsor. The borrower is 30 South 17 Property Owner, LLC (the “Duane Morris Plaza Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Duane Morris Plaza Mortgage Loan is Oaktree Pinnacle Investment Fund, L.P. In lieu of including the guarantor as an indemnitor on the environmental indemnity agreement, the lender obtained an environmental insurance policy with a $1.0 million limit per claim with a 13-year term and $25,000 deductible.

Oaktree Pinnacle Investment Fund, L.P. is the operating partnership of Oaktree Capital Management (“Oaktree”), a leading global alternative investment management firm. Oaktree’s clients include 75 of the 100 largest U.S. pension plans, over 400 corporations around the world, over 350 endowments and foundations globally, 16 sovereign wealth funds and 38 of the 50 primary state retirement plans in the United States. Oaktree comprises over 900 employees in 18 cities across four continents. As of September 30, 2017, Oaktree had approximately $100 billion in assets under management.

The Property. The Duane Morris Plaza Property consists of the fee interest in a 20-story, Class A office building totaling 617,476 SF, located in the central business district of Philadelphia, Pennsylvania, more commonly known as Center City Philadelphia. The Duane Morris Plaza Property was built in 1975 and renovated in 2002 and has since 2002 served as the headquarters for Duane Morris LLP (“Duane Morris”). Aside from Duane Morris, no tenant accounts for more than 7.4% of NRA or 9.3% of underwritten rent.

The Duane Morris Plaza Property is located one block south of Market Street and has frontage along both 17th and 18th streets. The Duane Morris Plaza Property features an open plaza area in front of the main lobby entrance on 17th Street and features flexible floor plates that can accommodate full floor users or multi-tenant configurations. Duane Morris operates a private cafeteria within the building, which can be accessed from the lobby or an exterior entrance from 17th Street. The 18th Street frontage of the Duane Morris Plaza Property is leased to two restaurants that are expected to open in early 2018: the Tria Wine Bar and Green Eggs Café. The Duane Morris Plaza Property contains an 88-space subterranean parking garage, resulting in a parking ratio of 0.1 spaces per 1,000 SF of NRA. As of November 1, 2017, the Duane Morris Plaza Property was 94.8% leased to 27 tenants.

Major Tenants.

Duane Morris (257,021 SF, 41.6% NRA, 36.8% of underwritten rent). Duane Morris, ranked number 71 of the top 100 law firms in the United States according to a third-party law publication, occupies eight floors totaling 257,021 SF at the Duane Morris Plaza Property. Over the past 19 years, Duane Morris has tripled in size to more than 750 attorneys across 29 offices in the United States, United Kingdom and Asia; and the firm has experienced an approximate 7.8% increase in gross revenue from $421.5 million in 2013 to $454.5 million in 2016. Revenue per lawyer and profits per equity partner also saw growth during this period of 2.2% and 7.4%, respectively. Duane Morris has consistently been nationally ranked in multiple segments, including appellate, banking and finance, bankruptcy, construction, corporate healthcare, immigration, insurance, IP litigation and patent litigation.

The following table presents certain information relating to the major tenants at the Duane Morris Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Lease Expiration
Major Tenant
Duane Morris	NR/NR/NR	257,021	41.6%	$5,322,523(5)(6)	36.8%	$20.71(5)(6)	3/31/2026(7)(8)
Convene	NR/NR/NR	45,774	7.4%	$1,352,139(9)	9.3%	$29.54(9)	6/30/2029
Volpe & Koenig, PC	NR/NR/NR	31,609	5.1%	$932,466(10)	6.4%	$29.50(10)	2/7/2031
JLT RE (North America) Inc.	BBB/Baa3/BBB	31,609	5.1%	$908,759	6.3%	$28.75	4/30/2028(11)
Cohen, Seglias, Pallas, Green	NR/NR/NR	31,609	5.1%	$853,443	5.9%	$27.00	10/31/2020
Wells Fargo Advisors	A+/A2/A	24,002	3.9%	$612,051(12)	4.2%	$25.50(12)	3/31/2025
Subtotal/Wtd. Avg.		421,624	68.3%	$9,981,380	68.9%	$23.67

Other Tenants		163,597	26.5%	$4,499,166	31.1%	$27.50
Vacant Space		32,255	5.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		617,476	100.0%	$14,480,546	100.0%	$24.74

(1)	Information is based on the underwritten rent roll as of November 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent is based on the rent roll as of November 2017. Contractual rent steps amounting to $752,706 were underwritten through October 31, 2018, including rent averaging for Duane Morris.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	The Annual UW Rent and Annual UW Rent PSF for Duane Morris is based on the tenant’s average rental rate over the remaining term of its lease. Duane Morris’ current contractual rental rate is $18.50 PSF. Duane Morris is on a triple net lease, while other tenant leases at the Duane Morris Plaza Property are modified gross.

(6)	Duane Morris has a one-month free rent period in January 2018. An upfront rent concession reserve was deposited by the Duane Morris Plaza Borrower (see “Escrows and Reserves” below).

(7)	Duane Morris has the right to contract its space by one full floor (either the 3rd, 6th, 9th or 12th floor) on September 1, 2022 upon 12 months’ written notice and payment of a termination fee equal to $854,192 (approximately $27.88 PSF). Duane Morris currently occupies eight full floors at the Duane Morris Plaza Property.

(8)	Duane Morris has two, five-year renewal options and one, three-year option at fair market value.

(9)	Convene will pay abated rent of $8.60 PSF through April 2018, $17.80 PSF from May 2018 through June 2018, and $21.44 PSF from July 2020 through October 2020. An upfront rent concession reserve was deposited by the Duane Morris Plaza Borrower (see “Escrows and Reserves” below).

(10)	Volpe & Koenig, PC will receive full monthly rent abatement for nine total months occurring from 2018 to 2021. An upfront rent concession reserve was deposited by the Duane Morris Plaza Borrower (see “Escrows and Reserves” below).

(11)	JLT RE (North America) Inc. has the right to terminate its lease on September 30, 2022 upon 12 months’ written notice and payment of a termination fee equal to $1,854,946 (approximately $58.68 PSF).

(12)	Wells Fargo Advisors has a free rent period through March 2018. An upfront rent concession reserve was deposited by the Duane Morris Plaza Borrower (see “Escrows and Reserves” below).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

BANK 2017-BNK9	Duane Morris Plaza

The following table presents certain information relating to the lease rollover schedule at the Duane Morris Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	3	20,769	$28.92	3.4%	3.4%	$600,687	4.1%	4.1%
2020	4	45,099	$26.81	7.3%	10.7%	$1,209,256	8.4%	12.5%
2021	1	12,307	$27.00	2.0%	12.7%	$332,289	2.3%	14.8%
2022	4	27,466	$27.24	4.4%	17.1%	$748,116	5.2%	20.0%
2023	5	45,413	$26.58	7.4%	24.5%	$1,206,908	8.3%	28.3%
2024	3	33,306	$27.06	5.4%	29.9%	$901,180	6.2%	34.5%
2025	2	24,002	$25.50	3.9%	33.7%	$612,051	4.2%	38.7%
2026	3	257,021	$20.71	41.6%	75.4%	$5,322,523	36.8%	75.5%
2027 & Beyond	9	119,838	$29.60	19.4%	94.8%	$3,547,537	24.5%	100.0%
Vacant	0	32,255	$0.00	5.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	34	617,476	$24.74	100.0%		$14,480,546	100.0%

(1)	Information is based on the underwritten rent roll as of November 2017.

(2)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Duane Morris Plaza Property is located in the central business district of Philadelphia, Pennsylvania, more commonly known as Center City Philadelphia. The Philadelphia metropolitan statistical area is home to over 6.0 million people, making it the sixth-largest metropolitan area in the United States. The City of Philadelphia has experienced significant population growth since 2006, as its population has increased by an average of 0.5% annually. The Duane Morris Plaza Property is situated two blocks west of City Hall, and one block south of Market Street, between 17th and 18th streets. The Duane Morris Plaza Property is located less than one mile from the Pennsylvania Convention Center and Philadelphia’s 30th Street Station. The Pennsylvania Convention Center contains more than 679,000 SF of exhibit hall space with seven halls and 82 meeting rooms, including the largest ballroom in the Northeast. Philadelphia’s 30th Street Station is one of the country’s last remaining grand terminals and experiences more than 4 million passengers annually, making it Amtrak’s third busiest hub in the nation.

According to a third party market research report, the Duane Morris Plaza Property is located within the Market Street West office submarket. As of the third quarter of 2017, the Market Street West office submarket contained approximately 39.0 million SF of inventory with an average vacancy rate of 8.2% and year-to-date net absorption of 525,121 SF. For the same period, Philadelphia’s overall office market contained approximately 424.2 million SF of office space with an average vacancy rate of 8.3% and year-to-date net absorption of 467,848 SF. The Market Street West submarket Class A office space reported third quarter average asking rents of $34.42 PSF, compared to the central business district average of $31.30 PSF and the greater Philadelphia average of $28.01 PSF. The appraiser concluded to a market rent for the office space at the Duane Morris Plaza Property of $30.50 PSF, modified gross.

The following table presents certain information relating to comparable office leases to the Duane Morris Plaza Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
Duane Morris Plaza Property Philadelphia, PA	1975	617,476	94.8%	Duane Morris	Sep. 2016 / 9.5 Yrs	257,021	$18.50(1)	NNN
Beneficial Bank Place Philadelphia, PA	1972	988,206	88.3%	Market Research Partners	June 2018 / 11.0 Yrs	23,673	$32.00	MG
Four Penn Center Philadelphia, PA	1964	524,462	79.3%	Bank of America	March 2017 / 10.0 Yrs	34,124	$27.00	MG
Two Logan Square Philadelphia, PA	1988	708,844	97.1%	Comcast	Oct. 2016 / 5.0 Yrs	44,398	$31.00	MG
Two Liberty Place Philadelphia, PA	1990	940,654	90.4%	Eckert Seamans	Oct. 2016 / 16.0 Yrs	52,931	$31.50	MG
Two Liberty Place Philadelphia, PA	1990	940,654	90.4%	Cigna	Sept. 2015 / 12.0 Yrs	322,086	$31.00	MG
Philadelphia Stock Exchange Building Philadelphia, PA	1981	456,922	84.2%	Independence Blue Cross	June 2015 / 18.0 Yrs	227,974	$28.00	MG

Source: Appraisal, underwritten rent roll and third party market research report.

(1)	Represents Duane Morris’ current in-place rent. The tenant’s underwritten rent of $20.71 PSF represents the average over its remaining lease term. The underwritten reimbursements for Duane Morris equate to approximately $11.92 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

BANK 2017-BNK9	Duane Morris Plaza

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Duane Morris Plaza Property:

Cash Flow Analysis
	2014	3/31/2016 TTM(1)	2016	10/31/2017 TTM	UW	UW PSF
Base Rent	$12,376,061	$11,952,708	$13,016,875	$12,631,960	$15,322,965	$24.82
Total Recoveries	$3,140,265	$3,456,385	$3,178,523	$2,816,114	$3,659,675	$5.93
Other Income	$299,970	$306,700	$351,651	$351,656	$351,656	$0.57
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,539,071)	($2.49)
Effective Gross Income	$15,816,296	$15,715,792	$16,547,049	$15,799,730	$17,795,225	$28.82
Total Operating Expenses	$7,025,390	$6,533,931	$6,566,847	$6,503,597	$7,170,507	$11.61
Net Operating Income	$8,790,906	$9,181,861	$9,980,202	$9,296,133	$10,624,718(2)	$17.21
Replacement Reserves	$0	$0	$0	$0	$123,495	$0.20
Tenant Improvements	$0	$0	$0	$0	$453,444	$0.73
Leasing Commissions	$0	$0	$0	$0	$185,930	$0.30
Net Cash Flow	$8,790,906	$9,181,861	$9,980,202	$9,296,133	$9,861,849	$15.97

Occupancy %	92.2%	95.6%(3)	91.5%	94.8%(4)	90.0%(4)
NOI DSCR	2.14x	2.24x	2.43x	2.27x	2.59x
NCF DSCR	2.14x	2.24x	2.43x	2.27x	2.40x
NOI Debt Yield	8.3%	8.7%	9.5%	8.8%	10.1%
NCF Debt Yield	8.3%	8.7%	9.5%	8.8%	9.4%

(1)	Cash flow statements for January through March 2015 are not available due to the seller’s acquisition of the Duane Morris Plaza Property in early 2015.

(2)	UW Net Operating Income is higher than the most recent Net Operating Income due primarily to a four-month free rent period for Duane Morris from November 2016 through February 2017.

(3)	The physical occupancy was 95.6% as of 12/31/2015.

(4)	The underwritten economic vacancy is 10.0%. The Duane Morris Plaza Property was 94.8% leased as of November 1, 2017.

Escrows and Reserves. At loan origination, the Duane Morris Plaza Borrower deposited $1,090,293 for amounts payable under contracts for elevator and generator maintenance that are required to satisfy obligations under the Duane Morris lease.

At loan origination, the Duane Morris Plaza Borrower deposited $2,532,274 for rent concessions related to seven tenants (for leases other than the Duane Morris lease) and $4,511,095 for existing TI/LC obligations (for leases other than the Duane Morris lease). The Duane Morris Plaza Borrower also deposited $6,650,884 for existing TI/LC obligations ($6,254,643; “Duane Morris TI/LC Obligations”) and rent concessions ($396,241) related to the Duane Morris lease. Beginning on September 1, 2019, approximately $3.9 million of the Duane Morris TI/LC Obligations will be made available for expenses incurred after May 27, 2016; beginning September 1, 2020, any unused portion of such allowance may be used by the tenant towards monthly rent.

The Duane Morris Plaza Mortgage Loan documents do not require ongoing monthly escrows for taxes, insurance premiums, replacement reserves or TI/LC as long as (i) no Cash Trap Event Period (see “Lockbox and Cash Management” below) has occurred and is continuing; (ii) with respect to taxes, the Duane Morris Plaza Borrower provides the lender with evidence that the Duane Morris Plaza Property taxes have been paid; and (iii) with respect to insurance premiums, the Duane Morris Plaza Borrower provides the lender with evidence that the Duane Morris Plaza Property is insured via an acceptable blanket policy and such policy is in full force and effect.

The Duane Morris Plaza Mortgage Loan documents require monthly escrows of excess cash for potential re-leasing costs related to the Duane Morris space upon the occurrence and continuance of a Duane Morris Sweep Period (as defined below).

A “Duane Morris Sweep Period” will commence upon the occurrence of any of the following; provided, however, that a Duane Morris Sweep Period will not commence if the net cash flow debt yield excluding any income from the Duane Morris lease is equal to or greater than the net cash flow debt yield at origination including income from the Duane Morris lease (9.4%):

(i)	The date that is 15 months prior to the Duane Morris lease expiration date;

(ii)	50% or more of the Duane Morris space is subleased to one or more sublease tenants;

(iii)	the occurrence of a monetary or material non-monetary default under the Duane Morris lease; or

(iv)	any filing by or against Duane Morris under any creditors rights law resulting in the rejection of the Duane Morris lease.

A Duane Morris Sweep Period will end upon the occurrence of the following:

●	With regard to clause (i) above, upon the occurrence of a Duane Morris Re-Leasing Event (as defined below);

●	With regard to clause (ii) above, upon the occurrence of (a) a Duane Morris Re-Leasing Event or (b) a Duane Morris Sweep Cap Event (as defined below);

●	With regard to clause (iii) above, upon the occurrence of (a) a Duane Morris Re-Leasing Event, (b) a Duane Morris Sweep Cap Event, or (c) the date that is six months following the date of the cure of such event of default; and

●	With regard to clause (iv) above, upon the occurrence of (a) a Duane Morris Re-Leasing Event, (b) a Duane Morris Sweep Cap Event, or (c) any applicable proceeding having been terminated and/or the Duane Morris lease having been affirmed and assumed.

A “Duane Morris Re-Leasing Event” will occur upon (i) all or a portion of the Duane Morris space being leased to one or more qualified lessees with terms sufficient to generate a net cash flow debt yield equal to or greater than the net cash flow debt yield at origination, such tenants having commenced paying

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

BANK 2017-BNK9	Duane Morris Plaza

full unabated rent (or any rent concessions are deposited into a reserve subaccount), and all landlord obligations having been completed and paid (or any outstanding landlord obligations are deposited into a reserve subaccount); or (ii) Duane Morris exercises its renewal option.

A “Duane Morris Sweep Cap Event” will occur upon the amount in the Duane Morris lease reserve being equal to $8,995,735, provided that if Duane Morris enters into an extension or renewal of its lease for less than the entire space under the existing lease, such amount will be proportionately reduced.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Duane Morris Plaza Mortgage Loan, with springing cash management upon the occurrence of a Cash Trap Event Period (as defined below). During a Cash Trap Event Period, all excess cash flow is required to be held in the excess cash flow sub-account as additional security for the Duane Morris Plaza Mortgage Loan (and during a Duane Morris Sweep Period, held for potential leasing costs for the Duane Morris space).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt yield being less than 6.50% at the end of any calendar quarter (unless the Duane Morris Borrower deposits with the lender cash or letter of credit in an amount that which, if applied to the outstanding balance of the loan, would cure the debt yield test); or

(iii)	the occurrence of a Duane Morris Sweep Period (see “Escrows and Reserves” above).

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon (a) the debt yield being at least 6.50% for two consecutive calendar quarters; or (b) the debt yield being at least 6.75% for one calendar quarter; and

●	with regard to clause (iii), upon the cure of such Duane Morris Sweep Period (as outlined in “Escrows and Reserves” above).

Mezzanine Loan and Preferred Equity. Any time after November 7, 2018, the direct owner of the Duane Morris Plaza Borrower is permitted to obtain a mezzanine loan issued by a Qualified Mezzanine Lender (as defined below) secured by the direct ownership interests in the Duane Morris Plaza Borrower upon satisfaction of certain terms and conditions including, among others, (i) no monetary or material non-monetary event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is less than or equal to 68.4%, (iii) the combined debt yield is equal to or greater than 9.1%, (iv) the mortgage and mezzanine lenders enter into an intercreditor agreement acceptable to the lender, (v) delivery of rating agency confirmation and (vi) such mezzanine loan has a maturity date no earlier than that of the Duane Morris Plaza Mortgage Loan.

A “Qualified Mezzanine Lender” is an institution that, among other requirements outlined in the loan documents, (i) has total real estate assets (in name or management) in excess of $300,000,000 or capital/statutory surplus of shareholder’s equity in excess of $100,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

Release of Property. Not permitted.

Terrorism Insurance. The Duane Morris Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Duane Morris Plaza Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Duane Morris Plaza Property (provided that the Duane Morris Plaza Borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

BANK 2017-BNK9	Griffin Portfolio

Mortgage Loan No. 2 – Griffin Portfolio

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

BANK 2017-BNK9	Griffin Portfolio

Mortgage Loan No. 2 – Griffin Portfolio

CANADA
SEATTLE
Lynnwood
WASH.
Spokane
MONTANA
PORTLAND
Pacific Ocean
IDAHO
OREGON
WYOMING
NEVADA
Salt Lake City
DENVER
SAN FRANCISCO
SAN JOSE
Patterson
UTAH
COLORADO
CALIFORNIA
LAS VEGAS
ARIZONA
LOS ANGELES
PHOENIX
ALBUQUERQUE
NEW MEXICO
SAN DIEGO
TUCSON

Hamilton
Liberty
Lebanon
West Chester
Mason
Fairfield
Forest Park
Springdale
Sharonville
Loveland
Montgomery
Blue Ash
Wyoming
Reading
Kenwood
Amberley
CINCINNATI
The Village of Indian Hill
Norwood
Milford
Summerside
Turpin Hills
Downtown

Mundelein
Algonquin
Lake Michigan
Palatine
Arlington Heights
Elgin
Schaumburg
Evanston
St. Charles
Wheaton
Oak Park
Cicero
Berwyn
CHICAGO
Oak Brook
Aurora
Naperville
Bolingbrook
Oswego
Romeoville
Orland Park

Denton
Frisco
McKinney
Lake Lewisville
The Colony
Allen
Plano
Lewisville
Flower Mound
Carrollton
Addison
Grapevine
Coppell
Richardson
Farmers Branch
Garland
Las Colinas
Euless
University Park
FORT WORTH
Irving
Highland Park
Arlington
Grand Prairie
DALLAS
Mesquite

Kingsport
TENNESSEE
Knoxville
NORTH CAROLINA
Greensboro
Winston-Salem
High Point
Asheville
Hickory
Concord
CHARLOTTE
Chattanooga
Spartanburg
Greenville
Rock Hill
Gainesville
Columbia
Roswell
Decatur
ATLANTA
Athens
Augusta
SOUTH CAROLINA
GEORGIA
Macon
Charleston
Columbus
Savannah
Atlantic Ocean

Griffin Portfolio

1	Restoration Hardware Distribution	Patterson, CA
2	State Farm Regional HQ	Atlanta, GA
3	North Pointe I	West Chester, OH
4	Corporate Campus at Norterra	Phoenix, AZ
5	CHRISTUS Health HQ	Irving, TX
6	Duke Bridges I	Frisco, TX
7	Wells Fargo Operations Center	Charlotte, NC
8	Ace Hardware HQ	Oak Brook, IL
9	Royal Ridge V	Irving, TX
10	Comcast Regional HQ	Lynnwood, WA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

BANK 2017-BNK9	Griffin Portfolio

Mortgage Loan No. 2 – Griffin Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Portfolio
Original Balance(1):		$96,250,000		Location:	Various
Cut-off Date Balance(1):		$96,250,000		General Property Type:	Various
% of Initial Pool Balance:		9.1%		Detailed Property Type:	Various
Loan Purpose:		Recapitalization		Title Vesting:	Fee
Sponsor:		Griffin Capital Company, LLC		Year Built/Renovated:	Various/Various
Mortgage Rate:		3.7700%		Size:	3,708,698 SF
Note Date:		9/29/2017		Cut-off Date Balance per SF(1):	$101
First Payment Date:		11/1/2017		Maturity Date Balance per SF(1):	$101
Maturity Date:		10/1/2027		Property Manager:	Griffin Capital Essential Asset Property Management, LLC
Original Term to Maturity:		120 months			(borrower-related)
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		2 months		UW NOI:	$38,310,729
Prepayment Provisions:		LO (24); YM1 (90); O (6)		UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(1)(2):		Pari Passu		UW NCF DSCR(1):	2.49x
Additional Debt Balance(1)(2):		$278,750,000		Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Reserves(3)				3rd Most Recent NOI(4):	$26,778,722 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.4% (Various)
RE Tax:	$930,000	$466,667	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.4% (12/31/2015)
Recurring Replacements:	$0	Springing	(3)	Appraised Value (as of)(5):	$610,000,000 (9/21/2017)
TI/LC	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(5):	61.5%
Other Reserves:	$5,657,511	$0	N/A	Maturity Date LTV Ratio(1)(5):	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$375,000,000	100.0%	Return of Equity(6):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Mortgage Loan (as defined below) is part of the Griffin Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	3rd Most Recent NOI includes only partial year cash flow for the Restoration Hardware Distribution property which, has a single tenant lease that commenced in August 2015, and does not include any cash flow for the Royal Ridge V property, which has a single tenant lease that commenced in December 2015.

(5)	The appraiser provided a bulk portfolio value for the Griffin Portfolio Properties (as defined below) of $610,000,000, which includes a portfolio premium of $17,940,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio Properties is $592,060,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.3%.

(6)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the Griffin Portfolio Whole Loan sponsor to pay down a portion of the sponsor’s credit facility. The Griffin Portfolio Whole Loan sponsor maintains a current cost basis in the Griffin Portfolio Properties of approximately $522.5 million.

The Mortgage Loan. The second largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $375,000,000, all of which are secured by the fee interests in a portfolio of nine office properties and one distribution facility located in eight different states and totaling 3,708,698 SF (the “Griffin Portfolio Properties”). The non-controlling Promissory Note A-1-2 in the original aggregate principal amount of $96,250,000 represents the Griffin Portfolio Mortgage Loan and will be included in the BANK 2017-BNK9 securitization trust. A summary of the remaining promissory notes (the “Griffin Portfolio Serviced Pari Passu Companion Loans”) is shown in the table below. The Griffin Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

BANK 2017-BNK9	Griffin Portfolio

Griffin Portfolio Whole Loan Summary
Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1-1	$100,000,000	BANK 2017-BNK8	Yes
A-1-2	$96,250,000	BANK 2017-BNK9	No
A-1-3	$10,000,000	BANK 2017-BNK8	No
A-2-1	$35,000,000	Deutsche Bank AG, New York Branch	No
A-2-2	$30,000,000	UBS AG	No
A-2-3	$25,000,000	UBS 2017-C5	No
A-2-4	$20,000,000	Deutsche Bank AG, New York Branch	No
A-2-5	$15,000,000	UBS 2017-C5	No
A-2-6	$6,250,000	UBS AG	No
A-3	$37,500,000	KeyBank National Association	No
Griffin Portfolio Whole Loan	$375,000,000

(1)	Certain of the Griffin Portfolio Serviced Pari Passu Companion Loans were sold to UBS AG and KeyBank National Association following the origination of the Griffin Portfolio Whole Loan by Bank of America, N. A. UBS AG subsequently sold the A-2-1 and A-2-4 notes to Deutsche Bank AG, New York Branch.

Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the Griffin Portfolio Whole Loan sponsor to pay down a portion of the sponsor’s credit facility, fund upfront reserves, and pay closing costs.

The Borrowers and the Sponsor. The borrowers are nine Delaware limited liability companies and one Delaware limited partnership, each structured to be bankruptcy-remote with at least two independent directors (individually and collectively, the “Griffin Portfolio Borrowers”). Equity ownership in the Griffin Portfolio Borrowers is held by Griffin Capital Essential Asset REIT Inc., a Maryland corporation. Griffin Capital Essential Asset REIT Inc. is the nonrecourse carve-out guarantor for the Griffin Portfolio Whole Loan and is a real estate investment trust that invests in single-tenant, office and industrial properties net leased on a long term basis to primarily credit rated corporate tenants. As of June 30, 2017, Griffin Capital Essential Asset REIT Inc. had a real estate portfolio consisting of 74 properties in 20 states.

Griffin Capital Essential Asset REIT Inc.’s sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the sponsor for the Griffin Portfolio Whole Loan and is an alternative investment asset manager with approximately $9.5 billion in assets under management as of June 30, 2017.

The Properties. The Griffin Portfolio Properties are comprised of nine office buildings and one distribution center that are located across eight different states. The Griffin Portfolio Properties total 3,708,698 SF. The Griffin Portfolio Properties are currently 98.4% leased to sixteen tenants from a range of industries that include insurance, wireless telecommunication services, banking and retail. Each of the major tenants uses the properties as its corporate or regional headquarters or occupies built-to-suit space. The largest individual properties based on net rentable area are the Restoration Hardware Distribution property (40.5% of SF, 16.0% of UW NOI), the State Farm Regional HQ property (15.8% of SF, 20.0% of UW NOI) and the North Pointe I property (11.0% of SF, 11.1% of UW NOI), with no other individual property representing more than 6.8% of SF or 9.9% of UW NOI.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

BANK 2017-BNK9	Griffin Portfolio

The following table presents detailed information with respect to each of the Griffin Portfolio Properties.

Griffin Portfolio Properties Summary
Property Name, Location	Major Tenant	Year Built/ Renovated	SF	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value(2)
Restoration Hardware Distribution 825 Rogers Road Patterson, CA	Restoration Hardware	2015 / N/A	1,501,387	100.0%	$78,000,000	20.8%	$120,000,000	20.3%
State Farm Regional HQ 64 & 66 Perimeter Center East Atlanta, GA	State Farm	1971 & 1985 / 2012	584,785	89.6%	$69,461,000	18.5%	$122,000,000	20.6%
North Pointe I 6440 & 6380 Aviation Way West Chester, OH	General Electric Co.	2010 / N/A	409,798	100.0%	$39,650,000	10.6%	$61,000,000	10.3%
Corporate Campus at Norterra 25500 & 25600 N. Norterra Parkway Phoenix, AZ	Cigna Health Care	2000 / N/A	232,648	100.0%	$39,000,000	10.4%	$60,000,000	10.1%
CHRISTUS Health HQ 919 Hidden Ridge Road Irving, TX	CHRISTUS Health	1997 / 2012	253,340	100.0%	$36,198,500	9.7%	$55,690,000	9.4%
Duke Bridges I 7668 Warren Parkway Frisco, TX	T-Mobile West	2005 / N/A	158,135	100.0%	$27,475,500	7.3%	$42,270,000	7.1%
Wells Fargo Operations Center 8740 Research Drive Charlotte, NC	Wells Fargo Bank	1984 / 2014	155,579	100.0%	$26,975,000	7.2%	$41,500,000	7.0%
Ace Hardware HQ 2200 - 2222 Kensington Court Oak Brook, IL	Ace Hardware Corporation	1974 / 2012	206,030	100.0%	$22,750,000	6.1%	$35,000,000	5.9%
Royal Ridge V 3929 W. John Carpenter Freeway Irving, TX	NEC	2004 / N/A	119,611	100.0%	$21,385,000	5.7%	$32,900,000	5.6%
Comcast Regional HQ 15815 25th Avenue Lynnwood, WA	Comcast	2007 / N/A	87,385	100.0%	$14,105,000	3.8%	$21,700,000	3.7%
Total/Wtd. Avg.			3,708,698	98.4%	$375,000,000	100.0%	$610,000,000(1)	100.0%

(1)	The aggregate of the “as is” appraised values for the individual Griffin Portfolio Properties is $592,060,000. The appraiser provided a bulk portfolio value for the Griffin Portfolio Properties of $610,000,000, which includes a portfolio premium of $17,940,000.

(2)	Calculated as a percentage of the aggregate of the “as is” appraised values for the individual Griffin Portfolio Properties.

Major Properties.

Restoration Hardware Distribution (1,501,387 SF, 40.5% of NRA, 20.8% Allocated Loan Amount). The Restoration Hardware Distribution property is located in Patterson, California, approximately 35 miles southwest of Stockton, California and approximately 14 miles southwest of Modesto, California. The Restoration Hardware Distribution property is a built to suit regional distribution center that is 100.0% leased to Restoration Hardware, Inc. (NYSE: RH). Including the Restoration Hardware Distribution property, Restoration Hardware, Inc. has four furniture and one small parcel distribution centers strategically located in five markets throughout the United States. The Restoration Hardware lease extends through August 31, 2030, contains three, five-year renewal options and requires annual rental increases of 2.0% each August. The Restoration Hardware Distribution property was built in 2015 with 36-foot clear heights throughout the facility and 199 dock-high loading entrances. All entrances are gated and the Restoration Hardware Distribution property includes 372 auto parking spaces and 528 truck parking spaces. Access is provided by Interstate 5 at the Sperry Avenue interchange due south of the Restoration Hardware Distribution property. The immediate area is designed for industrial development, with Amazon.com, CVS Caremark, Grainger and Kohl’s Department Store having distribution centers in close proximity.

State Farm Regional HQ (584,785 SF, 15.8% of SF, 18.5% Allocated Loan Amount). The State Farm Regional HQ property is comprised of 64 Perimeter Center and 66 Perimeter Center, two Class A office buildings connected by an enclosed pedestrian bridge, located in Atlanta, Georgia. 64 Perimeter Center consists of a 15-story, 384,575 SF building built in 1985 and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a 6-story garage. 66 Perimeter Center consists of an 8-story, 200,201 SF building built in 1971 and includes a fitness center on the ground floor and 766 surface parking spaces. Both the 64 Perimeter Center and 66 Perimeter Center buildings were substantially updated in 2012 with an approximately $9 million renovation. The State Farm Regional HQ property is currently 89.6% occupied by State Farm Insurance (86.0% of SF) for use as its regional headquarters, and by BCD Travel USA and Ventyx, Inc. The State Farm Insurance lease extends through December 2023, contains three remaining five-year renewal options and requires annual rental increases of 2.5% each December. Approximately $21.5 million of tenant improvements was invested by State Farm Insurance to their space. State Farm Insurance has another corporate location approximately one mile from the State Farm Regional HQ property known as the Dunwoody campus, to which it is currently adding 670,000 SF of additional office space. The State Farm Regional HQ property is located adjacent to Interstate 285, accessible via the Ashford Dunwoody Road interchange and approximately 2.0 miles from the Georgia 400 expressway.

The State Farm Regional HQ property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrowers in exchange for the fee interest in the State Farm Regional HQ property and leases the property back to the Griffin Portfolio Borrowers at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The Dunwoody Development Authority has joined the fee interest to the collateral for the Griffin Portfolio Whole Loan. Full (unabated) tax expenses were underwritten by the lender.

North Pointe I (409,798 SF, 11.0% of SF, 10.6% Allocated Loan Amount). The North Pointe I property is comprised of two Class A, LEED-Gold, office buildings located in West Chester, Ohio, approximately 19 miles north of Cincinnati. Each building is 4-stories with a 2-story atrium entrance. The North Pointe I property was completed in 2010 and includes 1,720 surface parking spaces. The North Pointe I property is 100.0% leased through March 31,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

BANK 2017-BNK9	Griffin Portfolio

2020 to General Electric Company (NYSE: GE) (“GE”) and was built to suit for GE for use as the GE Aviation’s Product Engineering Center and Worldwide Call Center for jet engine-related problems, housing approximately 1,700 employees and operating 24 hours per day and 365 days per year. GE Aviation’s headquarters and main production facility is located in Evendale, Ohio, approximately 5 miles south of the North Pointe I property. GE Aviation has been headquartered in the Cincinnati area since 1949 and is one of the largest employers in the state of Ohio. The GE lease contains four, five-year renewal options and requires annual rental increases of 2.0% each April. Prior to taking occupancy, GE had reportedly invested approximately $15 million to the North Pointe I property in tenant improvements, furnishings, back-up power and technology infrastructure.

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options
Restoration Hardware	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030	3 x 5 Yrs
State Farm	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023	3 x 5 Yrs
General Electric Co.	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020	4 x 5 Yrs
CHRISTUS Health	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024	2 x 5 Yrs
Cigna Health Care	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023	2 x 5 Yrs
Ace Hardware Corporation(4)	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024	3 x 5 Yrs
T-Mobile West(5)	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027	1 x 10 Yrs
Wells Fargo Bank(6)	AA-/Aa1/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025	3 x 5 Yrs
NEC(7)	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026	1 x 7 Yrs
Comcast(8)	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027	1 x 10 Yrs
Subtotal/Wtd. Avg.		3,621,495	97.6%	$41,372,433	98.1%	$11.42
Other Tenants		15,889	0.4%	$786,371	1.9%	$49.49
Management Offices/Fitness Center		10,281	0.3%	$0	0.0%	$0.00
Total Occupied Space		3,647,665	98.4%	$42,158,803	100.0%	$11.59(9)

Vacant Space		61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and management offices/fitness center space for which no rent is collected. All leases are NNN except for CHRISTUS Health and NEC whose leases are full service gross plus electric.

(4)	Ace Hardware Corporation has a one-time right of first refusal to purchase the Ace Hardware HQ property if offered for sale.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a termination option effective January 31, 2023 with 9 months’ notice and payment of a termination fee equal to $1,491,390.

(7)	NEC has a termination option effective March 31, 2024 with 12 months’ notice and payment of a termination fee equal to transaction costs and three months’ of base rent, estimated as $2,695,119.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a termination option effective November 30, 2024 with 15 months’ notice and payment of a termination fee equal to four months’ rent plus tenant improvement and leasing commissions costs. Comcast’s termination option will be null and void upon any extension or renewal of its initial lease term.

(9)	Total Occupied Space Annual UW Rent PSF excludes management offices/fitness center space for which no rent is collected.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

BANK 2017-BNK9	Griffin Portfolio

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020	1	409,798	11.0%	11.1%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.1%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.1%	$0.00	$0	0.0%	12.3%
2023	4	748,505	20.2%	31.3%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.7%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	2	245,520	6.6%	57.6%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(4)	1	1,511,668	40.8%	98.4%	$4.48	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and management office/fitness space for which no rent is collected.

(4)	SF Rolling includes 10,281 SF of management office/fitness center space for which no rent is collected. UW Base Rent PSF Rolling excludes 10,281 SF of management office/fitness space for which no rent is collected.

The Markets. The Griffin Portfolio Properties are geographically diverse. The largest property, the Restoration Hardware Distribution property, is located in Patterson, California (40.5% of SF), the second largest property, the State Farm Regional HQ property, is located in Atlanta, Georgia (15.8% of SF), three properties are located in Texas (14.3% of SF) and the remainder of the properties are located across five other states.

The following table presents certain information relating to the population demographics of the markets in which the Griffin Portfolio Properties operate:

Griffin Portfolio Properties Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Restoration Hardware Distribution	Patterson, CA	42	20,441	24,102	$47,865	$61,858	$60,310
State Farm Regional HQ	Atlanta, GA	12,649	97,983	250,574	$77,288	$79,064	$70,985
North Pointe I	West Chester, OH	2,971	49,063	132,374	$97,422	$77,727	$79,948
Corporate Campus at Norterra	Phoenix, AZ	3,559	42,905	134,668	$80,150	$73,070	$65,689
CHRISTUS Health HQ	Irving, TX	8,613	95,066	224,668	$68,773	$59,976	$53,483
Duke Bridges I	Frisco, TX	5,920	86,699	266,265	$69,869	$98,529	$105,029
Wells Fargo Operations Center	Charlotte, NC	4,175	80,660	186,610	$51,460	$51,225	$52,919
Ace Hardware HQ	Oak Brook, IL	2,674	73,723	294,911	$104,663	$88,632	$83,002
Royal Ridge V	Irving, TX	1,960	38,018	163,442	$42,630	$76,656	$67,010
Comcast Regional HQ	Lynnwood, WA	20,196	136,312	323,365	$65,877	$68,260	$73,081

Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

BANK 2017-BNK9	Griffin Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016	6/30/2017 TTM	UW	UW PSF
Base Rent(2)	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Reimbursements(3)	$8,286,631	$12,164,850	$11,783,658	$13,125,514	$3.54
Other Income(4)	$461,007	$288,903	$256,280	$261,221	$0.07
Vacancy	$0	$0	$0	($4,053,927)	($1.09)
Effective Gross Income	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Operating Expenses(5)	$10,913,927	$16,049,042	$16,389,774	$16,595,713	$4.47
Net Operating Income	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
TI/LC	$0	$0	$0	$2,066,126	$0.56
Capital Expenditures	$0	$0	$0	$591,601	$0.16
Net Cash Flow	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61

Occupancy %	98.4%	98.4%	98.4%	93.1%
NOI DSCR(6)	1.87x	2.54x	2.56x	2.67x
NCF DSCR(6)	1.87x	2.54x	2.56x	2.49x
NOI Debt Yield(6)	7.1%	9.7%	9.8%	10.2%
NCF Debt Yield(6)	7.1%	9.7%	9.8%	9.5%

(1)	2014 cash flows are not available for the entire Griffin Portfolio Properties and 2015 includes partial year cash flow for the Restoration Hardware Distribution property, which has a single tenant lease that commenced in August 2015, and does not include any cash flow for the Royal Ridge V property, which has a single tenant lease that commenced in December 2015.

(2)	UW Base Rent is based on the underwritten rent roll with rent steps taken through October 2018 of $827,523 and straightlined rent for all investment grade rated tenants equal to $1,589,396.

(3)	All leases are triple net except for the NEC and CHRISTUS Health leases which are full service gross plus electric.

(4)	Other Income includes license agreements, administrative fees and other miscellaneous income.

(5)	The State Farm Regional HQ property is currently subject to a revenue bond lease structure whereby the State Farm Regional HQ property benefits from a property tax abatement. The UW Total Operating Expenses include estimated full (unabated) taxes.

(6)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrowers deposited at loan origination $930,000 to a tax reserve and are required to deposit monthly 1/12th of the estimated annual property taxes (initially $466,667) and 1/12th of the estimated annual insurance premiums (unless the Griffin Portfolio Properties are covered by an acceptable blanket policy). Additionally, the Griffin Portfolio Borrowers deposited at loan origination $1,273,019 for tenant improvements at the Comcast Regional HQ property and Royal Ridge V property, $730,512 in free rent relating to the Comcast Regional HQ property, Duke Bridges I property and Corporate Campus at Norterra property, and $3,653,980 for remaining tenant improvements at the Duke Bridges I property.

Upon the occurrence of a Debt Yield Sweep Period (as defined below), the Griffin Portfolio Borrowers are required to deposit to a replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and 1/12th of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the replacement reserve until the cap is reached or exceeded or until the event of default ceases to exist, as applicable.

Additionally, beginning on October 1, 2022, the Griffin Portfolio Borrowers are required to deposit into the replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and 1/12th of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the replacement reserve until the cap is reached or exceeded or until the event of default ceases to exist, as applicable.

Upon the occurrence of a Debt Yield Sweep Period (as defined below), the Griffin Portfolio Borrowers are required to deposit to a tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and 1/12th of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the cap is reached or exceeded or until the event of default ceases to exist, as applicable.

Additionally, beginning on October 1, 2022, the Griffin Portfolio Borrowers are required to deposit into the tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and 1/12th of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio Whole Loan documents. All excess cash flow will be required to be held as additional security for the Griffin Portfolio Whole Loan until discontinuance of the Cash Sweep Period. If a Cash Sweep Period is cured by either a State Farm Cash Trap Cap Cure (as defined below) or a Restoration Hardware Cash Trap Cap Cure (as defined below), the excess cash is required to be held by the lender and not disbursed to the Griffin Portfolio Borrowers until the State Farm Cure Conditions (as defined below) or the Restoration Hardware Cure Conditions (as defined below) are satisfied.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

BANK 2017-BNK9	Griffin Portfolio

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a Restoration Hardware Sweep Period (as defined below), (c) a State Farm Sweep Period (as defined below), (d) a T-Mobile Sweep Period (as defined below) or (e) any period of time during which an event of default is continuing. A Cash Sweep Period will continue if any of the Cash Sweep Period triggers remain.

A “Restoration Hardware Sweep Period” will commence on the first to occur of (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating its lease, vacating or going dark in 50% or more of its space, or giving notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Restoration Hardware lease (including rejection in any insolvency proceeding) and/or the Restoration Hardware lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets and (v) Restoration Hardware failing to extend or renew its lease on or prior the deadline provided under the applicable lease or if no such date exits, the date 12 months prior to lease expiration. A Restoration Hardware Sweep Period will end on the first to occur of (1) the lender’s receipt of the satisfaction of the Restoration Hardware Cure Conditions (as defined below) or (2) in the event the Restoration Hardware Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the Restoration Hardware space is on deposit in the excess cash reserve (a “Restoration Hardware Cash Trap Cap Cure”).

“Restoration Hardware Cure Conditions” means as applicable (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by (v) above, Restoration Hardware has renewed or extended its lease, (iv) Restoration Hardware and its assets are no longer insolvent or subject to any bankruptcy proceedings and Restoration Hardware has affirmed its lease pursuant to final, non-appealable order of a court and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrowers have deposited such amount into a reserve with the lender).

A “State Farm Sweep Period” means the earliest to occur of (i) State Farm being in monetary default under either of its leases beyond notice and cure periods, (ii) State Farm terminating either of its leases, vacating or going dark in 50% or more of its space, or giving notice that it intends to terminate either of its leases or vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of either State Farm lease (including rejection in any insolvency proceeding) and/or either State Farm lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets and (v) State Farm failing to extend or renew either lease on or prior to the deadlines pursuant to its leases. A State Farm Sweep Period will expire upon the lender’s receipt of (1) the satisfaction of the State Farm Cure Conditions (as defined below) or (2) in the event the State Farm Sweep Period exists solely pursuant to clauses (ii) or (v) described above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant, who is in physical occupancy of the space, open to the public for business and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the State Farm space is on deposit in the excess cash reserve (a “State Farm Cash Trap Cap Cure”).

“State Farm Cure Conditions” means as applicable (i) State Farm has cured all defaults under each lease, (ii) State Farm has revoked all termination or cancellation notices and has re-affirmed each lease, (iii) if triggered by (v) above, State Farm has renewed or extended its lease(s), (iv) State Farm and its assets are no longer insolvent or subject to any bankruptcy proceedings and has affirmed the lease(s) pursuant to a final, non-appealable order of a court and (v) State Farm is paying full, unabated rent under each lease (or if rent is abated, the Griffin Portfolio Borrowers have deposited such amount into a reserve with the lender).

A “T-Mobile Sweep Period” will occur upon T-Mobile exercising its right pursuant to its lease to require the Griffin Portfolio Borrowers to construct the T-Mobile parking structure and will end when sufficient funds have been deposited with the lender to complete the construction of the T-Mobile parking structure.

Additional Secured Indebtedness (not including trade debts). The Griffin Portfolio Properties also secure the Griffin Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $278,750,000. The Griffin Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Griffin Portfolio Mortgage Loan. The Griffin Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Griffin Portfolio Pari Passu Companion Loans. The holders of the Griffin Portfolio Mortgage Loan and the Griffin Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Griffin Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After October 31, 2019, the Griffin Portfolio Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale provided that among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the allocated loan amount for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 8.9% and (b) the debt yield immediately prior to such release, and (iv) the loan to value ratio after the individual property release is equal to or less than 125% provided the outstanding principal balance of the Griffin Portfolio Whole Loan may be paid down in order to meet the required loan to value ratio.

Notwithstanding the foregoing, if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect should result, such individual property may be released without the requirement of an arms-length sale provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable individual property and (ii) the aggregate allocated loan amounts for all released properties during the term of the Griffin Portfolio Whole Loan must not exceed $84,375,000.

Substitution of Property. Following the earlier of (a) the closing date of the securitization that includes the last note to be securitized and (b) September 29, 2019, the Griffin Portfolio Borrowers may substitute one or more individual properties with a replacement property that is a similar Class A office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio Whole Loan must not exceed $84,375,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

BANK 2017-BNK9	Griffin Portfolio

(vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replacement property and (ix) satisfaction of customary REMIC requirements.

Terrorism Insurance. The Griffin Portfolio Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring only the Griffin Portfolio Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

BANK 2017-BNK9	Laguna Cliffs Marriott

Mortgage Loan No. 3 – Laguna Cliffs Marriott

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

BANK 2017-BNK9	Laguna Cliffs Marriott

Mortgage Loan No. 3 – Laguna Cliffs Marriott

Irvine
11 miles
5
Laguna Niguel Plaza
Alicia Pkwy.
Crown Valley Pkwy.
Town Center South
Laguna Heights Marketplace
Golden Lantern St.
Laguna Niguel City Hall
Crown Valley Mall
Aliso and Woods Regional Park
Marina Hill Dr.
San Diego Fwy
METROLINK IE-OC LINE
ORANGE COUNTY LINE
Marbella Country Club
Laguna Niguel
Pacific Island Dr.
El Niguel Country Club
Golf Club Dr.
Salt Creek Corridor Regional Park
Laguna Niguel Dog Park
Ortega Hwy.
San Juan Capistrano Mission
Crown Valley Pkwy.
Niguel Rd.
Mission Hospital Laguna Beach
Golden Lantern St.
Los Rios Historic District, ZOOMARS
Camino Capistrano
74
San Juan Capistrano
ORANGE COUNTY
Cook La Novia Park
San Juan Creek Rd.
San Juan Capistrano
Plaza Del Obispo Shopping Center
1
1000 Steps Beach
Laguna Beach
Ocean Ranch Village
Plaza Del Rio Shopping Center
San Juan
San Juan Hills Golf Club
Camino Del Avion
Three Arches
Three Arch Bay Beach
Pacific Coast Hwy.
Monarch Bay Plaza
La Novia Ave.
Monarch Beach Golf Links
Monarch Beach Resort
Dana Point
5
Dana Point Library
Stonehill Dr.
Niguel Rd.
Salt Creek Beach Park
Golden Lantern St.
Stonehill Dr.
Ritz-Carlton Laguna Niguel
1
St. of the Blue Lantern
Selva Rd.
Selva Rd.
METROLINK
Capistrano Valley Plaza Shopping Ctr.
Acu Canyon Park
Doheny Park Rd.
Strand at Headlands
Strand Beach Funicular
La Cresta Dr.
Del Obispo St.
Camino Las Ramblas
Lantern Bay Village
Dana Strands Beach
Dana Point Headlands Conservation Area
Dana Point Arches
San Diego Fwy
Doheny State Beach
1
Dana Pt. Harbor Dr.
Dana Point Caves
Ocean Institute
DANA POINT HARBOR
Dana Point Marina Inn
Riviera Beach & Shores Resort
Capistrano Beach
5
San Diego
63 miles
Dana Point
Dana Point Nature Interpretive Ctr.
Coast Hwy.
Best Western Plus Dana Point Inn-by-the-Sea
San Clemente
Laguna Cliffs Marriott
25135 Park Lantern
Dana Point, CA 92629
METROLINK
Camino Capistrano
Pacific Ocean
Whittier
Chino Hills
Banning
LOS ANGELES
RIVERSIDE
Moreno Valley
ANAHEIM
LONG BEACH
SANTA ANA
Lake Elsinore
Hemet
Huntington Beach
Irvine
Temecula
Laguna Niguel
Dana Point
Pacific Ocean
Oceanside
Vista
Carlsbad
San Marcos
Encinitas
Poway
La Jolla
Santee
SAN DIEGO
El Cajon
Chula Vista

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

BANK 2017-BNK9	Laguna Cliffs Marriott

Mortgage Loan No. 3 – Laguna Cliffs Marriott

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$85,000,000			Location:	Dana Point, CA 92629
Cut-off Date Balance(1):	$85,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	8.1%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Regents of The University of California			Year Built/Renovated:	1987/2008, 2010
Mortgage Rate:	4.3400%			Size:	378 Rooms
Note Date:	11/17/2017			Cut-off Date Balance per Room(1):	$291,005
First Payment Date:	1/11/2018			Maturity Date Balance per Room(1):	$291,005
Final Maturity Date:	12/11/2027			Property Manager:	Interstate Management Company LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$13,569,611
Seasoning:	0 months			UW NOI Debt Yield(1):	12.3%
Prepayment Provisions(2):	LO (24); YM1 (91); O (5)			UW NOI Debt Yield at Maturity (1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.31x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$13,061,454 (9/30/2017 TTM)
Additional Debt Balance(3):	$25,000,000			2nd Most Recent NOI:	$12,562,478 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			3rd Most Recent NOI:	$12,074,091 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	76.2% (9/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.4% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	74.4% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$224,000,000 (10/25/2017)
FF&E Reserve:	$0	(4)	N/A	Cut-off Date LTV Ratio(1)(5):	49.1%
PIP Reserve:	$13,520,759	$0	N/A	Maturity Date LTV Ratio(1)(5):	49.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$110,000,000	100%	Loan Payoff:	$89,615,334	81.5%
			PIP Reserve(6):	$13,520,759	12.3%
			Return of Equity:	$4,872,812	4.4%
			Closing Costs:	$1,991,094	1.8%
Total Sources:	$110,000,000	100%	Total Uses:	$110,000,000	100.0%

(1)	The Laguna Cliffs Marriott Mortgage Loan is part of the Laguna Cliffs Marriott Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $110,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Laguna Cliffs Marriott Whole Loan.

(2)	Yield Maintenance is not required for any prepayment made in order to cure a debt service coverage ratio based cash management trigger (See “Lockbox and Cash Management” below).

(3)	See “The Mortgage Loan”, and “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The LTV shown is based on the appraiser’s Hypothetical Value Upon Completion, which assumes certain outstanding PIP work has been completed. The related PIP work was reserved for upon the origination of the Laguna Cliffs Property Whole Loan (see “Escrows and Reserves” below). Based on the as-is appraised value of $197,700,000 (as of October 25, 2017), the Cut-off Date LTV Ratio is approximately 55.6%.

(6)	The total estimated cost of the PIP is approximately $18.5 million; however, the borrower has already incurred approximately $5.1 million in costs.

The Mortgage Loan. The third largest mortgage loan (the “Laguna Cliffs Marriott Mortgage Loan”) is part of a whole loan (the “Laguna Cliffs Marriott Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $110,000,000 which are secured by a first priority fee mortgage encumbering a full service hospitality property located in Dana Point, California (the “Laguna Cliffs Marriott Property”). Promissory Note A-1 in the original principal amount of $85,000,000 represents the Laguna Cliffs Marriott Mortgage Loan and will be included in the BANK 2017-BNK9 securitization trust. Promissory Note A-2 in the original principal amount of $25,000,000 (the “Laguna Cliffs Marriott Serviced Pari Passu Companion Loan”), is expected to be contributed to a future securitization. The Laguna Cliffs Marriott Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Laguna Cliffs Marriott Whole Loan were primarily used to refinance existing debt on the Laguna Cliffs Marriott Property, pay closing costs and fund capital improvements.

The Borrower and the Sponsor. The borrower is Regency Laguna L.P. (the “Laguna Cliffs Marriott Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Laguna Cliffs Marriott Whole Loan is The Regents of the University of California.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

BANK 2017-BNK9	Laguna Cliffs Marriott

The Regents of the University of California is the governing board of the University of California system. As of June 2016, The Regents of the University of California had an estimated net worth of approximately $9.5 billion, estimated liquid assets of $266.6 million, total assets of $65.2 billion and total liabilities of $55.7 billion. As of June 2016, the University of California and the University of California Retirement System invested approximately $937.4 million and $3.0 billion in real estate comingled funds, respectively.

The Property. The Laguna Cliffs Marriott Property, known as the Marriott Laguna Cliffs Resort & Spa Dana Point, consists of a 378-room full-service resort hotel located atop a cliff overlooking the Pacific Ocean and Dana Point Harbor in Dana Point, California. The Laguna Cliffs Marriott Property comprises one expansive four-story building connected by a series of walkways that features Victorian-style architecture with red gabled roofs. The Laguna Cliffs Marriott Property is situated adjacent to Lantern Bay Park, Doheny Beach and Dana Point Harbor and offers ocean views from the majority of guestrooms. The Laguna Cliffs Marriott Property is one of only two Marriott hotels located directly along the coast in Orange County.

The Laguna Cliffs Marriott Property contains 198 king guestrooms, 164 double guestrooms, 11 one-bedroom suites, 4 studio suites and 1 king suite. Since 2004, the property has undergone various upgrades and renovations, including the construction of the 14,000 SF spa and 30 additional guestrooms in 2004, and an approximately $21.0 million ($55,555/key) renovation in 2008. This 2008 renovation included upgrades to the guestrooms, meeting space and swimming pool facilities. An additional $18.5 million property improvement plan (“PIP”) ($48,942/key) is expected to include a complete renovation of guestrooms, guestroom bathrooms and corridors, as well as the refurbishment of the meeting space and restaurants. Minor work has begun on the Laguna Cliffs Marriott Property with room renovations expected to begin in December 2017 with completion planned for May 2018.

The Laguna Cliffs Marriott Property offers two full-service restaurants, two outdoor swimming pools with whirlpools and a splash playground, fitness center, on-site rental station for bicycles, boogie boards and surfboards, full-service spa, tennis court, children’s center, and a car-rental service. The spa at the Laguna Cliffs Marriott Property features men’s & women’s saunas and steam rooms, indoor whirlpool, relaxation area and a hair salon. The Laguna Cliffs Marriott Property contains approximately 18,654 SF of indoor meeting space plus 18,500 SF of outdoor meeting space. The Laguna Cliffs Marriott Property includes a 462-space valet garage (1.2 spaces per key). According to the appraisal, the Laguna Cliffs Marriott Property generates approximately 60% of its room revenue from transient demand and 40% from meeting and group demand. The hotel franchise agreement with Marriott International, Inc. expires on April 17, 2020.

More specific information about the Laguna Cliffs Marriott Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Laguna Cliffs Marriott Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2015 TTM	79.5%	$210.65	$167.49	74.8%	$213.36	$159.62	94.1%	101.3%	95.3%
9/30/2016 TTM	78.8%	$216.83	$170.83	72.5%	$211.54	$153.34	92.0%	97.6%	89.8%
9/30/2017 TTM	79.8%	$221.19	$176.48	76.2%	$223.02	$169.91	95.5%	100.8%	96.3%

Source: Industry Report.

(1)	The competitive set includes Marriott Newport Beach Hotel and Spa, Hyatt Regency Newport Beach, Rancho Bernardo Inn, Hilton La Jolla Torrey Pines, Hilton Huntington Beach Waterfront Resort, Balboa Bay Resort, and Hyatt Regency Huntington Beach and Spa.

The Market. The Laguna Cliffs Marriott Property is located in Dana Point, California, just west of the Pacific Coast Highway. The Laguna Cliffs Marriott Property is located approximately 65 miles north of San Diego, 59 miles south of Los Angeles, and 25 miles south of Orange County and the John Wayne Airport. According to the appraisal, Dana Point is one of Southern California’s iconic coastal destinations and is bordered by the cities of Laguna Niguel and Laguna Beach to the north, San Juan Capistrano to the east, and San Clemente to the south.

Dana Point, California is well known for its beaches and modern 2500-slip yacht harbor, located 0.4 miles southwest of the Laguna Cliffs Marriott Property. Since 1972, the Dana Point Harbor has hosted the annual Festival of Whales that attracts approximately 100,000 visitors over two weekends each December. The Dana Point Harbor is expected to undergo a $200 million redevelopment via a private-public partnership. The project is expected to include more than 116,000 SF of commercial retail space, including restaurant and outdoor dining, retail and market hall/food court, marine related retail, office space and a surfing museum. Construction on street improvements began in July 2017, and the remainder of the project is expected to commence in January 2018 with construction scheduled for December 2018 to December 2025.

Dana Point offers year-round outdoor recreation opportunities, such as Doheny State Beach, one of California’s most popular beach facilities with over two million visitors per year, located approximately 0.4 miles southeast of the Laguna Cliffs Marriott Property. Doheny State Beach comprises 62 acres of open space and offers camping, picnicking, swimming, surfing, bicycling, whale watching, and tide pool exploration. Other beaches in Dana Point include Salt Creek Beach, Monarch Beach, Dana Strands Beach, Baby Beach, Poche Beach and Capistrano County Beach, all of which are within 3.2 miles of the Laguna Cliffs Marriott Property. According to a third party market report, the estimated 2017 population within a three- and five-mile radius of the Laguna Cliffs Marriott Property was 66,580 and 151,000, respectively. The average household income within the same radii was $136,567 and $140,958, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

BANK 2017-BNK9	Laguna Cliffs Marriott

Primary competitive properties to the Laguna Cliffs Marriott Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Laguna Cliffs Marriott Property	378	60%	40%	74.6%	$213.13	$158.96
Marriott Newport Beach Hotel and Spa	532	60%	40%	75-80%	$200-210	$150-160
Hilton Waterfront Beach Resort	285	60%	40%	70-75%	$240-250	$180-190
Hyatt Regency Huntington Beach Resort	517	50%	50%	80-85%	$260-270	$210-220
Hyatt Regency Newport Beach	407	60%	40%	80-85%	$170-180	$140-150
Total/Wtd. Avg.	2,119	57%	43%	79.1%	$217.75	$172.26

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Laguna Cliffs Marriott Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM	UW	UW per Room
Occupancy	76.8%	74.4%	74.4%	76.2%	76.2%
ADR	$197.05	$215.08	$213.13	$223.02	$227.00
RevPAR	$151.34	$160.00	$158.53	$169.91	$172.95

Rooms Revenue	$20,880,415	$22,074,831	$21,931,962	$23,442,914	$23,861,275	$63,125
Food & Beverage	$16,516,136	$17,439,933	$17,253,690	$18,232,507	$18,232,507	$48,234
Other Income(1)	$4,771,179	$5,072,434	$5,444,253	$5,810,756	$5,810,756	$15,372
Total Revenue	$42,167,730	$44,587,198	$44,629,905	$47,486,177	$47,904,538	$126,732
Total Expenses	$30,484,280	$32,513,107	$32,067,427	$34,424,723	$34,334,926	$90,833
Net Operating Income	$11,683,450	$12,074,091	$12,562,478	$13,061,454	$13,569,611	$35,898
FF&E	$0	$0	$0	$0	$2,395,227	$6,337
Net Cash Flow	$11,683,450	$12,074,091	$12,562,478	$13,061,454	$11,174,385	$29,562

NOI DSCR(2)	2.41x	2.49x	2.60x	2.70x	2.80x
NCF DSCR(2)	2.41x	2.49x	2.60x	2.70x	2.31x
NOI Debt Yield(2)	10.6%	11.0%	11.4%	11.9%	12.3%
NCF Debt Yield(2)	10.6%	11.0%	11.4%	11.9%	10.2%

(1)	Other Income consists of parking, spa and health club income, resort fees, and miscellaneous income.

(2)	Calculated based on the Laguna Cliffs Marriott Whole Loan.

Escrows and Reserves. At origination, the Laguna Cliffs Marriott Borrower deposited $13,520,759 ($35,769/room) for a PIP. The total estimated cost of the PIP is approximately $18.5 million; however, the borrower has already incurred approximately $5.1 million in costs.

The Laguna Cliffs Marriott Whole Loan documents do not require ongoing monthly escrows for taxes or insurance premiums as long as (i) no Cash Trap Event Period (see “Lockbox and Cash Management” below) has occurred and is continuing; (ii) with respect to taxes, the Laguna Cliffs Marriott Borrower provides the lender with evidence that the Laguna Cliffs Marriott Property taxes have been paid; and (iii) with respect to insurance premiums, the Laguna Cliffs Marriott Borrower provides the lender with evidence that the Laguna Cliffs Marriott Property is insured via an acceptable blanket policy and such policy is in full force and effect.

The Laguna Cliffs Marriott Borrower is required to make monthly deposits into the FF&E reserve of $197,783 for the first month and thereafter an amount equal to 1/12 of 5% of the operating income of the preceding calendar year.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

BANK 2017-BNK9	Laguna Cliffs Marriott

Lockbox and Cash Management. A hard lockbox is in place with respect to the Laguna Cliffs Marriott Whole Loan, with springing cash management upon the occurrence of a Cash Trap Event Period (as defined below). During a Cash Trap Event Period, all excess cash flow is required to be held in the excess cash flow sub account as additional security for the Laguna Cliffs Marriott Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of:

(i)	the occurrence of an event of default; or

(ii)	the debt service coverage ratio (including any applicable mezzanine debt (see “Mezzanine Loan and Preferred Equity” below), and based on a hypothetical 30-year amortization period) being less than 1.20x at the end of any calendar quarter; provided, however, that the Laguna Cliffs Marriott Borrower may make a voluntary prepayment without yield maintenance or prepayment premium in an amount sufficient to reduce the outstanding principal balance of the Laguna Cliffs Marriott Loan to prevent such debt service coverage ratio trigger.

A Cash Trap Event Period will end:

with regard to clause (i), upon the cure of such event of default; or

with regard to clause (ii), upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Laguna Cliffs Marriott Property also secures the Laguna Cliffs Marriott Serviced Pari Passu Companion Loan, which has an aggregate Cut-off Date principal balance of $25,000,000. The Laguna Cliffs Marriott Serviced Pari Passu Companion Loan accrues interest at the same rate as the Laguna Cliffs Marriott Mortgage Loan. The Laguna Cliffs Marriott Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Laguna Cliffs Marriott Serviced Pari Passu Companion Loan. The holders of the Laguna Cliffs Marriott Mortgage Loan and the Laguna Cliffs Marriott Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Laguna Cliffs Marriott Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. In connection with a sale of the Laguna Cliffs Marriott Property and assumption of the Laguna Cliffs Marriott Whole Loan by the purchaser, certain direct and indirect owners of the Laguna Cliffs Marriott Borrowers are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the Laguna Cliffs Marriott Borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed the loan-to-value at the origination of the Laguna Cliffs Marriott Whole Loan, (iii) the combined debt service coverage ratio is not less than the debt service coverage ratio at the origination of the Laguna Cliffs Marriott Whole Loan, (iv) the combined debt yield is not less than the debt yield at the origination of the Laguna Cliffs Marriott Whole Loan, (v) the mezzanine loan must be a fixed rate loan and must be coterminous with Laguna Cliffs Marriott Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Laguna Cliffs Marriott Mortgage Loan, (vi) the mortgage and mezzanine lenders enter into an intercreditor agreement and (vii) delivery of rating agency confirmation.

Release of Property. Not permitted.

Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the Laguna Cliffs Marriott Property if there is a transfer of the hotel or the controlling direct or indirect interest in the Laguna Cliffs Marriott Borrower to a Competitor (as defined in the loan documents). The ROFR is not extinguished by a foreclosure or deed-in-lieu thereof, and if the transfer to a Competitor is by foreclosure, or if the franchisee or its affiliates become a Competitor, the franchisor has the right to purchase the Laguna Cliffs Marriott Property upon notice to the franchisee.

Terrorism Insurance. The Laguna Cliffs Marriott Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Laguna Cliffs Marriott Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Laguna Cliffs Marriott Property (provided that the Laguna Cliffs Marriott Borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

BANK 2017-BNK9	Marriott at Legacy Town Center

Mortgage Loan No. 4 – Marriott at Legacy Town Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

BANK 2017-BNK9	Marriott at Legacy Town Center

Mortgage Loan No. 4 – Marriott at Legacy Town Center

Marriott Legacy
7121 Bishop Road
Plano, TX 75024
Sanger
DENTON
Ponder
Northlake
Flower Mound
Lewisville
Lake Lewisville
Prosper
Melissa
McKinney
FRISCO
Allen
PLANO
Lavon Lake
Carrollton
Wylie
Westlake
Keller
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
N. Richland Hills
Hurst
Euless
IRVING
DALLAS
Lake Ray Hubbard
FORT WORTH
ARLINGTON
GRAND PRAIRIE
MESQUITE
Seagoville
Rendon
Duncanville
Mansfield
DeSoto
Lancaster
Cedar Hill
Eldorado Pkwy.
Warren Sports Complex
Lone Star Sports Center
All Stars Ave.
Meadow Hill Dr.
BRINKMANN RANCH
Independence Pkwy.
Frisco St.
Dallas North Tollway
Frisco ISD Natatorium
County Rd.
Frisco Commons
Coit Rd.
Toyota Stadium
Main St.
Frisco Public Library
Hickory St.
Sci-Tech Discovery Ctr.
DNT TOLL
Stonebrook Pkwy.
Rolater Rd.
Grand Park
FRISCO
Collin County Comm. College - Preston Ridge Campus
College Pkwy.
Parkwood Blvd.
Wade Blvd.
Hillcrest Rd.
Plantation Resort Golf Club
289
Ohio Dr.
Lebanon Rd.
B.F. Phillips Community Park
Legacy Dr.
Preston Rd.
Centennial Medical Center
121
Lake Lewisville
The Star
The Centre at Preston Ridge
Warren Pkwy.
Sam Rayburn Tollway
Baylor Medical Center at Frisco
Dr. Pepper Arena
Stonebriar Centre
Coit Rd.
McDermott Rd.
North Colony Boulevard Park
Turner Street Park
N. Colony Blvd.
Dr. Pepper Ballpark
Tollway
Russell Creek Park
IKEA
Rasor Blvd.
Stonebriar Country Club
The Colony
Main St.
Heritage Yards at Plano
Headquarters Dr.
Hedgcoxe Rd.
CapitalOne
J.C. Penney Corporate Headquarters
PepsiCo Corp. Hdqtrs.
Children's Medical Ctr. at Legacy
Legacy Town Center
COLLIN COUNTY
S. Colony Blvd.
Paige Rd.
Memorial Dr.
Frito-Lay North American Headquarters
Ericsson
Dallas North
The Colony Five Star Complex
Nebraska Furniture Mart of Texas
The Campus at Legacy
Legacy Dr.
Lewisville
Tennyson Pkwy.
Hewlett-Packard
Spring Creek Pkwy.
The Guildhall at SMU
DFW Intl. Airport 17 miles
Sysco North Texas
Midway Rd.
PLANO
Carpenter Park
Windhaven Dr.
Spring Creek Pkwy.
Lakeside Market
Josey Ln.
DENTON COUNTY
Communications Pkwy.
Willow Bend Dr.
Hebron
Arbor Hills Nature Preserve
Windhaven Park
Preston Meadow Park
Parker Rd.
TX Health Presbyterian Hospital
Parker Rd.
Golf Club at Castle Hills
Plano Pkwy.
Prestonwood Country Club
Trinity Medical Center
The Shops at Willow Bend
Polo Towne Crossing
Gleneagles Country Club
Preston Towne Crossing
Park Plaza West
Park Blvd.
Preston Sheppard Place
Preston Park Village
Westpark Village
Old Shepard Pl.
Whitsitt Pkwy.
Hebron Pkwy.
CARROLLTON
Intl. Pkwy.
Marsh Ln.
Oak Creek Park
Parkwood Blvd.
Branch Hollow Park
Plano Pkwy.
Baylor Regional Medical Center at Plano
The Medical Center of Plano
Pres. G. Bush Turnpike
190
Rosemeade Pkwy.
Plano Pkwy.
Greenbelt Park
Rosemeade Park
Dallas Love Field 13 miles
DALLAS

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

BANK 2017-BNK9	Marriott at Legacy Town Center

Mortgage Loan No. 4 – Marriott at Legacy Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$79,800,000			Location:	Plano, TX 75024
Cut-off Date Balance:	$79,800,000			General Property Type:	Hospitality
% of Initial Pool Balance:	7.6%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Roch Capital Inc.			Year Built/Renovated:	2001/2014
Mortgage Rate:	4.2100%			Size:	404 Rooms
Note Date:	11/1/2017			Cut-off Date Balance per Room:	$197,525
First Payment Date:	12/1/2017			Maturity Date Balance per Room:	$167,733
Maturity Date:	11/1/2027			Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$11,572,877
Seasoning:	1 month			UW NOI Debt Yield:	14.5%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.93x (IO) 2.13x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$11,328,500 (8/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$10,986,670 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$11,230,788 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	72.0% (8/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	70.6% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	71.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$122,800,000 (10/4/2017)
Recurring Replacements:	$0	$132,190	N/A	Cut-off Date LTV Ratio:	65.0%
Capital Expenditures:	$17,711,531	$0	N/A	Maturity Date LTV Ratio:	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$79,800,000	64.8%	Purchase Price:	$104,000,000	84.4%
Borrower Equity:	$43,355,616	35.2%	Reserves:	$17,711,531	14.4%
			Closing Costs:	$1,444,085	1.2%
Total Sources:	$123,155,616	100.0%	Total Uses:	$123,155,616	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future permitted debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Marriott at Legacy Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $79,800,000, and secured by a first priority fee mortgage encumbering the full service, 404-room Marriott at Legacy Town Center hotel located in Plano, Texas (the “Marriott at Legacy Town Center Property”). The proceeds of the Marriott at Legacy Town Center Mortgage Loan, together with approximately $43.4 million of borrower equity, were used to acquire the Marriott at Legacy Town Center Property, fund reserves and pay closing costs. The previous mortgage loan secured by the Marriott at Legacy Town Center Property was included in the MSC 2017-PRIME securitization trust.

The Borrower and the Sponsor. The borrower is Pios Grande Xgen Plano MRT LLC (the “Marriott at Legacy Town Center Borrower”), a single-purpose Delaware limited liability company, with two independent directors. Pios Grande Holdings LLC and Pios Grande Holdings II LLC are the nonrecourse carveout guarantors. The borrower sponsor is Roch Capital Inc. (“Roch”).

Pios Grande Holdings LLC and Pios Grande Holdings II LLC are each wholly owned by four trusts for the benefit of Rocco Abessinio’s four children. The Marriott at Legacy Town Center Borrower is wholly owned by eight trusts for the benefit of Rocco Abessinio’s four children. Rocco Abessinio is the founder and CEO of Roch, a capital management firm that invests in diversified real estate opportunities including hospitality, office, retail, flex/industrial, multifamily, manufactured home and recreational vehicle communities, student housing, mixed-use, single tenant net lease properties and corporate sale-leasebacks.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

BANK 2017-BNK9	Marriott at Legacy Town Center

The Property. The Marriott at Legacy Town Center Property is a six-story, full service hotel located in Plano, Texas. The Marriott at Legacy Town Center Property contains 404 rooms, including 217 king bedrooms, 132 double/double rooms and 55 suites. Amenities include two restaurants, an outdoor swimming pool with a whirlpool, a fitness center, a business center, a gift shop and a local shuttle. The Marriott at Legacy Town Center Property also features 11 meeting/banquet rooms, including a ballroom which can be divided into four separate rooms, totaling 23,341 SF of meeting and event space. The Marriott at Legacy Town Center Property also includes 14,821 SF of white box retail space, which is currently unoccupied. There are 544 parking spaces located in a four-story parking garage (1.35 spaces per room) on the Marriott at Legacy Town Center Property. In order to obtain the number of parking spaces required for zoning purposes (609 spaces), the Marriott at Legacy Town Center Borrower has entered into a Reciprocal Parking Easement and Maintenance Agreement with an adjoining property owner, pursuant to which each property owner has the right to use up to 200 spaces in the other property owner’s parking garage. The agreement expires in June 2031.

The Marriott at Legacy Town Center Property is part of Legacy, a master planned development, as to which a declaration of covenants, conditions and restrictions establishes a Legacy Association for the purpose of enforcing design and building restrictions, and ongoing maintenance requirements of each property owner for its own parcels and which has the power to levy annual and special assessments.

The borrower’s business plan includes approximately $17.7 million ($43,840/room) of renovations over the next two years, which amount was reserved for at origination of the Marriott at Legacy Town Center Mortgage Loan. The majority of the planned renovations will be to the lobby and guestrooms. The Marriott at Legacy Town Center Property was opened in 2001 and, according to the previous owner, has undergone approximately $11.9 million in renovations since 2011, which include the replacement of mattresses and a cooling tower, along with meeting space and guestroom upgrades.

The Marriott at Legacy Town Center Property operates under a management agreement with Marriott Hotel Services, Inc. that expires on December 31, 2023 with two, ten-year renewal options; provided that Marriott Hotel Services, Inc. may elect, in writing delivered to the Marriott at Legacy Town Center Borrower no later than one calendar year prior to the date the renewal term would otherwise have commenced, not to renew the term, in which case the management agreement will not be renewed.

According to the appraisal, in 2016 the Marriott at Legacy Town Center Property generated approximately 55% of its room nights from commercial demand, 30% from meeting and group demand and 15% from leisure demand.

More specific information about the Marriott at Legacy Town Center Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott at Legacy Town Center Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	65.0%	$149.39	$97.14	70.4%	$188.58	$132.79	108.3%	126.2%	136.7%
8/31/2016 TTM	66.3%	$155.70	$103.25	69.9%	$195.26	$136.52	105.4%	125.4%	132.2%
8/31/2017 TTM	64.2%	$160.16	$102.76	72.0%	$185.46	$133.57	112.3%	115.8%	130.0%

Source: Industry Report

(1)	The competitive set includes Hilton Dallas Plano Granite Park, Westin Stonebriar, Embassy Suites Dallas Frisco, Hyatt Place Dallas Plano and NYLO Hotel Plano. Such competitive set is different from the competitive set used in the Property Competitive Summary table below.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott at Legacy Town Center Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Marriott at Legacy Town Center Property is a part of Legacy, a dining, shopping and entertainment center in Plano, Texas. Legacy is a master-planned development that spans over 2,600 acres with over 500,000 SF of retail and entertainment space and nearly 16 million SF of office campuses, which are home to companies including Hewlett Packard, J.C. Penney, Frito-Lay, FedEx and Ericsson. Legacy is home to over 2,400 units of multifamily housing and nearly 60,000 people work in Legacy every day.

The Marriott at Legacy Town Center Property is located adjacent to a $2 billion mixed-use development (“Legacy West”) that is currently under construction. According to the appraisal, Legacy West is expected to feature 280,000 SF of retail space, 240,000 SF of office space, and 627 apartments upon its anticipated completion in 2018. JPMorgan Chase has announced that it will be consolidating its North Texas operations, moving approximately 6,000 jobs to Legacy West between 2017 and 2019. According to the appraisal, Toyota and Liberty Mutual are expected to move approximately 4,000 and 5,000 jobs, respectively, to Legacy West by early 2018. However, there can be no assurance that any of these job moves will occur.

Plano is located between downtown Dallas and the growing commercial and residential suburb of Frisco, Texas. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Marriott at Legacy Town Center Property is 10,255, 56,347 and 122,793, respectively. The cumulative population growth within a one-, three- and five-mile radius of the Marriott at Legacy Town Center Property between 2010 and 2017 was 13.2%, 10.5% and 8.9%, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Marriott at Legacy Town Center Property is $56,154, $54,654 and $55,457, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

BANK 2017-BNK9	Marriott at Legacy Town Center

The following table presents certain information relating to the primary competitive properties to the Marriott at Legacy Town Center Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2016 Occupancy(3)	Estimated 2016 ADR(3)	Estimated 2016 RevPAR(3)
Marriott at Legacy Town Center	404	2001	23,341	55%	30%	15%	70.8%	$190.70	$134.94
Hilton Dallas Plano Granite Park	299	2014	18,488	60%	30%	10%	60.0% - 65.0%	$170 - $180	$110 - $115
Westin Stonebriar	301	2000	16,571	55%	30%	15%	60.0% - 65.0%	$180 - $190	$110 - $115
Embassy Suites Dallas Frisco	330	2005	90,000	55%	30%	15%	70.0% - 75.0%	$150 - $160	$110 - $115

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Marriott at Legacy Town Center Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Secondary competitors, as identified by the appraiser, include Courtyard by Marriott at Legacy Park, Sheraton Stonebriar, NYLO Hotel Plano, Aloft Plano, Hilton Garden Inn Frisco, Aloft Frisco and Hyatt Place Plano. The competitive sets identified in the table above and in this footnote are different from the competitive sets used in the Historical Occupancy, ADR, RevPAR table above.

(3)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

According to the appraisal, two hotels, a 304-room Renaissance Hotel and a 300-room Omni Hotel, both of which directly compete with the Marriott at Legacy Town Center Property, recently opened within three miles of the Marriott at Legacy Town Center Property. An additional four hotels are under development in the market where the Marriott at Legacy Town Center Property is located, at least one of which, a 295-room Hyatt Regency to be located two miles from the Marriott at Legacy Town Center Property and expected to open in 2019, is expected to directly compete with the Marriott at Legacy Town Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott at Legacy Town Center Property.

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW per Room
Occupancy(1)	69.2%	71.0%	70.6%	72.0%	72.0%
ADR(1)	$178.78	$193.45	$190.70	$185.46	$185.46
RevPAR(1)	$123.71	$137.41	$134.58	$133.57	$133.57

Rooms Revenue	$18,222,044	$20,262,566	$19,898,911	$19,696,553	$19,309,190	$47,795
Food & Beverage	$10,208,167	$10,922,258	$10,986,941	$11,613,419	$11,385,023	$28,181
Other Income	1,042,337	730,265	1,114,966	1,052,082	$1,031,391	2,553
Total Revenue	$29,472,548	$31,915,089	$32,000,818	$32,362,054	$31,725,604	$78,529
Total Expenses	19,592,696	20,684,301	21,014,148	21,033,554	$20,152,727(2)	49,883
Net Operating Income	$9,879,852	$11,230,788	$10,986,670	$11,328,500	$11,572,877	$28,646
FF&E	1,443,931	1,601,653	1,600,041	1,618,103	$1,586,280	3,926
Net Cash Flow	$8,435,921	$9,629,135	$9,386,629	$9,710,397	$9,986,597	$24,719

NOI DSCR (IO)	2.90x	3.30x	3.23x	3.33x	3.40x
NOI DSCR (P&I)	2.11x	2.40x	2.34x	2.42x	2.47x
NCF DSCR(IO)	2.48x	2.83x	2.76x	2.85x	2.93x
NCF DSCR (P&I)	1.80x	2.05x	2.00x	2.07x	2.13x
NOI Debt Yield	12.4%	14.1%	13.8%	14.2%	14.5%
NCF Debt Yield	10.6%	12.1%	11.8%	12.2%	12.5%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting and have been taken from financial statements provided by the Marriott at Legacy Town Center Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Marriott at Legacy Town Center Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The majority of the decrease in UW Total Expenses from 8/31/2017 TTM is due to a decrease in the incentive management fee owed to the property manager as a result of the Marriott at Legacy Town Center Borrower’s commencement of a $17.7 million renovation. Approximately $1.1 million of the Marriott at Legacy Town Center Borrower’s planned capital expenditures for 2018 is being subtracted from net cash flow to reduce the underwritten incentive management fee. The Hotel Manager is owed an incentive management fee equal to 35.0% of available cash flow (the “Incentive Management Fee”), which is defined as the excess, if any, of operating profit (net cash flow less replacement reserves) over the Marriott at Legacy Town Center Borrower’s priority distribution (calculated as 11.0% of the Marriott at Legacy Town Center Borrower’s cost basis, which basis is currently approximately $6.4 million (the “Owner’s Priority Distribution”)). Only major capital expenditures (non-routine, major repairs, alterations, improvements, renewals, replacements, and additions to the Marriott at Legacy Town Center Property) are added to the Marriott at Legacy Town Center Borrower’s cost basis. None of the $1.1 million of capex is added to the Marriott at Legacy Town Center Borrower’s cost basis.

Escrows and Reserves. The Marriott at Legacy Town Center Loan documents provide for upfront reserves in the amount of $17,689,300 in connection with specified capital expenditures for the Marriott at Legacy Town Center Property, primarily including guestroom renovations and lobby renovations. The Marriott at Legacy Town Center Loan documents also provide for upfront reserves in the amount of $22,231 for capital expenditures for the retail area of the Marriott at Legacy Town Center Property.

The Marriott at Legacy Town Center Borrower is required to make monthly deposits of: (i) 1/12 of the annual estimated real estate taxes into a tax escrow and (ii) 1/12 of the annual estimated insurance premiums into an insurance escrow (unless the Marriott at Legacy Town Center Borrower maintains an

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Marriott at Legacy Town Center

acceptable blanket policy); provided that so long as no event of default exists under the Marriott at Legacy Town Center Mortgage Loan, the Marriott at Legacy Town Center Borrower is entitled to a credit (on a dollar for dollar basis) against the foregoing monthly deposit requirements for any deposits that are required to be made and actually are made into an escrow for the same purpose maintained by the Hotel Manager (as defined below) pursuant to the Hotel Management Agreement (as defined below). The Marriott at Legacy Town Center Borrower is required to make monthly deposits into an escrow for furniture, fixtures and equipment (“FF&E”) equal to the amount required by the Hotel Manager on account of FF&E under the Hotel Management Agreement; provided that the FF&E monthly deposit may not be less than 1/12th of 5.00% of gross operating income for the Marriott at Legacy Town Center Property for the preceding calendar year and provided further that so long as no event of default exists under the Marriott at Legacy Town Center Mortgage Loan, the Marriott at Legacy Town Center Borrower is entitled to a credit (on a dollar for dollar basis) against the foregoing monthly deposit requirement for any deposits that are required to be made and actually are made into an FF&E escrow maintained by the Hotel Manager pursuant to the Hotel Management Agreement. The required FF&E monthly deposit will be $132,190 for the remainder of 2017. If any property improvement plan (“PIP”) is imposed by the Hotel Manager pursuant to the Hotel Management Agreement, the Marriott at Legacy Town Center Borrower is required to deposit with the lender 110% of the cost of such PIP.

“Hotel Manager” means Marriott Hotel Services, Inc., or any other qualified hotel manager pursuant to a replacement Hotel Management Agreement.

“Hotel Management Agreement” means the management agreement between the Marriott at Legacy Town Center Borrower and the Hotel Manager, or any replacement hotel management agreement entered into subsequent to the loan origination date.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Marriott at Legacy Town Center Mortgage Loan. All hotel revenue with respect to the Marriott at Legacy Town Center Property is collected by the Hotel Manager and deposited in an account to which the Hotel Manager has access (the “Hotel Operating Account”). The Hotel Manager is required to pay operating expenses (other than debt service) from the Hotel Operating Account pursuant to the Hotel Management Agreement, and may deduct from gross revenues in the Hotel Operating Account, its base management fee and expenses, and funds for FF&E Reserves, tax and insurance reserves, working capital reserves and other reserves required to be maintained under the Hotel Management Agreement. The Marriott at Legacy Town Center Borrower has collaterally assigned its interest in the Hotel Operating Account and such reserves to the lender, and the Hotel Manager has acknowledged such assignment; however, such assignment may not interfere with Hotel Manager’s right to use such funds as provided in the Hotel Management Agreement. Gross revenues remaining in the Hotel Operating Account after deduction of the foregoing fees, expenses and reserves, for each accounting period (typically a four to five week period), are required under the Hotel Management Agreement to be applied in the following priority by the Hotel Manager: (i) to pay the Marriott at Legacy Town Center Borrower a prorated portion of the Owner’s Priority Distribution, (ii) the Hotel Manager may deduct its Incentive Management Fee and (iii) to pay any remainder to the Marriott at Legacy Town Center Borrower (such remainder amount, together with the Owner’s Priority Distribution, the “Owner Distributions”). The Marriott at Legacy Town Center Borrower has directed the Hotel Manager to deposit into a lender-controlled lockbox account the Owner Distributions so payable to the Marriott at Legacy Town Center Borrower.

The Marriott at Legacy Town Center Mortgage Loan has springing cash management. Provided no Cash Sweep Event Period (as defined below) exists, Owner Distributions in the lockbox account are required to be swept daily to an account designated by the Marriott at Legacy Town Center Borrower. Upon the first occurrence of a Cash Sweep Event Period, the lender has the right to establish, and the Marriott at Legacy Town Center Borrower is required to cooperate to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all Owner Distributions on deposit in the lockbox account are required to be swept each business day to such cash management account and applied on each monthly payment date to pay debt service on the Marriott at Legacy Town Center Loan; to fund the required reserves deposits as described under “Escrows and Reserves”; to deposit, if a Management FF&E Expiration Event (as defined below) is continuing, remaining Owner Distributions in the lockbox account into the FF&E reserve until the amount on deposit therein equals $30,000 per key (as determined by the lender); to pay, if the Cash Sweep Event Period relates solely to a DSCR Event (as defined below), operating expenses set forth in the approved annual budget and extraordinary expenses approved (if in excess of $10,000) by the lender, in each case to the extent not paid or reserved for under the Hotel Management Agreement; and to deposit the remainder to an account to be held by the lender as additional security for the Marriott at Legacy Town Center Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” is a period commencing upon a Trigger Event (as defined below) and terminating upon a Cash Sweep Termination Event (as defined below).

A “Trigger Event” means (i) an event of default; (ii) the amortizing debt service coverage ratio dropping below 1.25x for six consecutive calendar months based upon the trailing 12 months (a “DSCR Event”); (iii) the termination of the Hotel Management Agreement without the lender’s prior consent or if the Hotel Management Agreement has not been renewed or extended one year prior to its expiration (a “Management Termination Event”); (iv) any time that Hotel Manager provides written notice to the Marriott at Legacy Town Center Borrower and/or the lender that there is an uncured default under the Hotel Management Agreement and the default is not cured within 30 days of the Marriott at Legacy Town Center Borrower’s receipt of such notice (a “Management Default Event”); and (v) the date one year prior to the renewal date of the Hotel Management Agreement if the Hotel Management Agreement has not been renewed and/or extended and the funds in the FF&E reserve are less than $30,000 per key (a “Management FF&E Expiration Event”).

A “Cash Sweep Termination Event” means (i) no event of default has occurred and is continuing; (ii) if the Trigger Event was a DSCR Event, the amortizing debt service coverage ratio has been not less than 1.25x for the immediately preceding six consecutive calendar months based on the trailing twelve months; (iii) if the Trigger Event was a Management Termination Event or Management FF&E Expiration Event, the Marriott at Legacy Town Center Borrower has either renewed or extended the Hotel Management Agreement, or has entered into a replacement management agreement with a reputable and experienced nationally-recognized brand manager possessing experience in flagging and operating hotel properties similar in size, scope, use and value to the Marriott at Legacy Town Center Property, which replacement manager and management agreement have been reasonably approved by the lender (with the new manager having provided the lender with a subordination, non-disturbance and attornment agreement or comfort letter acceptable to the lender in its reasonable discretion) and has been operating under such agreement for 60 days without a default by either party thereto; or (iv) if the Trigger Event was a Management Default Event, the default has been remedied to the reasonable satisfaction of the lender and Hotel Manager and there has been no default by the Marriott at Legacy Town Center Borrower under the Hotel Management Agreement for 60 days.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. After a sale of the Marriott at Legacy Town Center Property and assumption of The Marriott at Legacy Town Center Mortgage Loan, the owners of the Marriott at Legacy Town Center Property Borrower may incur mezzanine debt secured by ownership interests in the Marriott at Legacy Town Center Borrower, provided among other conditions, (i) the mezzanine loan has been approved by the rating agencies rating the BANK 2017-BNK9 securitization, (ii) the mezzanine lender enters into an intercreditor agreement with the lender in form and substance acceptable to

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Marriott at Legacy Town Center

the lender and the rating agencies in their sole discretion, (iii) the mezzanine lender is an institutional lender acceptable to the lender, (iv) the mezzanine financing is in an amount that, when added to the outstanding principal balance of the Marriott at Legacy Town Center Mortgage Loan, will result in (1) a combined loan to value ratio of no more than 75.0%, (2) a combined debt service coverage ratio of no less than 2.00x; and (3) a combined debt yield of not less than 11.8%; and (iv) the mezzanine loan is not secured by the Marriott at Legacy Town Center Property or its rents.

Release of Property. Not permitted.

Terrorism Insurance. If “acts of terrorism” are excluded from the Marriott at Legacy Town Center Borrower’s all risk insurance policy, the Marriott at Legacy Town Center Mortgage Loan documents require the Marriott at Legacy Town Center Borrower to obtain an endorsement to such policy or a separate policy which provides coverage for terrorism in an amount reasonably determined by the lender (but in no event more than the full replacement cost of the Marriott at Legacy Town Center Property and 12 months of business interruption insurance); provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” (as defined by TRIPRA or such other program).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-57

BANK 2017-BNK9	Hackensack Commons

Mortgage Loan No. 5 – Hackensack Commons

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Hackensack Commons

Mortgage Loan No. 5 – Hackensack Commons

COMMERCE WAY
HACKENSACK AVENUE
Applebee's
STAPLES
petco
MATTRESS FIRM
THE HOME DEPOT
99
99 RANCH MARKET
PARIS BAGUETTE
SO GONG DONG
WeightWatchers
WIRELESS WORLD
GNC
LIVE WELL
SUPERCUTS
EASTERN DENTAL
FIVE GUYS
BURGERS and FRIES
orangetheory
Scottrade
WINDOWS & CABINETS
LOTUS CAFE RESTAURANT
VACANT
VACANT
VACANT
NAPOLIMANIA
Carvel
CINNABON
Anchor
Junior Anchor
Non-Anchor / In-line
Vacant
Not part of the Collateral

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

BANK 2017-BNK9	Hackensack Commons

Mortgage Loan No. 5 – Hackensack Commons

Hackensack Commons
450 Hackensack Avenue
Hackensack, NJ 07601
Waldwick
Saddle River
Woodcliff Lake
Hillsdale
Ho-Ho-Kus
Midland Park
Westwood
Washington Township
Ridgewood
The Valley Hospital
Hackensack Golf Club
The New Jersey Children's Mus.
Paramus Park Mall
Bergen Regional Medical Center
Oradell
Glen Rock
Saddle River County Park
Bergen Community College
Alpine
White Beeches Country Club
Dumont
BERGEN COUNTY
Ridgewood Country Club
River Edge
Bergen County Zoo
Van Saun County Park
Fair Lawn
Paramus
Arcola Country Club
Bergenfield
Tenafly
Knickerbocker Country Club
PATERSON
Garden State Plaza
Bergen Town Center
Elmwood Park
Rochelle Park
Maywood
The Shops at Riverside
Fairleigh Dickinson University
Hackensack
Teaneck
Englewood
Englewood Cliffs
Garfield
Lodi
Hackensack Univ. Medical Center
Holy Name Hospital
Overpeck County Golf Course
Flatrock Nature Center
Clifton
PASSAIC COUNTY
Felician College
Bogota
Leonia
Passaic
General Hospital Ctr. at Passaic
Hasbrouck Heights
Ridgefield Park
Overpeck County Park
Wood-Ridge
Passaic Stadium
Teterboro Airport
Little Ferry
Palisades Park
GEORGE WASHINGTON BRIDGE
Fort Lee
East Rutherford
Moonachie
Carlstadt
Ridgefield
Cliffside Park
N.Y. CITY
MEADOWLANDS SPORT COMPLEX/ MetLife Stadium
Newark Intl. Airport 15 miles
Hackensack River
Hudson River
Passaic River
Garden State Pkwy
New Jersey Turnpike
Palisades Pkwy
PASCACK VALLEY LINE
NJ TRANSIT
MAIN LINE
BERGEN CO. LINE
NEW YORK
NEW JERSEY
MANHATTAN
BRONX
QUEENS
BROOKLYN
NEW YORK CITY
NEWARK
JERSEY CITY
YONKERS
STATEN IS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

BANK 2017-BNK9	Hackensack Commons

Mortgage Loan No. 5 – Hackensack Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$66,400,000			Location:	Hackensack, NJ 07601
Cut-off Date Balance:	$66,400,000			General Property Type:	Retail
% of Initial Pool Balance:	6.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Urban Edge Properties			Year Built/Renovated:	1963 / 1995
Mortgage Rate:	4.3550%			Size:	274,643 SF
Note Date:	11/15/2017			Cut-off Date Balance Per SF:	$242
First Payment Date:	1/1/2018			Maturity Date Balance Per SF:	$242
Maturity Date:	3/1/2028			Property Manager:	UE Property Management LLC
Original Term to Maturity	123 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	123 months			UW NOI:	$5,726,801
Seasoning:	0 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (24); DEF (94); O (5)			UW NOI Debt Yield at Maturity:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.82x
Additional Debt Type:	N/A			Most Recent NOI:	$4,858,643 (9/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,168,249 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,990,813 (12/31/2015)
Reserves(1)				Most Recent Occupancy(2):	97.9% (10/26/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	72.8% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	72.8% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$102,800,000 (10/10/2017)
Recurring Replacements:	$0	$3,433	N/A	Cut-off Date LTV Ratio:	64.6%
TI/LC:	$2,313,931	$13,732	$400,000	Maturity Date LTV Ratio:	64.6%
So Gong Dong Free Rent:	$42,613	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$66,400,000	100.0%	Loan Payoff:	$38,840,963	58.5%
			Reserves:	$2,356,544	3.5%
			Closing Costs:	$930,194	1.4%
			Return of Equity:	$24,272,299	36.6%
Total Sources:	$66,400,000	100.0%	Total Uses:	$66,400,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent Occupancy includes three new tenants (23.3% of NRA) that have executed leases and taken possession of their space but are not yet in occupancy.

The Mortgage Loan. The fifth largest mortgage loan (the “Hackensack Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $66,400,000 and secured by a first priority fee mortgage encumbering an anchored retail property in Hackensack, New Jersey (the “Hackensack Commons Property”). Proceeds of the Hackensack Commons Mortgage Loan were primarily used to refinance the previous loan secured by the Hackensack Commons Property, fund upfront reserves, pay closing costs and return equity to the Hackensack Commons Borrower (as defined below). The Hackensack Commons Property was previously collateral for a loan securitized in the VNO 2010-VNO transaction.

The Borrower and the Sponsor. The borrower is Hackensack UE LLC (the “Hackensack Commons Borrower”), a single-purpose New Jersey limited liability company, with two independent directors in its organizational structure. The Hackensack Commons Borrower is 100.0% owned by Urban Edge Properties LP, which is in turn 89.9% owned by Urban Edge Properties. Urban Edge Properties is the borrower sponsor and Urban Edge Properties LP is the non-recourse carveout guarantor.

Urban Edge Properties is a real estate investment trust that acquires, develops, owns, manages and improves shopping centers in and on the edge of urban communities. Its portfolio comprises 16.7 million SF in 90 properties and it manages over 5 million SF for others. Urban Edge’s core assets are concentrated in the Washington, D.C. to Boston corridor.

The Property. The Hackensack Commons Property is a 274,643 SF anchored retail community center located in Hackensack, New Jersey, approximately ten miles west of the George Washington Bridge and upper Manhattan, New York City. Built in 1963 and renovated in 1995, the Hackensack Commons Property sits on 21.4 acres and contains a total of 1,163 parking spaces (4.23 spaces per 1,000 SF of NRA).

As of October 26, 2017, the Hackensack Commons Property was 97.9% leased by a mix of 24 national and regional tenants, including Home Depot, 99 Ranch Market, Applebee’s, Chipotle, Five Guys, GNC, Mattress Firm, Petco and Staples. Home Depot has served as an anchor tenant at the Hackensack Commons Property since 2002 and accounts for 40.4% of NRA and 39.8% of underwritten rent. Eleven of the 24 tenants at the Hackensack Commons

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Hackensack Commons

Property, representing 57.9% of NRA, have operated there for ten years or longer and ten of the tenants have renewed at least once. Six tenants (99 Ranch Market, Orangetheory Fitness, Eastern Dental, Paris Baguette, So Gong Dong, and Chipotle) leased space totaling 72,212 SF (26.3% of NRA and 20.8% of underwritten rent) in 2017. Three of such tenants, 99 Ranch Market, Paris Baguette, and So Gong Dong, representing in the aggregate 23.3% of NRA and 16.3% of underwritten rent, are not yet in occupancy and two of such tenants, Paris Baguette, and So Gong Dong, representing in the aggregate 1.8% of NRA and 2.6% of underwritten rent are not yet paying rent.

Major Tenants.

Home Depot (111,027 SF, 40.4% of NRA, 39.8% of underwritten rent). Home Depot U.S.A., Inc. (“Home Depot”), a tenant at the Hackensack Commons Property since 2002, is a home improvement chain with over 400,000 employees at more than 2,200 stores within the United States, Canada and Mexico. Home Depot has a lease expiration of January 31, 2023 and has two, five-year renewal options. Home Depot reported sales at the Hackensack Commons Property for fiscal year ending January 2015, 2016, and 2017 of approximately $55.2 million ($497 PSF), approximately $56.7 million ($511 PSF), and approximately $59.1 million ($532 PSF), respectively. According to the annual report for Home Depot’s parent company, The Home Depot Inc.’s national average store sales were approximately $391 PSF for the fiscal year ending January 2017.

99 Ranch Market (59,170 SF, 21.5% of NRA, 13.7% of underwritten rent). 99 Ranch Market is scheduled to open at the Hackensack Property in December 2017. Established in 1984, 99 Ranch Market now has over 42 store locations in California, Nevada, Texas and Washington. The 99 Ranch Market at the Hackensack Commons Property will be its first location on the east coast of the United States. 99 Ranch Market has a lease expiration of December 31, 2027 and has three, five-year renewal options. 99 Ranch Market has taken possession of its space and is paying rent, but is not yet in occupancy. 99 Ranch Market has a $1,479,250 tenant improvement allowance, which was reserved for at loan origination.

Staples (27,017 SF, 9.8% of NRA, 10.7% of underwritten rent). Staples, a tenant at the Hackensack Commons Property since 2005, is an office supply chain with more than 1,900 stores within the United States, Canada, the United Kingdom, Australia, Brazil, and a presence in multiple European countries. Staples has extended its lease two times, has a lease expiration of March 31, 2020 and has one, three-year renewal option.

The following table presents a summary regarding the major tenants at the Hackensack Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent	2016 Sales		Occ. Cost %(4)	Lease Expiration
							$	PSF
Major Tenants
Home Depot	A/A2/A	111,027	40.4%	$2,498,108	$22.50	39.8%	$59,094,578	$532	4.2%	1/31/2023
99 Ranch Market	NR/NR/NR	59,170	21.5%	$857,965	$14.50	13.7%	NAV	NAV	NAV	12/31/2027
Staples	NR/B3/B+	27,017	9.8%	$670,022	$24.80	10.7%	$6,730,536	$249	10.0%	3/31/2020
Petco Supplies & Fish	NR/NR/B	13,808	5.0%	$359,008	$26.00	5.7%	NAV	NAV	NAV	1/31/2024
Port of Call American Fusion	NR/NR/NR	10,556	3.8%	$316,680	$30.00	5.0%	$3,094,061	$293	10.2%	1/31/2024
Subtotal/Wtd. Avg.		221,578	80.7%	$4,701,783	$21.22	74.9%	$68,919,175(5)	$464(5)	5.1%(5)

Other Tenants		47,206	17.2%	$1,578,431	$33.44	25.1%	$8,570,303(5)	$362(5)	9.5%(5)
Vacant Space		5,859	2.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		274,643	100.0%	$6,280,214	$23.37	100.0%	$77,489,478(5)	$450(5)	5.6%(5)

(1)	Information is based on the underwritten rent roll as of October 26, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent as of the October 26, 2017 rent roll divided by the most recently reported sales.

(5)	Subtotal/Wtd. Avg., Other Tenants and Total/Wtd. Avg. 2016 Sales $, 2016 Sales PSF and Occ. Cost % are based on tenants that report sales. Fourteen tenants, representing 172,307 SF (62.7% of NRA) and $4,302,445 of Annual UW Rent (68.5% of Annual UW Rent), report sales.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

BANK 2017-BNK9	Hackensack Commons

The following table presents certain information relating to the lease rollover at the Hackensack Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	2	3,380	1.2%	1.2%	$103,717	$30.69	1.7%	1.7%
2019	4	7,105	2.6%	3.8%	$279,691	$39.37	4.5%	6.1%
2020	2	29,231	10.6%	14.5%	$739,409	$25.30	11.8%	17.9%
2021	1	1,555	0.6%	15.0%	$49,760	$32.00	0.8%	18.7%
2022	3	9,768	3.6%	18.6%	$286,939	$29.38	4.6%	23.2%
2023	1	111,027	40.4%	59.0%	$2,498,108	$22.50	39.8%	63.0%
2024	2	24,364	8.9%	67.9%	$675,688	$27.73	10.8%	73.8%
2025	1	6,200	2.3%	70.1%	$181,500	$29.27	2.9%	76.7%
2026	1	1,646	0.6%	70.7%	$77,839	$47.29	1.2%	77.9%
2027	6	72,059	26.2%	97.0%	$1,307,481	$18.14	20.8%	98.7%
2028 & Beyond	1	2,449	0.9%	97.9%	$80,082	$32.70	1.3%	100.0%
Vacant	0	5,859	2.1%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	24	274,643	100.0%		$6,280,214	$23.37(3)	100.0%

(1)	Information is based on the underwritten rent roll as of October 26, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Hackensack Commons Property is located in the North Bergen retail submarket of the Northern New Jersey retail market. According to the appraisal, as of the second quarter of 2017, the vacancy rate in the Northern New Jersey retail market was approximately 8.6% with average asking rents of $29.42 PSF. As of the second quarter of 2017, the vacancy rate in the North Bergen retail submarket was approximately 5.8% with average asking rents of $33.24 PSF. According to the appraisal, both the Northern New Jersey retail market and the North Bergen retail submarket have seen steady increases in asking rents PSF since 2011. The North Bergen retail submarket is made up of 2,300,000 SF, 64,000 SF of which has been built since 2008.

The Hackensack Commons Property is situated at the intersection of Hackensack Avenue and Commerce Way, with 612 feet of frontage on Hackensack Avenue and 509 feet of frontage on Commerce Way. The Hackensack Commons Property is accessible from major highways via Route 17 in a north/south direction and Route 4 in an east/west direction. Within a short distance are Interstate 80, the New Jersey Turnpike and the Garden State Parkway. According to an industry report, the traffic count at the Hackensack Commons Property’s location on Hackensack Avenue averages approximately 20,000 vehicles per day, while State Route 4, within a half mile south of the Hackensack Commons Property, has a traffic count of approximately 124,600 vehicles per day.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 18,469, 206,629 and 483,035, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $130,261, $107,707 and $110,226, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

BANK 2017-BNK9	Hackensack Commons

The following table presents recent leasing data at comparable retail properties with respect to the Hackensack Commons Property:

Comparable Lease Summary
Property Name City. State	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Reimbursements
West Falls Plaza Woodland Park, NJ	andThat!	64,793	Sep 2017	$20.00	9.3	NNN
471 Prospect Ave West Orange, NJ	LA Fitness	48,200	Apr 2016	$28.00	15.0	NNN
132-194 Passaic Avenue Kearny, NJ	BJ’s Wholesale Club	87,788	Aug 2015	$17.00	20.0	NNN
Paramus Towne Square Paramus, NJ	Golf Galaxy	46,458	Apr 2014	$31.00	15.0	NNN
Roxbury Mall Succasunna, NJ	Petco	17,000	Jan 2017	$26.94	12.0	NNN
South Paramus Plaza Paramus, NJ	Ashley Furniture	18,340	Oct 2016	$20.00	15.0	NNN
Gold Acres Shopping Center South Plainfield, NJ	ShopRite	80,000	2016	$18.00	20.0	NNN
115 Belmont Avenue Belleville, NJ	KeyFoods	51,946	2016	$21.50	20.0	NNN
Livingston Town Center Livingston, NJ	Fan Bistro	5,020	Jun 2016	$25.00	10.0	NNN
40 Meadowlands Parkway Secaucus, NJ	Secaucus Foodmart	3,000	Jun 2017	$41.00	10.0	NNN
The Shops at 17 North Paramus, NJ	Farrow & Ball	2,018	Dec 2016	$46.00	10.0	NNN

Source: Appraisal.

The following table presents certain information regarding competitive properties with respect to the Hackensack Commons Property:

Competitive Property Summary
Property Address - Name	City	State	Year Built	Size (SF)	Total Occupancy
700-790 Broadway - Westwood Plaza	Westwood	NJ	1981	173,854	98.9%
585 From Rd - Sears	Paramus	NJ	2000	193,446	100.0%
502 Garden State Plz - JCPenney	Paramus	NJ	1958	182,909	100.0%
400 Hackensack Ave - Bloomingdale’s	Hackensack	NJ	1959	293,346	100.0%
149-175 Main St - Saddle River Crossing	Lodi	NJ	2007	230,000	100.0%
150 Route 17 - Lowe’s	East Rutherford	NJ	1996	197,000	100.0%
545 State Route 17 South	Paramus	NJ	1974	157,100	89.7%
165 W State Route 4	Paramus	NJ	1975	261,300	100.0%
698 US Highway 46 - Wal-Mart	Teterboro	NJ	2015	159,311	100.0%
698 US Highway 46 - Costco	Teterboro	NJ	2015	156,166	100.0%
233 N Franklin Tpke - Interstate Shopping Center	Ramsey	NJ	1961	309,000	98.7%
34 E Ridgewood Ave - The Fashion Center	Paramus	NJ	1968	306,762	100.0%
461-537 River Rd	Edgewater	NJ	1996	269,233	100.0%
189 W Route 46 - Saddlebrook Square Center	Saddle Brook	NJ	1974	221,892	97.8%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

BANK 2017-BNK9	Hackensack Commons

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hackensack Commons Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Base Rent	$4,860,111	$4,814,243	$4,755,847	$5,035,084	$6,485,279(1)	$23.61
Total Recoveries	$2,155,546	$2,303,667	$2,372,550	$3,029,090	$3,601,515	$13.11
Less Vacancy	$0	$0	$0	$0	($504,340)	($1.84)
Effective Gross Income	$7,015,657	$7,117,910	$7,128,397	$8,064,174	$9,582,454	$34.89
Total Expenses	$3,177,892	$3,127,097	$2,960,148	$3,205,531	$3,855,654	$14.04
Net Operating Income(2)	$3,837,765	$3,990,813	$4,168,249	$4,858,643	$5,726,801	$20.85
Capital Expenditures	$0	$0	$0	$0	$41,196	$0.15
TI/LC	$0	$0	$0	$0	$339,404	$1.24
Net Cash Flow	$3,837,765	$3,990,813	$4,168,249	$4,858,643	$5,346,200	$19.47

Occupancy %	NAV	72.8%	72.8%	97.9%(3)	95.0%
NOI DSCR	1.31x	1.36x	1.42x	1.66x	1.95x
NCF DSCR	1.31x	1.36x	1.42x	1.66x	1.82x
NOI Debt Yield	5.8%	6.0%	6.3%	7.3%	8.6%
NCF Debt Yield	5.8%	6.0%	6.3%	7.3%	8.1%

(1)	Underwritten Base Rent is based on the rent roll dated October 26, 2017 and includes rent steps through November 30, 2018 totaling $73,031.

(2)	The increase in UW Net Operating Income from 9/30/2017 TTM Net Operating Income can be attributed to recent lease signings. Six tenants (99 Ranch Market, Orangetheory Fitness, Eastern Dental, Paris Baguette, So Gong Dong, and Chipotle) leased space totaling 72,212 SF (26.3% of NRA and 20.8% of underwritten base rent) in 2017. The majority of the increase in 9/30/2017 TTM Net Operating Income from 2016 Net Operating Income can be attributed a new tenant, 99 Ranch Market, which commenced paying rent in June 2017.

(3)	9/30/2017 TTM Occupancy % reflects occupancy as of October 26, 2017 and includes three new tenants (99 Ranch Market, Paris Baguette and So Gong Dong), representing 23.3% of NRA, that have executed leases and taken possession of their space but are not yet in occupancy.

Escrows and Reserves. At origination, the Hackensack Commons Borrower deposited $2,313,931 with lender for tenant improvements and leasing commissions (“TI/LC”) reserves, and $42,613 in connection with the tenant So Gong Dong (to be released to the Hackensack Commons Borrower upon receipt of an estoppel certificate from the tenant stating that its free rent period has expired, there are no reimbursements due to it from the Hackensack Commons Borrower outstanding and it is in occupancy, open for business and paying full rent).

The Hackensack Commons Borrower is required to make monthly deposits of $13,732 for TI/LC reserves and $3,433 for replacement reserves. The Hackensack Commons Borrower will not be required to deposit the TI/LC monthly deposit if the amount then on deposit in the TI/LC reserve exceeds $400,000 (excluding the TI/LC reserve deposit made at origination). The Hackensack Commons Borrower is required to deposit monthly into escrow 1/12 of the annual estimated real estate tax payments and 1/12 of the annual estimated insurance premiums unless (i) no Cash Sweep Event Period (as defined below) is continuing and (ii) the lender is provided with written reasonably satisfactory evidence that such taxes or insurance premiums have been timely paid. In addition, the Hackensack Commons Borrower’s obligation to make monthly deposits into the insurance escrow will be suspended so long as an acceptable blanket insurance policy is in place.

In lieu of depositing amounts into any reserve, the Hackensack Commons Borrower is permitted to deposit a letter of credit or a guaranty from the non-recourse carve-out guarantor, Urban Edge Properties LP; provided that such guarantor has a senior unsecured credit rating of at least Baa3 from Moody’s Investors Service, Inc. and BBB from Standard & Poor’s Ratings Services, and maintains a net worth equal to at least $100,000,000 (including amounts available under undrawn lines of credit); provided, further, that if such guaranty or all letters of credit in the aggregate exceed 10% of the outstanding principal balance of the Hackensack Commons Mortgage Loan, the Hackensack Commons Borrower’s right to provide any such guaranty is conditioned upon delivery of a non-consolidation opinion reasonably satisfactory to the lender addressing such guaranty.

Lockbox and Cash Management. The Hackensack Commons Mortgage Loan has a springing hard lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the Hackensack Commons Borrower is required to establish a lender-controlled lockbox account and direct all tenants to pay rents directly into such lockbox account and the lender has the right to establish, and the Hackensack Commons Borrower is required to cooperate with a cash management bank to establish, a lender-controlled cash management account. Following the establishment of such accounts, if no Cash Sweep Event Period exists, all funds in the lockbox account are required to be disbursed to the Hackensack Commons Borrower’s operating account. If a Cash Sweep Event Period exists, funds in the lockbox account are required to be swept daily to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date to pay debt service on the Hackensack Commons Mortgage Loan, to fund required reserve deposits as described above under “Escrows and Reserves,” to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and extraordinary expenses approved by the lender, to deposit, if a Major Tenant Event (as defined below) exists, all remaining cash flow into the TI/LC reserve subaccount until an amount equal to $15 PSF of the space leased to the applicable Major Tenant has been deposited, and thereafter, to the extent (i) a Cash Sweep Event Period exists other than due to a Major Tenant Event, to deposit any remaining cash flow to an account to be held by the lender as additional security for the Hackensack Commons Mortgage Loan during the continuance of such Cash Sweep Event Period or (ii) a Cash Sweep Event Period exists solely due to a Major Tenant Event, to disburse any remaining cash flow to the Hackensack Commons Borrower.

A “Cash Sweep Event Period” will commence upon the occurrence of (a) an event of default, (b) the debt service coverage ratio (assuming a 30-year amortization schedule) is less than 1.20x for six consecutive calendar months (a “DSCR Event”), and/or (c) a Major Tenant Event.

A “Major Tenant Event” means (i) a Major Tenant has filed for bankruptcy or become the subject of a bankruptcy filing, (ii) a Major Tenant Lease Expiration Event, or (iii) a Major Tenant has vacated or “gone dark”.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

BANK 2017-BNK9	Hackensack Commons

A “Major Tenant Lease Expiration Event” means the date (i) 12 months prior to the expiration of a Major Tenant’s lease, unless such Major Tenant has renewed or extended its lease pursuant to its terms or on terms acceptable to the lender; (ii) any Major Tenant gives notice to vacate or not to renew its lease; (iii) any Major Tenant exercises any termination option under its lease; or (iv) any Major Tenant cancels or terminates its lease.

A “Major Tenant” means Home Depot or 99 Ranch Market and any replacement tenant occupying more than 40,000 SF pursuant to a replacement lease.

A Cash Sweep Event Period will terminate if (1) no event of default exists; (2) in the case of a DSCR Event, (a) the debt service coverage ratio (assuming a 30-year amortization schedule) is equal to or greater than 1.20x for the immediately preceding six consecutive calendar months or (b) the Hackensack Commons Borrower either (i) after the lockout period expiration date but prior to the open period effectuates a partial defeasance in the minimum amount sufficient to obtain a debt service coverage ratio (assuming a 30-year amortization schedule) of at least 1.20x (the “DSCR Cure Amount”), (ii) during the open period, partially prepays the loan in the DSCR Cure Amount, or (iii) deposits cash or a letter of credit with the lender in the DSCR Cure Amount, (3) in the case of a Major Tenant Lease Expiration Event, either (a) the Major Tenant renews or extends its lease and the lender receives a reasonably acceptable estoppel or letter from the Major Tenant stating that the Major Tenant is in occupancy of the entirety of its space, open for business and paying full contractual rent or (b) the entirety of the Major Tenant’s space has been re-let to one or more replacement tenant(s) reasonably acceptable to the lender pursuant to one or more replacement lease(s) and the lender receives a reasonably acceptable estoppel or letter from each replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy for its/their space, open for business and paying full contractual rent (a “Major Tenant Replacement Cure”), (4) in the event a Major Tenant has filed for bankruptcy or become the subject of a bankruptcy filing, either (a) the Major Tenant’s lease has been affirmed in bankruptcy and the lender receives a reasonably acceptable estoppel or letter stating that the Major Tenant is in occupancy of the entirety of its space, open for business and paying full contractual rent, or (b) there is a Major Tenant Replacement Cure, (5) in the case of a Major Tenant that has vacated or “gone dark”, either (a) the Major Tenant is in occupancy of the entirety of its space and lender receives a reasonably acceptable estoppel or letter stating that the Major Tenant is in occupancy of its space, open for business and paying full contractual rent or (b) there is a Major Tenant Replacement Cure, or (6) in the case of a Major Tenant Event, the amount of excess cash flow deposited into the TI/LC reserve (as a result of the Major Tenant Event) equals $15 PSF of the space leased to the applicable Major Tenant.

If the Hackensack Commons Borrower delivers cash or a letter of credit in the DSCR Cure Amount to cure a DSCR Event, such cash or letter of credit is required to be released to the Hackensack Commons Borrower at any time that the debt service coverage ratio (assuming a 30-year amortization schedule) is equal to or greater than 1.20x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hackensack Commons Borrower is required to obtain property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with eighteen months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

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T-67

BANK 2017-BNK9	Colorado Center

Mortgage Loan No. 6 – Colorado Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

BANK 2017-BNK9	Colorado Center

Mortgage Loan No. 6 – Colorado Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

BANK 2017-BNK9	Colorado Center

Mortgage Loan No. 6 – Colorado Center

Colorado Center
2401, 2425, 2501 and 2525 Colorado Avenue;
2400, 2450 and 2500 Broadway
Santa Monica, CA 90404
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Simi Valley
San Fernando
Northridge
Chatsworth
VENTURA COUNTY
La Canada Flintridge
Thousand Oaks
Burbank
Altadena
Pasadena
Glendale
Monrovia
Azusa
SAN MONICA MTS.
Arcadia
El Monte
LOS ANGELES
Malibu
Santa Monica
West Covina
Venice
Culver City
Inglewood
Downey
Whittier
Hacienda Heights
La Habra
Norwalk
Fullerton
El Segundo
Compton
Pacific Ocean
Lakewood
Torrance
Carson
ANAHEIM
ORANGE COUNTY
Garden Grove
LONG BEACH
Huntington Beach
Veterans Home of California
Consulate General of the Czech Republic
Veterans Affairs Dept.
Westwood
San Vicente Blvd
LA Natl. Veterans Park
405
VA Greater Los Angeles Healthcare
Brentwood Branch Library
Barrington Ave
Brentwood
Santa Monica Blvd
Bundy Dr
Brentwood Place Shopping Center
San Diego Fwy
Sepulveda Blvd
Wilshire Blvd
Santa Monica Blvd
SAWTELLE JAPANTOWN
Sawtelle
Olympic Blvd
Barrington Ave
One Westside Shopping Center
2
Bundy Dr
Stoner Recr. Center
West L.A.
405
METRO EXPO LINE
BUNDY
St. Johns Health Ctr.
Comedy Central
Red Bull North America
Hulu
Montana Ave
14th St
Olympic Blvd
Pico Blvd
Amazon Studios
Gateway Blvd
Wilshire Montana
CBS Television
BERGAMOT
Downtown Los Angeles 7 miles
MONTANA AVENUE
UCLA Medical Center Santa Monica
AMC Networks
10
Santa Monica Fwy
Lincoln Blvd
LOS ANGELES COUNTY
17TH ST./ SMC
Santa Monica Blvd
National Blvd
Olympic Blvd
Bundy Dr
METRO EXPO LINE
Activision Blizzard
Wilshire Blvd
Mar Vista
SANTA MONICA BUSINESS PARK
Santa Monica Airport
2
WOODLAWN CEMETERY
Santa Monica College
3RD STREET PROMENADE
10
Ocean Park Blvd
Clover Park
Santa Monica College - Bundy Campus
1
DOWNTOWN SANTA MONICA
Corsair Stadium
Museum of Flying
Venice Reservoir Site
PCH
Santa Monica Place
Pico Blvd
Barker Hanger
SANTA MONICA
Santa Monica City Hall
Santa Monica Courthouse
Memorial Open Air Theatre
Centinela Ave
1
RAND Corp.
Santa Monica Civic Auditorium
Santa Monica Pier/Pacific Place
Penmar Golf Course
Santa Monica International Chess Park
MAIN STREET SANTA MONICA
Ocean Park
Marine Park
Penmar Recr. Area
Beethoven St
LOS ANGELES
Santa Monica State Beach
Ocean View Park
Neilson Way
Lincoln Blvd
Rose Ave
Google Venice
Pacific Ocean
OCEAN FRONT WALK
Oakwood
1
Venice Blvd
Pacific Ave
Costco
ABBOT KINNEY BOULEVARD
Washington Blvd
Del Rey
Venice City Beach
Venice
Venice Skate Park
Muscle Beach
Abbot Kinney Blvd
Lincoln Blvd
Venice Blvd
Marina del Rey
Venice Public Art Walls
VENICE BEACH BOARDWALK
Admiralty Way
LA Intl. Airport 4 miles
Villa Marina Marketplace

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

BANK 2017-BNK9	Colorado Center

Mortgage Loan No. 6 – Colorado Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Santa Monica, CA 90404
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.7%			Detailed Property Type:	CBD
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsors:	Boston Properties Limited Partnership; Teachers Insurance and Annuity Association of America			Year Built/Renovated:	1984-1991/2013-2016
				Size:	1,176,161 SF
Mortgage Rate:	3.5625%			Cut-off Date Balance per SF(1):	$253
Note Date:	7/28/2017			Maturity Date Balance per SF(1):	$253
First Payment Date:	9/9/2017			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Maturity Date:	8/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	$55,360,535
Seasoning:	4 months
Prepayment Provisions(2):	LO (28); DEF (85); O (7)			UW NOI Debt Yield(1):	18.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	18.6%
Additional Debt Type(1)(3):	Pari Passu/B-Note			UW NCF DSCR(1):	4.83x
Additional Debt Balance(1)(3):	$238,000,000/$252,000,000			Most Recent NOI(5):	$23,563,721 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$30,115,359 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$44,524,957 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	91.5% (7/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy	68.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	54.7% (12/31/2015)
Recurring Replacements:	$0	$0	N/A	Appraised Value (as of)(7):	$1,212,500,000 (7/10/2017)
TI/LC:	$25,193,502	$0	N/A	Cut-off Date LTV Ratio(1)(7) :	24.6%
Other:	$20,761,186	$0	N/A	Maturity Date LTV Ratio(1)(7) :	24.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$550,000,000	100.0%	Return of Equity:	$502,636,939	91.4%
			Reserves:	$45,954,688	8.4%
			Closing Costs:	$1,408,373	0.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Colorado Center Mortgage Loan (as defined below) is part of the Colorado Center Whole Loan (as defined below), which is comprised of ten pari passu senior promissory notes with an aggregate principal balance of $298,000,000 and three junior promissory notes that are pari passu with each other with an aggregate principal balance of $252,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Colorado Center Senior Loans (as defined below), without regard to the Colorado Center Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $550,000,000 Colorado Center Whole Loan are $468, $468, 10.1%, 10.1%, 2.62x, 45.4% and 45.4%, respectively.

(2)	Defeasance of the Colorado Center Whole Loan is permitted at any time after the earlier of (i) July 28, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu senior promissory note of the Colorado Center Whole Loan to be securitized. The assumed lockout period of 28 payments is based on the closing date of this transaction in December 2017.

(3)	See “The Mortgage Loan,” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI from the Most Recent NOI reflects the leased occupancy increase from 68.0% to 91.5%. See the “Cash Flow Analysis” table below.

(6)	The Colorado Center Property is 91.5% leased and 68.7% physically occupied. Occupancy includes (i) a new 159,310 SF lease to Kite Pharma, Inc. that provides for free rent expiring April 1, 2018 and a partial rent abatement expiring July 1, 2019, which was reserved at loan origination, (ii) two expansion space leases for existing tenant HULU (collectively 45,462 SF) that provide for gap rent through May 31, 2018 and for which gap rent was reserved at loan origination and (iii) an expansion space lease for existing tenant Edmunds.com (62,556 SF) that provides for free rent and abated rent through December 31, 2018, which was reserved at loan origination.

(7)	Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio with respect to the Colorado Center Senior Loans are based on the “As-Is Assuming Reserves” value of $1,212,500,000 as of July 10, 2017, which assumes upfront reserves of $25,193,502 for existing tenant improvements and leasing commissions costs. Such reserve was escrowed for at loan origination. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Colorado Center Senior Loans (excluding the Colorado Center Subordinate Companion Loans) based on the $1,187,500,000 “As-Is” appraised value are 25.1% and 25.1%, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

BANK 2017-BNK9	Colorado Center

The Mortgage Loan. The sixth largest mortgage loan (the “Colorado Center Mortgage Loan”) is part of a whole loan (the “Colorado Center Whole Loan”) in the aggregate original principal amount of $550,000,000. The Colorado Center Whole Loan is secured by a first priority fee mortgage encumbering an office property in Santa Monica, California (the “Colorado Center Property”). The Colorado Center Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”) and Morgan Stanley Bank, N.A. The Colorado Center Whole Loan is comprised of (i) a senior loan, comprised of ten senior notes, that are pari passu with each other, with an outstanding principal balance of $298,000,000 (collectively, the “Colorado Center Senior Loans”) and (ii) a subordinate companion loan, comprised of three subordinate notes that are pari passu with each other and subordinate to the Colorado Center Senior Loans, with an outstanding principal balance of $252,000,000 (collectively, the “Colorado Center Subordinate Companion Loans”), each as described below. Promissory Note A-1-C2, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), in the original principal amount of $40,000,000 and Promissory Note A-3-C2, which is being contributed by WFB, in the original principal amount of $20,000,000, represent the Colorado Center Mortgage Loan and will be included in the BANK 2017-BNK9 securitization trust. Of the remaining Colorado Center Senior Loans (collectively, the “Colorado Center Non-Serviced Pari Passu Companion Loans”), the Colorado Center Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-S, A-2-S and A-3-S, in the aggregate original principal amount of $98,000,000 and all of the Colorado Center Subordinate Companion Loans were contributed to the BXP 2017-CC securitization trust. The Colorado Center Whole Loan will be serviced pursuant to the trust and servicing agreement for the BXP 2017-CC securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Colorado Center Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Colorado Center Senior Loans
A-1-C2 & A-3-C2	$60,000,000	$60,000,000	BANK 2017-BNK9	No
A-1-S, A-2-S, A-3-S	$98,000,000	$98,000,000	BXP 2017-CC	Yes(2)
A-1-C1 & A-3-C1	$80,000,000	$80,000,000	BANK 2017-BNK8	No
A-2-C1 & A-2-C2-1	$40,000,000	$40,000,000	COMM 2017-COR2	No
A-2-C2-2(3)	$20,000,000	$20,000,000	DBNY	No
Colorado Center Subordinate Companion Loans
B-1-S , B-2-S, B-3-S	$252,000,000	$252,000,000	BXP 2017-CC	No
Colorado Center Whole Loan	$550,000,000	$550,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	Note A-1-S is the controlling note.

(3)	Promissory Note A-2-C2-2 is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time.

The Borrower and the Sponsors. The borrower is CA-Colorado Center, L.L.C. (the “Colorado Center Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The sponsors of the Colorado Center Borrower are Boston Properties Limited Partnership (“BPLP”) and Teachers Insurance and Annuity Association of America, for the benefit of its separate Real Estate Account (“Teachers”). There is no non-recourse carve-out guarantor for the Colorado Center Whole Loan and no environmental indemnitor other than the Colorado Center Borrower.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF.

Teachers is one of the largest real estate owners in the world, with reported net assets of $24.8 billion as of June 30, 2017. Teachers was established in 1995 and as of December 31, 2016 owned a total of 129 real estate investments, including 38 office investments. Teachers has no account-level debt, and its proportionate share of mortgage loans payable outstanding on its portfolio was $4.4 billion, representing a loan-to-value ratio of approximately 15.0%.

The Property. The Colorado Center Property is a six-building Class A urban office campus with a three-level underground parking garage containing 3,105 parking spaces (providing a parking ratio of 2.6 spaces per 1,000 SF). The Colorado Center Property is comprised of approximately 1,176,161 SF, including approximately 45,490 SF of retail and amenity space. Amenities at the Colorado Center Property include a health club, food court, swimming pool, and a public park with two tennis courts and a basketball court.

The Colorado Center Property was built between 1984 and 1991. Boston Properties purchased a 50% interest in the Colorado Center Property in July 2016 for an implied purchase price of $1,026,000,000 ($872 PSF). The Colorado Center Property features a full service gym, yoga studio, racquetball and squash courts, an indoor lap pool, tennis and basketball courts, a 3.5- acre park, Wi-Fi and a three story subterranean garage. The Colorado Center Borrower sponsors are also currently planning to further spend approximately $19.1 million in repositioning the Colorado Center Property, which is expected to include a wholesale redevelopment of the retail floor of Building B, replacement of the existing in-line retail tenants with a food hall, renovation of the existing fitness center and redesign of the exterior landscape. However, such renovations are permitted but not required and have not been reserved for under the Colorado Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

BANK 2017-BNK9	Colorado Center

The Colorado Center Property has experienced leasing momentum in the last 12 months. Since acquisition in 2016, the Colorado Center Borrower sponsors have signed leases at the Colorado Center Property, improving the leased occupancy from 68.0% to 91.5% as of July 1, 2017. Approximately 135,000 SF of the newly leased space is attributed to expansion leases with tenants HULU and Edmunds.com. In addition, in 2017, Kite Pharma, Inc. signed a new 159,310 SF lease through 2032.

The Colorado Center Property is 91.5% leased as of July 1, 2017 by a diverse roster of tenants, including companies in the technology, entertainment, pharmaceutical, media and advertising industries. The Colorado Center Property serves as the headquarters for HULU (22.3% of NRA, 26.7% of underwritten base rent), Edmunds.com (16.8% of NRA, 20.8% of underwritten base rent), Kite Pharma, Inc. (13.5% of NRA, 17.0% of underwritten base rent), and Rubin Postaer & Associates (15.9% of NRA, 15.1% of underwritten base rent) and is the west coast office for HBO (10.9% of NRA, 12.4% of underwritten base rent).

Major Tenants.

HULU (261,823 SF, 22.3% of NRA, 26.7% of underwritten base rent). HULU, which is headquartered at the Colorado Center Property, is a streaming video service that offers instant access to live and on-demand channels, original series and films, and a library of TV and movies to 32 million subscribers in the U.S. HULU was launched in 2008 and is owned by NBC Universal, The Walt Disney Company, 21st Century Fox and Time Warner Inc. HULU took occupancy at the Colorado Center Property in 2012 with 55,948 SF and has expanded its space multiple times, including 105,037 SF of expansions since March 2016. HULU has two five-year extension options remaining at market rent. HULU is currently in occupancy of 237,155 SF (which includes a 20,794 SF expansion that commenced November 16, 2017) and has executed an expansion for 24,668 SF of space commencing June 1, 2018. HULU has a total of $1,873,813 of gap rent through May 31, 2018, which was reserved at loan origination.

Edmunds.com (197,812 SF, 16.8% of NRA, 20.8% of underwritten base rent). Edmunds.com, which is headquartered at the Colorado Center Property, operates an online platform that provides users access to highly-targeted automotive information, including auto dealer inventory, vehicle reviews, shopping tips, photos, videos, detailed pricing and data. Edmunds.com took occupancy at the Colorado Center Property in 2015 with 135,256 SF and recently executed an expansion lease for an additional 62,556 SF commencing August 1, 2018. Edmunds.com has a total of $5,983,082 of free rent and abated rent through December 31, 2018, which was reserved at loan origination. Edmunds.com has two, five-year extension options at market rent remaining.

Kite Pharma, Inc. (159,310 SF, 13.5% of NRA, 17.0% of underwritten base rent). Kite Pharma, Inc. (NASDAQ: KITE), which is headquartered at the Colorado Center Property, is a publicly-traded biopharmaceutical company engaged in the development and commercialization of cancer immunotherapy products. Kite Pharma, Inc.’s lease at the Colorado Center Property commenced in August 2017 for an initial 15-year lease term through July 2032 and has three five-year extension options at market rent remaining. Kite Pharma, Inc. has taken possession of its space but is not yet in occupancy. Kite Pharma, Inc. has 12 months of free rent commencing on August 1, 2017, and a partial rent abatement for an additional 12 months commencing August 1, 2018, totaling $12,790,705, which was reserved at loan origination.

Rubin Postaer & Associates (“RPA”) (186,894 SF, 15.9% of NRA, 15.1% of underwritten base rent). RPA, which is headquartered at the Colorado Center Property, is an advertising agency founded in 1986. RPA’s services include direct and event marketing, digital marketing, social media marketing, branded entertainment, account management and analytics. RPA serves national accounts including Honda, Farmers Insurance, Southwest Airlines, FX, Apartments.com, Intuit and the Los Angeles Clippers. RPA has two, five-year extension options at market rent remaining and has the option to terminate its lease as of December 31, 2020 with 12 months’ notice by December 31, 2019 and payment of a termination fee equal to six months of base rent.

HBO (128,273 SF, 10.9% of NRA, 12.4% of underwritten base rent). HBO is an American cable and satellite television network that is owned by Time Warner Inc. HBO has provided the Colorado Center Borrower notice of its intent to vacate the Colorado Center Property upon its lease expiration date (June 30, 2019); however, the tenant reportedly requested an approximately nine month extension. The Colorado Center Borrower is currently negotiating a holdover agreement with HBO to formally extend its lease by nine months to March 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

BANK 2017-BNK9	Colorado Center

The following table presents certain information relating to the major tenants at the Colorado Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Total Annual UW Rent	Lease Expiration
Major Tenants
HULU(5)	AA/Aa3/NR	261,823	22.3%	$16,985,607	$64.87	26.7%	11/15/2021
Edmunds.com(6)(7)	A+/A3/A-	197,812	16.8%	$13,226,003	$66.86	20.8%	1/31/2028
Kite Pharma, Inc.(8)	BBB+/NR/BBB	159,310	13.5%	$10,829,894	$67.98	17.0%	7/31/2032
RPA(9)	A-/Baa1/A	186,894	15.9%	$9,569,281	$51.20	15.1%	12/31/2025
HBO(10)	AAA/Aaa/AAA	128,273	10.9%	$7,857,346	$61.25	12.4%	6/30/2019
Subtotal/Wtd. Avg.		934,112	79.4%	$58,468,131	$62.59	92.0%

Other Tenants		141,825	12.1%	$5,091,675	$35.90	8.0%
Vacant Space		100,224	8.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,176,161	100.0%	$63,559,806	$59.07	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include $2,100,026 ($1.95 PSF) of rent steps through August 1, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	HULU is currently in occupancy of 237,155 SF (which includes a 20,794 SF expansion that commenced November 16, 2017) and has executed an expansion for an additional 24,668 SF of space commencing June 1, 2018. HULU has a total of $1,873,813 of gap rent through May 31, 2018, which was reserved at loan origination. HULU has two, five-year extension options remaining at market rent.

(6)	Edmunds.com is currently in occupancy of 135,256 SF and has executed an expansion for an additional 62,556 SF commencing August 1, 2018. Edmunds.com has a total of $5,983,082 of free rent and abated rent through December 31, 2018, which was reserved at loan origination. Edmunds.com has two, five-year extension options remaining.

(7)	Edmunds.com currently leases 195,594 SF of space pursuant to a lease expiring on January 31, 2028 and 2,218 SF of space pursuant to a lease expiring on November 30, 2027.

(8)	Kite Pharma, Inc. has taken possession of its space but is not yet in occupancy. Kite Pharma, Inc. has 12 months of free rent commencing on August 1, 2017, and a partial rent abatement for an additional 12 months commencing August 1, 2018, totaling $12,790,705, which was reserved at loan origination. Kite Pharma, Inc. has three, five-year extension options remaining.

(9)	RPA has two, five-year extension options remaining and has the right to terminate its lease as of December 31, 2020 with no less than 12 months’ notice by December 31, 2019 and payment of a termination fee equal to six months of base rent at the time of the lease termination.

(10)	HBO has provided the Colorado Center Borrower notice of its intent to vacate the Colorado Center Property upon its lease expiration date (June 30, 2019), however, it has reportedly requested an approximately nine month extension and the Colorado Center Borrower is currently negotiating a holdover agreement with HBO to formally extend its lease to March 31, 2020.

The following table presents certain information relating to the lease rollover schedule at the Colorado Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Base Rent Rolling(3)	UW Rent PSF Rolling(3)(4)	% of UW Base Rent Rolling	Cumulative % of UW Base Rent Rolling
MTM	3	1,623	0.1%	0.1%	$42,553	$26.22	0.1%	0.1%
2017	2	3,523	0.3%	0.4%	$20,654	$5.86	0.0%	0.1%
2018	2	1,495	0.1%	0.6%	$66,398	$44.41	0.1%	0.2%
2019	5	130,323	11.1%	11.6%	$7,868,146	$60.37	12.4%	12.6%
2020	1	7,576	0.6%	12.3%	$0	$0.00	0.0%	12.6%
2021	10	294,711	25.1%	37.3%	$18,635,269	$63.23	29.3%	41.9%
2022	4	39,421	3.4%	40.7%	$2,142,511	$54.35	3.4%	45.3%
2023	0	0	0.0%	40.7%	$0	$0.00	0.0%	45.3%
2024	0	0	0.0%	40.7%	$0	$0.00	0.0%	45.3%
2025	6	186,894	15.9%	56.6%	$9,569,281	$51.20	15.1%	60.3%
2026	0	0	0.0%	56.6%	$0	$0.00	0.0%	60.3%
2027	3	2,218	0.2%	56.8%	$0	$0.00	0.0%	60.3%
2028 & Beyond	15	408,153	34.7%	91.5%	$25,214,994	$61.78	39.7%	100.0%
Vacant	0	100,224	8.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	51	1,176,161	100.0%		$63,559,806	$59.07	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total UW Base Rent Rolling and UW Rent PSF Rolling include $2,100,026 ($1.95 PSF) of rent steps through August 1, 2018.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

BANK 2017-BNK9	Colorado Center

The Market. The Colorado Center Property is located on a 15.0-acre site in Santa Monica’s Media and Entertainment District, one block north of the 26th Street/Bergamot Los Angeles County Metro Rail light rail station that connects downtown Santa Monica to Downtown Los Angeles. According to the appraisal, Santa Monica is a supply-constrained office submarket, with only 310,000 SF (4.1% of total submarket inventory as of the end of 2016) of new office supply delivered in the Santa Monica submarket since 2000. The immediate area around the Colorado Center Property features a number of other office projects, including the Water Garden office park located to the south across Colorado Avenue, the 2600 Colorado Avenue office complex located at the southeast corner of Colorado Avenue and 26th Street, and Arboretum Gateway, a mixed-use office and retail development located to the southwest corner of Cloverfield Boulevard and Colorado Avenue.

The Colorado Center Property is situated in the West Los Angeles office market of Los Angeles County, within the Santa Monica office submarket. As of the first quarter of 2017, the 12 office submarkets that comprise the West Los Angeles office market contain approximately 54.3 million SF of office space, and the Santa Monica submarket contained approximately 9.7 million SF of office space, of which approximately 7.3 million SF is characterized as Class A office space.

According to the appraisal, as of the first quarter of 2017, the Santa Monica submarket had a direct vacancy rate of 8.0% and overall vacancy rate (including subleasing) of 9.0%, lower than the West Los Angeles market direct vacancy and overall vacancy of 11.1% and 12.0%, respectively. From the first quarter of 2016 to the first quarter of 2017, Class A office vacancy in the Santa Monica submarket declined from 14.5% to 9.3%.

The appraiser identified 16 comparable recent office leases at six properties ranging in tenant size from 1,003 SF to 189,058 SF. The comparable leases are all located in buildings similar in class and quality to the Colorado Center Property, and in the general competitive market. The comparable leases have terms ranging from six months to 12 years and exhibit a range of rents from $51.00 PSF full service gross to $70.80 PSF full service gross, with an average of $61.72 PSF. Free rent concessions ranged from zero to 10 months. Tenant improvement allowances for new leases ranged from $0.00 to $75.00 PSF full service gross.

The following table presents certain information relating to comparable leases for the Colorado Center Property:

Comparable Lease Summary
Property Name	Tenant Name	Expense Basis	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Rental Rate (PSF per Year)
Water Garden Phase I	Miramax	FSG	3,521	17-Sep	0.5	$66.00
Water Garden Phase I	Oracle	FSG	110,000	17-Sep	6.0	$63.00
Water Garden Phase I	Angeles Equity Partners	FSG	4,941	17-Aug	6.2	$69.00
Water Garden Phase I	GroupM	FSG	13,343	16-Apr	2.0	$66.00
Water Garden Phase II	GroupM	FSG	13,343	15-Jul	0.8	$63.00
2700 Colorado	Invesco	FSG	24,906	17-Sep	6.0	$70.80
2700 Colorado	Lions Gate	FSG	189,058	15-Sep	8.0	$57.00
Lantana Center	The Littlefield Company	FSG	1,003	17-Jan	2.0	$65.40
Lantana Center	Slingshot Global Media	FSG	3,045	16-Sep	2.2	$60.00
Lantana Center	Dick Clark Productions	FSG	11,650	16-Apr	5.0	$64.80
Lantana Center	Dick Clark Productions	FSG	11,800	16-Apr	5.0	$64.80
Pen Factory	Awesomeness TV	NNN	96,000	17-May	12.0	$55.80
Santa Monica Business Park	Interactive Data Corporation	FSG	22,877	17-Dec	5.0	$60.60
Santa Monica Business Park	Pandora	FSG	25,347	16-May	8.0	$51.00
Santa Monica Business Park	S&F Hospice OPCO I, LLC	FSG	2,346	16-May	10.0	$58.08
Santa Monica Business Park	Beachhead Studios	FSG	13,346	16-Jan	3.2	$52.20

Source: Appraisal.

The following table presents certain information relating to the appraiser’s concluded rental rates for the Colorado Center Property:

Market Rent Conclusion
	Office	Retail	Storage
Market Rent	$69.00	$48.00	$0.00
Concessions	7 mos.	None	None
Reimbursements	FSG	NNN	Gross
Annual Escalation	3.5%	3.5%	3.5%
Tenant Improvements (New)	$35.00	$35.00	$0.00
Tenant Improvements (Renewal)	$15.00	$15.00	$0.00
Average Lease Term	7 Years	5 Years	5 Years
Leasing Commissions (New)	6.0%	6.0%	6.0%
Leasing Commissions (Renewal)	3.0%	3.0%	3.0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

BANK 2017-BNK9	Colorado Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colorado Center Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$50,972,936	$53,273,430	$42,763,089	$33,880,500	$61,459,780	$52.25
Contractual Rent Steps(2)	$0	$0	$0	$0	$2,100,026	$1.79
Free Rent	($5,410,705)	($1,460,868)	($2,635,146)	$0	$0	$0.00
Gross Potential Rent	$45,562,231	$51,812,562	$40,127,943	$33,880,500	$63,559,806	$54.04
Total Recoveries	$2,550,592	$3,510,275	$2,613,165	$1,256,614	$1,114,063	$0.95
Other Income(3)	$7,201,033	$9,274,869	$6,290,373	$5,831,714	$8,457,149	$7.19
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$55,313,856	$64,597,706	$49,031,481	$40,968,828	$73,131,018	$62.18
Total Expenses	$19,048,534	$20,072,749	$18,916,122	$17,405,107	$17,770,483	$15.11
Net Operating Income	$36,265,322	$44,524,957	$30,115,359	$23,563,721(4)	$55,360,535(4)	$47.07
Capital Expenditures	$0	$0	$0	$0	$235,232	$0.20
TI/LC	$0	$0	$0	$0	$3,160,222	$2.69
Net Cash Flow	$36,265,322	$44,524,957	$30,115,359	$23,563,721	$51,965,081	$44.18

Occupancy %	93.9%	92.6%	54.7%	68.0%	91.5%
NOI DSCR(5)	3.37x	4.14x	2.80x	2.19x	5.14x
NCF DSCR(5)	3.37x	4.14x	2.80x	2.19x	4.83x
NOI Debt Yield(5)	12.2%	14.9%	10.1%	7.9%	18.6%
NCF Debt Yield (5)	12.2%	14.9%	10.1%	7.9%	17.4%

(1)	UW Base Rent reflects contractual rents as of July 1, 2017.

(2)	UW Contractual Rent Steps include rent steps through August 2018.

(3)	Other Income is primarily made up of parking revenue and is based on the Colorado Center Borrower’s budget figures.

(4)	During 2015, occupancy at the Colorado Center Property declined from 85.0% to 49.9%, when Riot Games, Inc. (which moved to a single tenant headquarters campus in West Los Angeles) and Yahoo! (which left the Colorado Center Property as part of a larger company downsizing) both vacated the Colorado Center Property. The increase in UW NOI from 2016 is due to an occupancy increase from 68.0% to 91.5% as well as the inclusion of Contractual Rent Steps. Edmunds.com commenced paying rent for 133,038 SF of its space ($8,426,627 of base rent) on December 1, 2016. Since 2016, new leases of approximately 300,000 SF ($20.1 million of base rent) have been signed at the Colorado Center Property.

(5)	The debt service coverage ratios and debt yields are based on the Colorado Center Senior Loans, and exclude the Colorado Center Subordinate Companion Loans.

Escrows and Reserves. The Colorado Center Whole Loan documents provide for upfront reserves of $25,193,502 for existing tenant improvements and leasing commissions costs and $20,761,186 for existing gap rent and free rent obligations.

During the continuance of a Cash Management Sweep Period (as defined below), the Colorado Center Whole Loan documents provide for ongoing monthly reserve deposits on each monthly payment date of 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the estimated annual insurance premiums. Notwithstanding the foregoing, in lieu of making any required monthly reserve payment, or in lieu of reserves previously deposited, the Colorado Center Borrower has the right to deliver to the lender a guaranty from BPLP (a “BPLP Guaranty”) in an aggregate amount equal to such amount the Colorado Center Borrower would otherwise be required to have reserved with the lender (other than with respect to the upfront reserves, which in no event may be replaced by a BPLP Guaranty); provided, however, delivery of the BPLP Guaranty will be permitted only so long as BPLP’s senior unsecured credit rating is “BBB” or higher by S&P and “Baa3” or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the Colorado Center Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The Colorado Center Borrower may also deliver a letter of credit in lieu of any reserve payments or in lieu of reserves previously deposited. The aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the Colorado Center Borrower) may not at any time exceed 10.0% of the outstanding principal balance of the Colorado Center Whole Loan unless, in connection with the delivery of such new BPLP Guaranty or letter of credit, the Colorado Center Borrower delivers a non-consolidation opinion satisfactory to the lender, and if required by the lender, the rating agencies.

In the event BPLP no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the Colorado Center Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Lockbox and Cash Management. The Colorado Center Whole Loan is structured with a hard lockbox and springing cash management. The Colorado Center Borrower and property manager were required at origination to deliver letters to all tenants at the Colorado Center Property directing them to deposit all rents and other payments into a lockbox account. In addition, any rents received by the Colorado Center Borrower or property manager are required to be deposited into the lockbox account within five business days of receipt. Unless a Cash Management Sweep Period is continuing, all funds in the lockbox account are required to be swept within one business day into the Colorado Center Borrower’s operating account. Upon the first occurrence of a Cash Management Sweep Period, the Colorado Center Borrower is required to establish a lender controlled cash management account. During the continuance of a Cash Management Sweep Period, all funds in the lockbox account are required to be swept each business day into such lender-controlled cash management account and disbursed on each payment date to pay debt service on the Colorado Center Whole Loan, to pay escrows and reserves as described above under “Escrows and Reserves,” to pay operating expenses and capital expenditures (in each case as set forth in the annual budget, which is required to be approved by the lender solely during the continuance of a Cash Management Sweep Period), and to disburse any remainder into an account (the “Cash Sweep Account”) to be held as additional security for the Colorado Center Whole Loan during the continuance of such Cash Management Sweep Period; provided, however, if no event of default is continuing, such funds are required to be disbursed to the Colorado Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

BANK 2017-BNK9	Colorado Center

Borrower within 10 days after the lender’s receipt of a written request from the Colorado Center Borrower (at its election) (a) to pay shortfalls on debt service on the Colorado Center Whole Loan, (b) to disburse monthly operating expenses (including payments to any affiliate of the Colorado Center Borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget, (c) to pay capital expenditures (other than payments to any affiliate of the Colorado Center Borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the Colorado Center Whole Loan documents or (b) the interest only debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), (A) the interest only debt service coverage ratio of the Colorado Center Whole Loan being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the Colorado Center Borrower’s delivery of (x) cash, which cash will be held by lender in an additional reserve fund, (y) a letter of credit satisfying the requirements in the Colorado Center Whole Loan documents or (z) so long as BPLP satisfies the BPLP Guarantor Required Rating, a BPLP Guaranty, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

Additional Secured Indebtedness (not including trade debts). In addition to the Colorado Center Mortgage Loan, the Colorado Center Property also secures the Colorado Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $238,000,000 and the Colorado Center Subordinate Companion Loans, which have a Cut-off Date principal balance of $252,000,000. The Colorado Center Subordinate Companion Loans are coterminous with the Colorado Center Mortgage Loan and accrue interest at the same rate as the Colorado Center Mortgage Loan. The Colorado Center Mortgage Loan along with the Colorado Center Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and the Colorado Center Senior Loans are senior in right of payment to the Colorado Center Subordinate Companion Loans. The holders of the Colorado Center Mortgage Loan, the Colorado Center Non-Serviced Pari Passu Companion Loans and the Colorado Center Subordinate Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the Colorado Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the Colorado Center Borrower is required to maintain property insurance that includes terrorism coverage in an amount equal to the full replacement cost of the Colorado Center Property (plus 18 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the Colorado Center Borrower is required to carry terrorism insurance throughout the term of the Colorado Center Whole Loan as described in the preceding sentence, but in that event the Colorado Center Borrower is not required to spend more than two times the amount of the then-current insurance premium that is payable in respect of the property and business interruption insurance required under the related loan documents (without giving effect to the cost of the terrorism, earthquake or flood components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

BANK 2017-BNK9	Park Square

Mortgage Loan No. 7 – Park Square

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

BANK 2017-BNK9	Park Square

Mortgage Loan No. 7 – Park Square

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

BANK 2017-BNK9	Park Square

Mortgage Loan No. 7 – Park Square

Park Square
31 Saint James Avenue
Boston, MA 02116
BOSTON
Beacon Hill
Back Bay
Chinatown
Columbus
South End
Charles River
Charles River Reservation
Storrow Lagoon
Boston Common
Boston Public Gardens
Commonwealth Avenue Mall
SUFFOLK COUNTY
LONGFELLOW BRIDGE
RED LINE
GREEN LINE
ORANGE LINE
MBTA
Massachusetts Turnpike
PRUDENTIAL TUNNEL
Storrow Dr
Beacon St
Commonwealth Ave
Newbury St
Boylston St
St. James Ave
Stuart St
Columbus Ave
Tremont St
Charles St
Arlington St
Berkeley St
Clarendon St
Dartmouth St
Exeter St
Fairfield St
Marlborough St
Public Alley 421
Public Alley 422
Public Alley 438
Cambridge St
Revere St
Pinckney St
Mt. Vernon St
Chestnut St
Myrtle St
Derne St
Hancock St
Temple St
Bowdoin St
Walnut St
Park St
West St
Huntington Ave
Newton St
Shawmut Ave
Washington St
Harrison Ave
Herland St
Traveler St
Isabella St
Lawrence St
Appleton St
Warren Ave
Montgomery St
Milford St
Waltham St
Canton St
Upton St
Dedham St
Pembroke St
Mass. Ave
Charles/MGH
Arlington
Copley
Back Bay
Boylston
Chinatown
Park St.
Prudential
Charles River Plaza Shopping Center
State House
State Library
Boston Athenaeum
Hatch Memorial Shell
Fisher College
Ether Monument
George Washington Statue
Taj Boston
Frog Pond
Boston Common Visitors Center
Brewer Fountain
Parkman Bandstand
CENTRAL BURYING GROUND
Boston Opera House
Paramount
Millennium Place
Emerson College
Four Seasons Hotel
Park Plaza
Boston Park Plaza
Wang Theatre
Tufts Medical Ctr.
Tufts Univ. School of Medicine
Tufts Medical Centre
Trinity Church
Copley Square
222 Berkeley
Fairmont Copley Plaza
John Hancock Building
Boston Common Hotel
The Westin Copley Place
Boston Public Library
The Lenox
Newbury Guest House
The Shops at Prudential Center
Prudential Tower
101 Huntington
John B. Hynes Veterans Memorial Convention Center
111 Huntington
The Colonnade Boston Hotel
Copley Place
131 Dartmouth Street
Benjamin Franklin Institute of Technology
Boston Ctr. for the Arts
Peters Park
Titus Sparrow Park
Rotch Playground
The Midtown
South End Branch of the Boston Public Library
Villa Victoria Center for the Arts
Cathedral of the Holy Cross
Boston Intl. Airport 3 miles
Burlington
Bedford
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Winchester
Lexington
Malden
Medford
Arlington
Lincoln
Revere
Everett
Chelsea
Belmont
Somerville
Waltham
CAMBRIDGE
Winthrop
Atlantic Ocean
Watertown
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Hingham
Weymouth
Braintree
Medfield
Norwood
Randolph

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

BANK 2017-BNK9	Park Square

Mortgage Loan No. 7 – Park Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Boston, MA 02116
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Capital Properties			Year Built/Renovated:	1910/2017
Mortgage Rate:	4.1460%			Size:	503,312 SF
Note Date:	10/13/2017			Cut-off Date Balance per SF(1):	$318
First Payment Date:	12/1/2017			Maturity Date Balance per SF(1):	$318
Maturity Date:	11/1/2027			Property Manager:	Capital Properties Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$13,294,394
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.89x
Additional Debt Balance(1)(2):	$100,000,000			Most Recent NOI:	$12,011,745 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,747,441 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$6,974,885 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.9% (9/1/2017)
RE Tax:	$550,336	$275,168	N/A	2nd Most Recent Occupancy:	84.2% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	68.9% (12/31/2015)
Recurring Replacements:	$0	$8,249	N/A	Appraised Value (as of):	$281,000,000 (8/9/2017)
TI/LC:	$3,128,280	$41,943	$1,325,000	Cut-off Date LTV Ratio(1):	56.9%
Other:	$1,950,781	$0	N/A	Maturity Date LTV Ratio(1):	56.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$160,000,000	100.0%	Loan Payoff:	$131,856,926	82.4%
			Return of Equity:	$19,791,002	12.4%
			Reserves:	$5,629,397	3.5%
			Closing Costs:	$2,722,675	1.7%
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	The Park Square Mortgage Loan (as defined below) is part of the Park Square Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park Square Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Park Square Mortgage Loan”) is part of a whole loan (the “Park Square Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $160,000,000, which are secured by a first priority fee mortgage encumbering a 503,312 SF office property known as Park Square located in Boston, Massachusetts (the “Park Square Property”). The non-controlling Promissory Note A-2 in the original principal amount of $60,000,000 represents the Park Square Mortgage Loan and will be included in the BANK 2017-BNK9 securitization trust. The controlling Promissory Note A-1 in the original principal amount of $100,000,000 (the “Park Square Pari-Passu Companion Loan”) was contributed to the BANK 2017-BNK8 securitization trust. The Park Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Park Square Whole Loan were used to pay off previous financing secured by the Park Square Property, return equity to the Park Square sponsor, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is OMV Park Square LLC (the “Park Square Borrower”), a single-purpose Delaware limited liability company with at least two independent directors. The sponsor is Capital Properties, a privately owned real estate investment, development and management firm founded in 1977 in Boston, Massachusetts. Since its inception, Capital Properties has developed, acquired and managed more than 17,000 apartment units and 8.0 million SF of office space. Capital Properties’ current portfolio includes 3.5 million SF of Class A office space including six properties in the Boston area: the Park Square Property, Haddon Hall, 360 Newbury Street, S.S. Pierce, Athenaeum Center and Lincoln Plaza. The nonrecourse carve-out guarantors are Richard D. Cohen, founder and President of Capital Properties, and Gary Darman.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

BANK 2017-BNK9	Park Square

The Property. The Park Square Property consists of an 11-story, multi-tenant office building totaling 503,312 SF that includes 26,590 SF of street-level retail. The Park Square Property is located on the north side of St. James Avenue with 663 linear feet of street frontage between Arlington and Berkeley Streets in downtown Boston, Massachusetts. The Park Square Property was built in 1910, renovated in 2010, and between 2014 and 2017 the Park Square sponsor made tenant improvements and capital expenditures at the Park Square Property at a reported cost of approximately $28.2 million. The ground floor of the Park Square Property includes a two-story limestone and marble lobby with arched windows and gold-leaf detail, and is divided by a common hallway that runs the length of the building creating an arcade for restaurant and retail tenants. The office floor plates are 45,500 SF each and can accommodate full and half floor tenants meeting in the central elevator core.

The Park Square Property is located one block from the Boston Public Gardens, within four blocks from Copley Place, Trinity Church and the Boston Public Library, and within less than half a mile of Chinatown, the Boston Common, Emerson College and Tufts Medical Center. The Arlington subway station is adjacent to the Park Square Property and according to the appraisal, this station, which connects to the Park Square Property’s retail atrium, creates traffic counts of approximately 15,000 people daily.

As of September 1, 2017, the Park Square Property was 95.9% occupied. Historical occupancy since 2009 has averaged 86.9%.

Historical Occupancy
2009	2010	2011	2012	2013	2014	2015	2016	9/1/2017 TTM
93.6%	92.0%	93.7%	93.4%	85.0%	75.8%	68.9%	84.2%	95.9%

The five largest tenants are WeWork (27.2% of NRA), Bay State College (6.5% of NRA), Anaqua, Inc. (5.2% of NRA), HNTB Corporation (4.3% of NRA) and Yahoo Holdings, Inc. (3.9% of NRA), which together represent 47.1% of the net rentable area and 48.3% of underwritten rent. No other tenant comprises more than 3.9% of NRA or 4.3% of underwritten rent.

Major Tenants.

WeWork (136,920 SF, 27.2% of NRA, 27.7% of underwritten rent). WeWork leases three floors under a lease that expires in July 2032 with two five-year renewal options. WeWork is entitled to abated rent on its original space (113,067 SF) for the months of November and December 2017 and November 2018, and abated rent on the expansion space that it took possession of in March 2017 (23,433 SF) until December 2, 2017, which abated rent has been fully reserved by the lender. The WeWork lease is guaranteed by WeWork Companies Inc. WeWork’s space was renovated prior to it taking occupancy, with a $15.6 million tenant improvement allowance provided by the Park Square sponsor. WeWork provides a shared workspace, community and services for a membership base of 120,000 individuals and businesses in 49 cities across 15 countries. WeWork’s corporate members include General Motors, IBM, Spotify and Salesforce. WeWork’s corporate clients at the Park Square Property include Amazon and Liberty Mutual.

Bay State College (32,864 SF, 6.5% of NRA, 5.5% of underwritten rent). Bay State College has been a tenant since 2000 and leases 32,864 SF under a lease that expires in August 2019 with two, five-year renewal options. Bay State College opened in 1947 and is a small, private, career-focused, for-profit college that has been accredited by the New England Association of Schools and Colleges since 1989. Bay State College primarily awards 2-year associate’s degrees, has three locations and approximately 1,100 full time and part time students. The Bay State College library, Bay State College computer labs, and the Bay State College bookstore are all located at the Park Square Property.

Anaqua, Inc. (26,077 SF, 5.2% of NRA, 6.1% of underwritten rent). Anaqua, Inc. has been a tenant since 2015 and leases 26,077 SF under a lease that expires in October 2026 with one, five-year renewal option. The lease requires annual rent increases through the lease term each May. In connection with its expansion space (21,051 SF) that it took possession of in April 2016, Anaqua, Inc. is entitled to abated rent for the month of May 2018, which abated rent has been fully reserved by the lender. Anaqua, Inc. is a web-based unified software platform for automating the full intellectual property lifecycle of patents, trademarks, designs, trade secrets and contracts. Anaqua, Inc. is a privately-held company, headquartered at the Park Square Property, with offices in Cologne-Germany, London-UK and Pau-France and additional offices in the United States, Asia and Europe.

HNTB Corporation (21,749 SF, 4.3% of NRA, 4.9% of underwritten rent). HNTB Corporation has been a tenant since 2008 under a recently renewed lease for 21,109 SF that expires in June 2023 plus 640 SF of storage space that expires in March 2018. In connection with the renewal, HNTB Corporation is entitled to abated rent for the months of April, May and June 2018, which abated rent has been fully reserved by the lender. HNTB Corporation is an architecture, civil engineering, consulting and construction management firm that was founded in 1914.

Yahoo Holdings, Inc. (19,437 SF, 3.9% of NRA, 4.1% of underwritten rent). Yahoo Holdings, Inc. has been a tenant since 2013 under a lease that expires in June 2021, with one, five-year renewal option. Yahoo Holdings, Inc., is a web based service provider owned by Verizon Communications through Oath Inc. Yahoo Holdings, Inc. is known for its Web portal, search engine Yahoo! Search and related services, advertising, online mapping, video sharing, fantasy sports, and its social media website.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

BANK 2017-BNK9	Park Square

The following table presents certain information relating to the major tenants at the Park Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
WeWork(4)	N/A / NA / NA	136,920	27.2%	$5,458,240	27.7%	$39.86	7/31/2032
Bay State College	N/A / NA / NA	32,864	6.5%	$1,080,922	5.5%	$32.89	8/31/2019
Anaqua, Inc.(5)	N/A / NA / NA	26,077	5.2%	$1,199,542	6.1%	$46.00	10/31/2026
HNTB Corporation(6)	N/A / NA / NA	21,749	4.3%	$960,460	4.9%	$44.16	6/30/2023
Yahoo Holdings, Inc.	A-/Baa1/BBB+	19,437	3.9%	$816,354	4.1%	$42.00	6/30/2021
Subtotal/Wtd. Avg.		237,047	47.1%	$9,515,517	48.3%	$40.14

Other Tenants		245,506	48.8%	$10,194,641	51.7%	$41.53
Vacant Space		20,759	4.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		503,312	100.0%	$19,710,158	100.0%	$40.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	WeWork is entitled to abated rent on 113,067 SF of its space for the months of December 2017 and November 2018, and abated rent on 23,433 SF of its space until December 2, 2017, which amounts have been fully reserved by the lender.

(5)	Anaqua, Inc. is entitled to abated rent on 21,015 SF of its space for the month of May 2018, which amounts have been fully reserved by the lender.

(6)	HNTB Corporation is entitled to abated rent for the months of April, May and June 2018, which amounts have been fully reserved by the lender.

The following table presents certain information relating to the lease rollover schedule at the Park Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM/2017	14	8,494	1.7%	1.7%	$25.42	$215,896	1.1%	1.1%
2018	12	27,086	5.4%	7.1%	$40.88	$1,107,353	5.6%	6.7%
2019	17	59,452	11.8%	18.9%	$38.50	$2,288,793	11.6%	18.3%
2020	3	9,103	1.8%	20.7%	$40.11	$365,139	1.9%	20.2%
2021	17	51,322	10.2%	30.9%	$42.07	$2,158,941	11.0%	31.1%
2022	15	59,466	11.8%	42.7%	$43.25	$2,571,702	13.0%	44.2%
2023	7	55,171	11.0%	53.7%	$43.18	$2,382,351	12.1%	56.3%
2024	7	20,054	4.0%	57.6%	$39.33	$788,635	4.0%	60.3%
2025	0	0	0.0%	57.6%	$0.00	$0	0.0%	60.3%
2026	4	34,685	6.9%	64.5%	$44.62	$1,547,668	7.9%	68.1%
2027	4	9,251	1.8%	66.4%	$46.66	$431,629	2.2%	70.3%
2028 & Beyond	20	148,469	29.5%	95.9%	$39.42	$5,852,052	29.7%	100.0%
Vacant	0	20,759	4.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	120	503,312	100.0%		$40.85	$19,710,158	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have co-terminous leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Park Square Property is located at 31 St. James Avenue in the Back Bay area of Boston, Massachusetts, surrounded by several prominent buildings including the John Hancock Tower and the Prudential Center. The Back Bay/Fenway area is served by commuter and rapid transit subway lines with stops at Back Bay, Arlington and Copley. Additionally, the area is served by Interstates 90 and 93 and by Logan International Airport. Major employers include Fidelity Investments, State Street, John Hancock, Liberty Mutual, MFA, Manulife, Wellington Management, Bank of America, and Putnam Investments, all located within two miles of the Park Square Property. Nearby residential neighborhoods such as Back Bay, Beacon Hill, and the South End, are located within approximately one mile from the Park Square Property and provide a source of technical personnel, middle management personnel and executives. In addition to its employment base, the area is accessible to the Cambridge and Route 128 submarkets, all within 20 minutes driving time.

According to a third party research report, the Back Bay area is approximately one mile west of Boston’s Financial District but commands higher rental rates and has a lower vacancy than the neighboring area. The Park Square Property is located in the Back Bay submarket within the Boston office market which as of the second quarter of 2017 had an inventory of 50 buildings (14,044,000 SF) with a vacancy rate of 8.2% and average asking rents of $55.01 PSF, as compared to the broader Boston market with a vacancy rate of 12.1% and asking rents of $38.53 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

BANK 2017-BNK9	Park Square

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Park Square Property was 88,860, 513,595 and 970,953, respectively and the estimated 2017 median household income within the same radii was $74,860, $63,957 and $64,460, respectively.

According to the appraisal, there are no new office buildings under construction in the submarket.

The following table presents recent leasing data at comparable office buildings with respect to the Park Square Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Total NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date / Term	Initial Rent PSF	TI PSF/ Free Rent
Office Building 116 Huntington Ave.	1990 / N/A	285,978	Brigham & Women’s Hospital Saylent Technologies Inc.	26,284 5,794	Apr-18 / 64 mos May-17 / 86 mos	$53.00 $54.00	$20.00 / 4 mos $95.00 / 2 mos
75 Arlington Street 75 Arlington St.	1900 / 1980	244,000	The Boston Foundation	25,500	Jul-17 / 159 mos	$48.50	$63.33 / 2 mos
One Exeter Plaza 699 Boylston St.	1983 / 2000	211,000	Bainco International Investors	6,035	Mar-17 / 88 mos	$59.00	$45.00 / 4 mos
185 Dartmouth Street 441 Stuart St.	1937 / 2014	164,509	The Presidents and Trustees of Williams College	6,219	Feb-17 / 124 mos	$49.00	$80.00 / 4 mos
75 Park Plaza 300 Boylston St.	1984 / N/A	165,000	Paratek Pharmaceuticals	4,153	Nov-16 / 56 mos	$53.00	$60.00 / 4 mos
The Newbry 501 Boylston St.	1941 / 2009	607,685	Trunk Club	17,587	Nov-16 / 150 mos	$48.00	$65.00 / 6 mos

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Square Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$18,065,640	$18,758,126	$19,307,939	$19,683,868	$20,663,580	$41.06
Total Recoveries	$1,600,591	$1,568,261	$1,690,421	$1,704,697	$1,511,655	$3.00
Total Other Income(2)	$220,675	$195,599	$221,295	$252,486	$203,438	$0.40
Less Vacancy	($5,085,327)	($6,157,800)	($3,236,643)	($2,116,447)	($1,108,762)	(5.2%)
Effective Gross Income	$14,801,579	$14,364,186	$17,983,012	$19,524,604	$21,269,911	$42.26
Total Operating Expenses	$7,537,195	$7,389,301	$7,235,571	$7,512,859	$7,975,517	$15.85
Net Operating Income	$7,264,384	$6,974,885	$10,747,441	$12,011,745	$13,294,394	$26.41
Capital Expenditures	$0	$0	$0	$0	$98,987	$0.20
TI/LC	$0	$0	$0	$0	$503,312	$1.00
Net Cash Flow	$7,264,384	$6,974,885	$10,747,441	$12,011,745	$12,692,096	$25.22

Occupancy %	75.8%	68.9%	84.2%	90.2%(3)	95.0%
NOI DSCR(4)	1.08x	1.04x	1.60x	1.79x	1.98x
NCF DSCR(4)	1.08x	1.04x	1.60x	1.79x	1.89x
NOI Debt Yield(4)	4.5%	4.4%	6.7%	7.5%	8.3%
NCF Debt Yield(4)	4.5%	4.4%	6.7%	7.5%	7.9%

(1)	UW Gross Potential Rent includes contractual rent steps through October 2018 totaling $409,366.

(2)	UW Total Other Income includes antenna income, HVAC income, tenant service fees, late fees, damage/cleaning fees and other miscellaneous income.

(3)	Occupancy as of August 8, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Park Square Whole Loan.

Escrows and Reserves. The Park Square Borrower deposited at loan origination $550,336 for real estate taxes and is required to deposit monthly 1/12th of the annual estimated real estate taxes due (initially $275,168) and 1/12th of the annual estimated insurance premiums due (unless the Park Square Property is covered by an acceptable blanket insurance policy). The Park Square Borrower is also required to deposit monthly $8,249 to a replacement reserve.

The Park Square Borrower deposited at loan origination $3,128,280 to a leasing reserve in connection with tenant improvements and leasing commissions relating to eight tenants and is required to deposit monthly $41,943 to the general leasing reserve, which leasing reserve is capped at $1,325,000. The Park Square Borrower deposited at loan origination $1,950,781 for abated rent relating to eleven tenants.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

BANK 2017-BNK9	Park Square

Lockbox and Cash Management. The Park Square Whole Loan has a hard lockbox in place with springing cash management whereby the Park Square Borrower is required to direct all tenants at the Park Square Property to deposit all rents directly to a lockbox account and upon a Cash Sweep Period (as defined below) all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Park Square Whole Loan documents, with all excess cash from the Park Square Property required to be held by lender as additional security for the Park Square Whole Loan. Provided no event of default has occurred, upon the cure of the Cash Sweep Period, the excess cash will be disbursed to the Park Square Borrower.

A “Cash Sweep Period” means (a) a DSCR Sweep Period (as defined below), (b) a Major Tenant Sweep Period (as defined below), or (c) any period during which an event of default is continuing.

A “DSCR Sweep Period” will commence when the debt service coverage ratio is less than 1.25x and will end when the debt service coverage ratio equals or exceeds 1.30x for two consecutive calendar quarters.

A “Major Tenant Sweep Period” will commence upon the first to occur of (i) the WeWork tenant or guarantor being in default in the payment of rent beyond applicable notice and cure periods, (ii) the WeWork tenant or guarantor giving notice of termination or vacating any portion in excess of 20% of its space, (iii) any termination or cancellation of the WeWork lease (including rejection in any insolvency proceeding) and/or the WeWork lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the WeWork tenant or guarantor and (v) the WeWork tenant or guarantor failing to extend or renew its lease 12 months prior to expiration. A Major Tenant Sweep Period will expire upon the first to occur of (1) satisfaction of the Major Tenant Cure Conditions (as defined below) or (2) the entire WeWork space being leased to an acceptable replacement tenant for an acceptable lease term, with the replacement tenant being in physical occupancy of the space, open for business and paying full rent.

“Major Tenant Cure Conditions” means each of the following, as applicable (i) the WeWork tenant or guarantor has cured all defaults under its lease, (ii) the WeWork tenant or guarantor has revoked or rescinded all termination or cancellation notices with respect to its lease and has reaffirmed the lease as being in full force and effect, (iii) in the event the Major Tenant Sweep Period is due to the WeWork tenant’s or guarantor’s failure to extend or renew its lease, the WeWork lease being renewed or extended, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the WeWork tenant or guarantor, the WeWork tenant or guarantor no longer being insolvent or subject to any bankruptcy or insolvency proceedings and affirming the WeWork Lease pursuant to a final, non-appealable order of a court and (v) the WeWork tenant or guarantor paying full, unabated rent under the WeWork Lease.

Additional Secured Indebtedness (not including trade debts). The Park Square Property also secures the Park Square Pari Passu Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The Park Square Pari Passu Companion Loan accrues interest at the same rate as the Park Square Mortgage Loan. The Park Square Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Park Square Pari Passu Companion Loan. The holders of the Park Square Mortgage Loan and the Park Square Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Park Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Park Square Whole Loan documents require that the property insurance policy required to be maintained by the Park Square Borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Park Square Property, and 24 months of business interruption insurance with 12 months of extended indemnity, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2002 or subsequent statute (“TRIPRA”) is not in effect the Park Square Borrower will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring the Park Square Property on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

BANK 2017-BNK9	BWI Airport Marriott

Mortgage Loan No. 8 – BWI Airport Marriott

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

BANK 2017-BNK9	BWI Airport Marriott

Mortgage Loan No. 8 – BWI Airport Marriott

BWI Airport Marriott
1743 West Nursery Road
Linthicum Heights, MD 21090
BALTIMORE
Edmondson
Franklin St.
WEST BALTIMORE
Downtown
Orleans St.
Johns Hopkins Hospital
LEXINGTON MARKET
CHARLES CENTER
INNER HARBOR
National Aquarium
Oriole Park at Camden Yards
CAMDEN STATION
Metro Subway
SHOT TOWER
Broadway
Fells Point
Maryland Science Ctr.
M&T Bank Stadium
Carroll Park
Carroll Park Golf Course
Hilton St.
Wilkens Ave.
MARC TRAIN PENN LINE
Washington Blvd.
Westport
Federal Hill
PORT OF BALTIMORE
Southside Marketplace
S. Hanover St.
FORT MCHENRY TUNNEL
HANOVER ST. BRIDGE
Patapsco River
Cherry Hill
Harbor Hospital
Cherry Hill Park
Light Rail
Community College of Baltimore County
University of Maryland - Baltimore County
Catonsville
Arbutus
HALETHORPE
BALTIMORE COUNTY
Lansdowne
Hollins Ferry Rd.
Baltimore Highlands
Patapsco
Patapsco Valley State Park
MARC TRAIN CAMDEN LINE
Harbor Tunnel Throughway
Baltimore Beltway
ST. DENIS
BWI Technology Park
Nursery Road
Belle Grove Rd.
North Linthicum
Brooklyn Park
Francis Scott Key Bridge 2 miles
Baltimore-Washington Pkwy
Northrop Grumman Fed. Credit Union
Booz Allen Hamilton
W. Nursery Rd.
Linthicum
Andover Rd.
Andover Park
Northrop Grumman
Elkridge
HOWARD COUNTY
Ridge Rd.
Ciena Corporation
BWI MARSHALL
Light Rail
BWI Business District
BWI Thurgood Marshall Airport
The Centre at Glen Burnie
Stoney Run
Ferndale
North Glen Park
Cromwell Business Park
Aviation Blvd.
Ritchie Hwy.
Cromwell/Glen Burnie
Lockheed Martin
Baltimore/Washington International Thurgood Marshall Airport
Ridge Rd.
New Ridge Rd.
MARC TRAIN PENN LINE
Hanover
Glen Burnie
Annapolis Blvd.
Dorsey Rd.
Arundel Mills
Maryland Live! Casino
Arundel Mills Corporate Park
Cannon Stadium
Arundel Mills Blvd.
Arundel Village
Arundel Marketplace
Harmans Rd.
Harundale Plaza
Wash., DC 25 miles
ANNE ARUNDEL COUNTY
Jessup
Ridge Rd.
Annapolis 17 miles
Marley Station Mall
CARROLL COUNTY
HOWARD COUNTY
MONTGOMERY COUNTY
PRINCE GEORGE'S COUNTY
ANNE ARUNDEL COUNTY
Reisterstown
Lutherville-Timonium
Owings Mills
Pikesville
Towson
Randallstown
Parkville
Lochearn
Woodlawn
Ellicott City
Catonsville
Dundalk
Essex
Columbia
Elkridge
Glen Burnie
Chesapeake Bay
Olney
Savage
Riviera Beach
Laurel
Severn
Severna Park
Rockville
Odenton
Wheaton
North Bethesda
Silver Spring
Beltsville
Arnold
College Park
Chevy Chase
Takoma Park
Bowie
Bethesda
Hyattsville
Seabrook
Annapolis
WASHINGTON D.C.
Landover
Patapsco Valley State Park

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

BANK 2017-BNK9	BWI Airport Marriott

Mortgage Loan No. 8 – BWI Airport Marriott

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Original Balance:	$47,700,000	Location:	Linthicum Heights, MD 21090
Cut-off Date Balance:	$47,700,000	General Property Type:	Hospitality
% of Initial Pool Balance:	4.5%	Detailed Property Type:	Full Service
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor:	Graham Snell	Year Built/Renovated:	1988/2017
Mortgage Rate:	4.8200%	Size:	315 Rooms
Note Date:	11/14/2017	Cut-off Date Balance per Room:	$151,429
First Payment Date:	1/1/2018	Maturity Date Balance per Room:	$124,047
Maturity Date:	12/1/2027	Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months	Underwriting and Financial Information
IO Period:	0 months	UW NOI:	$5,835,051
Seasoning:	0 months	UW NOI Debt Yield:	12.2%
Prepayment Provisions:	LO (24); YM1 (92); O (4)	UW NOI Debt Yield at Maturity:	14.9%
Lockbox/Cash Mgmt Status:	Soft/In Place	UW NCF DSCR:	1.61x
Additional Debt Type:	N/A	Most Recent NOI:	$5,723,511 (9/30/2017 TTM)
Additional Debt Balance:	N/A	2nd Most Recent NOI:	$5,358,067 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI:	$5,587,935 (12/31/2015)
Reserves(1)	Most Recent Occupancy:	75.1% (9/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.9% (12/31/2016)
RE Tax:	$0	(1)	N/A	3rd Most Recent Occupancy:	75.5% (12/31/2015)
Insurance:	$0	(1)	N/A	Appraised Value (as of):	$68,200,000 (8/1/2017)
FF&E Reserve:	$0	(1)	N/A	Cut-off Date LTV Ratio(2):	69.9%
Other:	$1,700,000	$0	N/A	Maturity Date LTV Ratio(2):	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$47,700,000	100.0%	Loan Payoff:	$35,997,933	75.5%
			Return of Equity(3):	$9,025,696	18.9%
			Reserves:	$1,700,000	3.6%
			Closing Costs:	$976,371	2.0%
Total Sources:	$47,700,000	100.0%	Total Uses:	$47,700,000	100.0%

(1)	See “Escrows and Reserves” below for further detail on the reserve requirements. Reserves for real estate taxes, insurance premiums and FF&E are required to be collected by the lender at any time such reserves are not otherwise collected and paid by the BWI Airport Marriott Manager.

(2)	The appraiser provided an “as stabilized” value of $77,600,000 as of August 1, 2020, which would result in a Cut-off Date LTV Ratio of 61.5% and a Maturity Date LTV Ratio of 50.4%.

(3)	The BWI Airport Marriott sponsor maintains an un-depreciated cost basis in the BWI Airport Marriott Property of $69,327,058.

The Mortgage Loan. The eighth largest mortgage loan (the “BWI Airport Marriott Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,700,000 that is secured by a first priority fee mortgage encumbering a full service hotel located in Linthicum Heights, Maryland, known as the BWI Airport Marriott (the “BWI Airport Marriott Property”). The proceeds of the BWI Airport Marriott Mortgage Loan were used to pay off existing debt, fund reserves, pay closing costs and return equity to the BWI Airport Marriott sponsor. The BWI Airport Marriott Property was previously collateral for a loan securitized in the MSBAM 2013-C13 transaction.

The Borrower and the Sponsor. The borrower is Hibernia BWI Hotel, LP (the “BWI Airport Marriott Borrower”), a Delaware limited partnership with at least one independent director. The BWI Airport Marriott Borrower is indirectly owned by Hibernia Worldwide Hotels BV, a Netherlands based asset management company.

The nonrecourse carve-out guarantor is Graham Snell, who is a managing director of Hibernia Hotel Fund, a hotel joint venture between Capital Hospitality Group and Halifax Bank of Scotland, created to own hotels in Europe, Asia and the United States.

The Property. The BWI Airport Marriott Property is a 10-story, 315-room full service hotel featuring an indoor swimming pool, a 24-hour fitness room, a business center and 476 surface parking spaces. The BWI Airport Marriott Property offers its guests complimentary high-speed internet access, a complimentary hotel shuttle to and from the Baltimore Washington Thurgood Marshall Airport (“BWI Airport”) and the Baltimore Light Rail, room service, a 152-seat restaurant serving three meals daily, a 150-seat sports bar/lounge and 15,622 SF of meeting space across 19 rooms. The BWI Airport Marriott Property was built in 1988, and from 2007-2016, underwent $10,997,000 ($35,589 per room) of capital improvements, including a $3,397,000 rooms renovation in 2012 and 2013. In 2017, guestroom suites were converted to increase the available rooms at the BWI Airport Marriott Property from 309 rooms to 315 rooms. The current guestroom mix includes 161 king rooms and 154 double/double rooms.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

BANK 2017-BNK9	BWI Airport Marriott

According to the appraisal, the demand at the BWI Airport Marriott Property is estimated at 60% commercial and leisure, 30% meeting and group and 10% contract. The top corporate accounts for 2016 were Northrop Grumman (4,948 room nights), IBM (3,079 room nights), General Dynamics Global (2,366 room nights), Lockheed Martin (1,537 room nights) and University of Maryland (1,242 room nights).

The BWI Airport Marriott Property is managed by Marriott Hotel Services, Inc. (the “BWI Airport Marriott Manager” or the “BWI Airport Marriott Franchisor”) under a management agreement (the “Management Agreement” or the “Franchise Agreement”) dated August 29, 2003, which was amended in November 2017 to extend the initial term to December 31, 2033. The Management Agreement contains two ten-year automatic renewals unless the BWI Airport Marriott Manager elects to not renew and provides 12 months’ notice of non-renewal.

The Marriott affiliation provides the BWI Airport Marriott Property with access to a reservation system that is very well known to business travelers and access to Marriott’s corporate accounts in the immediate area including Deloitte, Northrup Grumman, IBM and Lockheed Martin.

More specific information about the BWI Airport Marriott Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			BWI Airport Marriott Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	70.4%	$121.34	$85.42	74.9%	$141.37	$105.83	106.3%	116.5%	123.9%
2009	68.9%	$112.29	$77.33	71.9%	$121.33	$87.29	104.5%	108.0%	112.9%
2010	76.2%	$105.44	$80.35	75.9%	$120.61	$91.56	99.6%	114.4%	113.9%
2011	68.5%	$113.72	$77.87	78.3%	$121.94	$95.51	114.4%	107.2%	122.7%
2012	72.1%	$113.64	$81.91	77.6%	$123.55	$95.82	107.6%	108.7%	117.0%
2013	73.5%	$110.33	$81.12	75.2%	$126.21	$94.91	102.3%	114.4%	117.0%
2014	73.0%	$113.28	$82.74	77.1%	$130.75	$100.87	105.6%	115.5%	121.9%
2015	71.5%	$116.74	$83.50	75.5%	$137.15	$103.54	105.5%	117.5%	124.0%
2016	71.9%	$116.51	$83.73	74.9%	$135.81	$101.74	104.2%	116.6%	121.5%
9/30/2017 TTM	74.9%	$117.79	$88.28	75.0%	$134.90	$101.16	100.1%	114.5%	114.6%

Source: Industry Report and Underwritten Operating Statements.

(1)	As of 9/30/2017 TTM, the competitive set includes Embassy Suites Baltimore @BWI Airport, Hyatt Place Baltimore Washington Airport, Holiday Inn Baltimore BWI Airport Area, Westin Baltimore Washington Airport, Hilton Baltimore BWI Airport and Sheraton Hotel Baltimore Washington Airport.

The Market. The BWI Airport Marriott Property is located along West Nursery Road in Linthicum, Anne Arundel County, Maryland, approximately 1.5 miles northwest of BWI Airport and just north of Interstate 195, which connects to Interstates 95 and 295, leading to downtown Baltimore in approximately 8.8 miles.

The local area is anchored by Harborplace in downtown Baltimore, east of the BWI Airport Marriott Property, with other nearby attractions including Maryland Science Center, National Aquarium in Baltimore, Baltimore Zoo, Orioles Park at Camden Yards, M&T Bank Stadium and the University of Maryland – Baltimore. Additionally, hotel demand generators include the Fort Meade Military Base, which is home to the National Security Agency and the U.S. Cyber Command, the Naval Academy located in Annapolis which is home to 4,400 undergraduate students.

Large nearby corporations include Booz Allen Hamilton (0.5 miles from the BWI Airport Marriott Property) which employs 1,100 employees in Anne Arundel County, Ciena Corporation (0.7 miles from the BWI Airport Marriott Property), which is headquartered in Linthicum, Northrop Grumman Electronic System (0.8 miles from the BWI Airport Marriott Property) which is the largest private sector employer in Anne Arundel County, and Lockheed Martin (7.5 miles from the BWI Airport Marriott Property). Other corporations with a presence the area include CSC, Boeing, Harris Corporation, IBM Toyota, Oracle, and Deloitte.

According to the appraisal, BWI Airport and the Port of Baltimore are significant economic drivers for the Baltimore region. BWI Airport had total passenger travel of over 25.1 million in 2016, is the east coast hub for Southwest Airlines and recently launched a $60 million expansion of its international terminal, which is expected to be completed in 2017 and will add six new gates. The Port of Baltimore is one of only two ports on the East Coast prepared to accommodate the cargo ships from the expanded Panama Canal, which connects Asian markets to the East Coast markets of the United States.

According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the BWI Airport Marriott Property was 997, 37,225 and 190,813, respectively. The 2016 average household income within the same radii was $114,317, $100,521 and $88,289, respectively. From 2000-2016, within a five-mile radius of the BWI Airport Marriott Property, population and average household income grew 0.9% and 2.9%, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

BANK 2017-BNK9	BWI Airport Marriott

The following table presents certain information relating to the primary competitive properties to the BWI Airport Marriott Property:

Competitive Property Summary
Property Name	Year Opened	Rooms	Transient	Meeting/ Group	Contract	2016 Occupancy Penetration	2016 ADR Penetration	2016 RevPAR Penetration
BWI Airport Marriott Property	1988	309	60%	30%	10%	102.4%	111.0%	113.6%
Embassy Suites Baltimore @ BWI Airport	1987	251	70%	20%	5%	92.9%	99.5%	92.5%
Hyatt Place Baltimore Washington Airport	1996	127	70%	10%	20%	103.9%	96.3%	100.0%
Holiday Inn Baltimore BWI Airport Area	1997	137	70%	10%	20%	105.2%	87.3%	91.9%
Westin Baltimore Washington Airport	2007	260	60%	20%	20%	95.7%	97.1%	92.9%
Hilton Baltimore Washington Airport	2006	280	75%	15%	10%	106.6%	109.3%	116.5%
Sheraton Hotel Baltimore Washington Airport	2007	203	60%	15%	25%	95.7%	84.0%	80.4%

Source: Appraisal.

The appraiser did not note any properties either proposed or under construction that would directly compete with the BWI Airport Marriott Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BWI Airport Marriott Property:

Cash Flow Analysis
	2013	2014	2015	2016	9/30/2017 TTM	UW	UW per Room
Occupancy	75.1%	77.1%	75.5%	74.9%	75.1%	75.1%
ADR	$122.00	$130.77	$137.15	$135.81	$134.90	$134.90
RevPAR	$91.62	$100.82	$103.55	$101.72	$101.31	$101.31

Rooms Revenue	$10,725,000	$11,376,000	$11,677,493	$11,505,776	$11,427,112	$11,648,998	$36,981
Food & Beverage	$7,104,000	$7,841,000	$7,927,442	$7,763,311	$7,555,432	$7,555,432	$23,985
Other Income(1)	$679,000	$810,000	$800,062	$728,730	$738,199	$738,199	$2,343
Total Revenue	$18,508,000	$20,027,000	$20,404,997	$19,997,817	$19,720,743	$19,942,629	$63,310
Total Expenses	$13,948,000	$14,663,000	$14,817,062	$14,639,750	$13,997,232	$14,107,578	$44,786
Net Operating Income	$4,560,000	$5,364,000	$5,587,935	$5,358,067	$5,723,511	$5,835,051	$18,524
FF&E	$925,000	$1,001,000	$1,020,239	$999,891	$986,037	$997,131	$3,165
Net Cash Flow	$3,635,000	$4,363,000	$4,567,696	$4,358,176	$4,737,474	$4,837,920	$15,358

NOI DSCR	1.51x	1.78x	1.86x	1.78x	1.90x	1.94x
NCF DSCR	1.21x	1.45x	1.52x	1.45x	1.57x	1.61x
NOI Debt Yield	9.6%	11.2%	11.7%	11.2%	12.0%	12.2%
NCF Debt Yield	7.6%	9.1%	9.6%	9.1%	9.9%	10.1%

(1)	Other Income includes vending machines, telecommunications, rentals, and other miscellaneous sources.

Escrows and Reserves. At any time that amounts for taxes and insurance premiums are not held and paid by the BWI Airport Marriott Manager pursuant to the Management Agreement, the BWI Airport Marriott Borrower is required to deposit monthly (i) real estate taxes in an amount equal to 1/12th of estimated annual taxes due and (ii) insurance reserves in an amount equal to 1/12th of estimated annual premiums due (unless waived because the BWI Airport Marriott Property is covered by a blanket insurance policy).

The BWI Airport Marriott Borrower deposited at loan origination $1,700,000 to be applied towards capital improvements at the BWI Airport Marriott Property. Additionally, a monthly amount equal to 1/12th of 4% of the greater of annual gross revenues and the amount required by the Franchisor for FF&E is required to be held by the BWI Airport Marriott Manager pursuant to the Management Agreement, or if not held by the BWI Airport Marriott Manager, such monthly amount is required to be deposited in reserve with the lender.

Lockbox and Cash Management. A soft lockbox is in place with respect to the BWI Airport Marriott Mortgage Loan. All hotel revenue with respect to the BWI Airport Marriott Property is deposited in an account to which the BWI Airport Marriott Manager has access (the “Hotel Operating Account”). The BWI Airport Marriott Manager is required to pay operating expenses (other than debt service) from the Hotel Operating Account pursuant to the Management Agreement, and may deduct from the Hotel Operating Account its base management fee and expenses and funds for FF&E reserves and amounts for real estate taxes and insurance premiums. The BWI Airport Marriott Manager is required to make all payments of operating profit due to the BWI Airport Marriott Borrower directly into the lockbox, and the BWI Airport Marriott Manager is required to instruct those who maintain accounts receivable with respect to the hotel to make payments of amounts due on such accounts receivable directly to the lockbox.

The BWI Airport Marriott Mortgage Loan features in-place cash management, whereby funds in the lockbox account are required to be transferred daily to the lender-controlled cash management account to fund any required reserves (unless held and paid by the BWI Airport Marriott Manager pursuant to the Management Agreement) and to pay debt service, with any remaining funds released to the BWI Airport Marriott Borrower so long as no Cash Sweep Period (as defined below) exists. During a Cash Sweep Period, funds in the cash management account (after collections for reserves and debt service) are required to be disbursed to pay operating expenses, capital expenditures and extraordinary expenses with all excess cash held by the lender as additional security for the BWI Airport Marriott Mortgage Loan until discontinuation of the Cash Sweep Period.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

BANK 2017-BNK9	BWI Airport Marriott

A “Cash Sweep Period” will commence upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters, (iii) a Franchise Agreement Trigger Event (as defined below), or (iv) a Franchise Renewal Trigger Event (as defined below); provided, however, that the BWI Airport Marriott Borrower has the right to avoid the commencement of a cash sweep period triggered under clause (ii) by partially prepaying the BWI Airport Marriott Mortgage Loan in an amount necessary to satisfy the debt service coverage ratio test (together with payment of a yield maintenance charge).

A Cash Sweep Period will end upon (i) if triggered by an event of default, the cure of the event of default, (ii) if triggered by the debt service coverage ratio test, the debt service coverage ratio being equal to or greater than 1.30x on a trailing twelve month basis for two consecutive calendar quarters, (iii) if triggered by the Franchise Agreement Trigger Event, the occurrence of the applicable Franchise Agreement Cure Event (as defined below), and (iv) if triggered by a Franchise Renewal Trigger Event, the occurrence of a Franchise Renewal Event (as defined below). Notwithstanding the foregoing, a Cash Sweep Period will not expire in the event that a Cash Sweep Period then exists for any other reason.

A “Franchise Agreement Trigger Event” will occur upon (i) the BWI Airport Marriott Borrower being in default under the Franchise Agreement beyond any notice and cure periods, (ii) the BWI Airport Marriott Borrower or the BWI Airport Marriott Franchisor giving notice that it is terminating the Franchise Agreement, (iii) any termination, cancellation or expiration of the Franchise Agreement (including rejection in any bankruptcy or similar insolvency proceeding) and/or the Franchise Agreement otherwise failing to be in full force and effect, or (iv) any bankruptcy or insolvency of the BWI Airport Marriott Franchisor.

A “Franchise Renewal Trigger Event” will occur upon a Franchise Renewal Event (as defined below) failing to occur on or before the date which is 12 months prior to the expiration of the then applicable term of the Franchise Agreement.

A “Franchise Agreement Cure Event” will occur upon (i) the date which is 60 days after the cure of all defaults (if any) by the BWI Airport Marriott Borrower, (ii) the Franchise Agreement being reaffirmed by the BWI Airport Marriott Borrower and the BWI Airport Marriott Franchisor as being in full force and effect, and (iii) if triggered by the bankruptcy or insolvency of the BWI Airport Marriott Franchisor, the BWI Airport Marriott Franchisor no longer being insolvent or subject to any bankruptcy proceedings and the Franchise Agreement being affirmed pursuant to a final, non-appealable order of a court.

A “Franchise Renewal Event” will occur upon (i) the Franchise Agreement being extended or replaced by a qualified franchise agreement for a term expiring no earlier than 3 years after the maturity date of the BWI Airport Marriott Mortgage Loan, (ii) the Franchise Agreement or the qualified franchise agreement being in full force and effect with no defaults thereunder, and (iii) the BWI Airport Marriott Borrower having deposited to the FF&E reserve either in cash or as a letter of credit an amount equal to the excess of $10,000 per room over the operating profit estimated by the BWI Airport Marriott Franchisor under its business plan during the final fiscal year under the Management Agreement.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The BWI Airport Marriott Mortgage Loan documents require that the property insurance policy required to be maintained by the BWI Airport Marriott Borrower provides coverage for perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the BWI Airport Marriott Property, and 18 months of business interruption insurance with 6 months of extended indemnity; provided that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be further modified, amended, or extended, “TRIPRA”) or subsequent statute, extension, or reauthorization is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

BANK 2017-BNK9	U.S. Industrial Portfolio III

Mortgage Loan No. 9 – U.S. Industrial Portfolio III

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

BANK 2017-BNK9	U.S. Industrial Portfolio III

Mortgage Loan No. 9 – U.S. Industrial Portfolio III

ONTARIO
MINN
Duluth
MINNEAPOLIS
ST. PAUL
Bloomington
Rochester
WISCONSIN
Wausau
Green Bay
Traverse City
Lake Superior
Lake Huron
Lake Michigan
Oshkosh
MICHIGAN
Madison
Hartland
MILWAUKEE
Grand Rapids
Lansing
Flint
DETROIT
Cedar Falls
IOWA
Cedar Rapids
Rockford
Wheeling
CHICAGO
CLEVELAND
Grimes
Des Moines
Iowa City
Davenport
Sauk Village
Elkhart
Ft. Wayne
Toledo
INDIANA
OHIO
Peoria
Lafayette
COLUMBUS
Quincy
ILLINOIS
MISSOURI
INDIANAPOLIS
Dayton
Fairfield
Springfield
KANSAS CITY
Columbia
Columbus
CINCINNATI
ST. LOUIS
Jefferson City
Frankfort
LOUISVILLE
Lexington
Evansville
KENTUCKY
WV
VA
Springfield

Scranton
NY
Warren
Du Bois
Williamsport
Wilkes-Barre
Youngstown
State College
OH
New Kensington
PENNSYLVANIA
Allentown
Weirton
PITTSBURGH
Johnstown
Harrisburg
Harleysville
Trenton
Reading
Wheeling
York
PHILADELPHIA
Wilmington
Cumberland
Morgantown
Hagerstown
NEW JERSEY
Frederick
BALTIMORE
Atlantic City
Clarksburg
Winchester
Annapolis
Dover
WASHINGTON, DC
Arlington
WEST VIRGINIA
MD
DE
APPALACHIAN MTS.
Harrisonburg
Fredericksburg
Salisbury
Ocean City
Staunton
Charlottesville
VIRGINIA
Richmond
Atlantic Ocean
Salem
Lynchburg
Elliston
Roanoke
Petersburg
Hampton
NORFOLK
Danville
South Hill
Chesapeake
VIRGINIA BEACH

LOS ANGELES
Whittier
Chino Hills
Banning
RIVERSIDE
Moreno Valley
ANAHEIM
LONG BEACH
SANTA ANA
Lake Elsinore
Hemet
Huntington Beach
Irvine
Temecula
SANTA ROSA MTS.
Laguna Niguel
San Clemente
Santa Catalina Island
Camp Pendleton Marine Corps Base
CLEVELAND NATIONAL FOREST
Pacific Ocean
Oceanside
Vista
San Marcos
Carlsbad
Encinitas
Poway
San Clemente Island
La Jolla
Santee
SAN DIEGO
San Diego Intl. Airport
El Cajon
Chula Vista

US Industrial Portfolio III

1	2121 Gardner Street	Elliston, VA	12	1700 Highland Road	Twinsburg, OH
2	975 Cottonwood Avenue	Hartland, WI	13	1800 University Parkway	Sarasota, FL
3	4925 Bulls Bay Highway	Jacksonville, FL	14	621 Hunt Valley Circle	New Kensington, PA
4	1500 Southeast 37th Street	Grimes, IA	15	5000 Askins Lane	Houston, TX
5	1501 Industrial Boulevard	Harleysville, PA	16	900 Chaddick Drive	Wheeling, IL
6	10450 Medallion Drive	Cincinnati, OH	17	6600 Chapek Parkway	Cuyahoga Heights, OH
7	1001 DDC Way	Fairfield, OH	18	53208 Columbia Drive	Elkhart, IN
8	1152 Armorite Drive	San Marcos, CA	19	7750 Hub Parkway	Valley View, OH
9	3800 West Broward Boulevard	Plantation, FL	20	21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village, IL
10	2900 & 2950 Hill Avenue	Toledo, OH	21	3221 Cherry Palm Drive	Tampa, FL
11	1972 Salem Industrial Drive	Salem, VA			

Stagecoach
The Woodlands
Tomball
Spring
Cypress
Atascocita
Humble
Jersey Village
Crosby
HOUSTON
Sheldon
Barrett
Channelview
Katy
Cloverleaf
Baytown
Mission Bend
Pasadena
La Porte
Pecan Grove
Stafford
Richmond
Sugar Land
Missouri City
Rosenberg
Pearland
Fresno
Friendswood
League City
Sienna Plantation
Manvel
Texas City
Alvin
Santa Fe
Hitchcock

Bainbridge
GEORGIA
Valdosta
TALLAHASSEE
JACKSONVILLE
St. Augustine
Gainesville
Ormond Beach
Daytona Beach
Ocala
Atlantic Ocean
Spring Hill
ORLANDO
Titusville
TAMPA
Kissimmee
Melbourne
Clearwater
Lakeland
Palm Bay
ST. PETERSBURG
Bradenton
FLORIDA
Fort Pierce
Port St. Lucie
Sarasota
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
Plantation
FORT LAUDERDALE
Naples
Hialeah
Miami Beach
MIAMI
Homestead
Key West

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

BANK 2017-BNK9	U.S. Industrial Portfolio III

Mortgage Loan No. 9 – U.S. Industrial Portfolio III

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$40,000,000			Location:	Various
Cut-off Date Balance(1):	$40,000,000			General Property Type(5):	Various
% of Initial Pool Balance:	3.8%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Brennan Investment Group Acquisitions LLC			Year Built/Renovated:	Various/Various
				Size:	2,886,593 SF
Mortgage Rate:	4.1800%			Cut-off Date Balance per SF(1):	$42
Note Date:	10/12/2017			Maturity Date Balance per SF(1):	$38
First Payment Date:	12/5/2017			Property Manager:	Brennan Management, LLC (borrower-related)
Maturity Date:	11/5/2027
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$11,310,590
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	9.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.04x (IO) 1.48x (P&I)
Additional Debt Balance(1)(3):	$80,537,149			Most Recent NOI:	$12,203,308 (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$12,055,263 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$11,626,063 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	100.0% (11/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Recurring Replacements:	$0	$6,250	N/A	Appraised Value (as of)(7):	$166,300,000 (6/16/2017)
TI/LC:	$120,000	Springing	N/A(4)	Cut-off Date LTV Ratio(1)(7):	72.5%
Other:	$453,411	$0	N/A	Maturity Date LTV Ratio(1)(7):	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$120,537,149	71.2%	Purchase Price:	$164,603,823	97.2%
Borrower Sponsor Equity:	$48,798,629	28.8%	Closing Costs:	$4,158,544	2.5%
			Reserves:	$573,411	0.3%
Total Sources:	$169,335,778	100.0%	Total Uses:	$169,335,778	100.0%

(1)	The U.S. Industrial Portfolio III Mortgage Loan is part of the U.S. Industrial Portfolio III Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance of $120,537,149. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the U.S. Industrial Portfolio III Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last U.S. Industrial Portfolio III Whole Loan promissory note to be securitized and (ii) October 12, 2020. The assumed lockout period of 25 payments is based on the closing date of this transaction in December 2017. After the defeasance lockout period, the U.S. Industrial Portfolio III Borrowers are permitted to obtain the release of any individual property with the defeasance of a release price ranging from 100.0% to 110.0% (depending on the number of properties that have been released) of the allocated loan amount with respect to such individual property See “Release of Property” below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The U.S. Industrial Portfolio III Properties (as defined below) are made up of 19 industrial properties and two office properties. See the “U.S. Industrial Portfolio III Properties Summary” table below.

(6)	Most Recent Occupancy includes PNC Acquisition Company, Inc. (75,902 SF, 2.6% of NRA), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

(7)	The “As Portfolio” Appraised Value of $166,300,000 reflects a 4.0% premium attributed to the aggregate “As-is” value of the U.S. Industrial Portfolio III Properties as a whole. The sum of the “As-is” values for each of the U.S. Industrial Portfolio III Properties on an individual basis is $159,940,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.4% and 68.7%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “U.S. Industrial Portfolio III Mortgage Loan”) is part of a whole loan (the “U.S. Industrial Portfolio III Whole Loan”) evidenced by three promissory notes with an aggregate original principal balance of $120,537,149. The U.S. Industrial Portfolio III Whole Loan is secured by the fee simple interests in a portfolio of 21 single-tenant industrial and office properties located across 10 states, totaling 2,886,593 SF (the “U.S. Industrial Portfolio III Properties”). The U.S. Industrial Portfolio III Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Barclays Bank PLC. Promissory Note A-1-2, with an original principal balance of $40,000,000, represents the U.S. Industrial Portfolio III Mortgage Loan and will be included in the BANK 2017-BNK9 securitization trust. Promissory Notes A-1-1 and A-2, with an aggregate original principal balance of $80,537,149, collectively represent the pari passu companion loans (the “U.S. Industrial Portfolio III Non-Serviced Pari Passu Companion Loans”).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

BANK 2017-BNK9	U.S. Industrial Portfolio III

The following table presents a summary of the promissory notes comprising the U.S. Industrial Portfolio III Whole Loan. The U.S. Industrial Portfolio III Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

U.S. Industrial Portfolio III Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-1	$50,000,000	$50,000,000	BANK 2017-BNK8	Yes
A-1-2	$40,000,000	$40,000,000	BANK 2017-BNK9	No
A-2	$30,537,149	$30,537,149	WFCM 2017-C41(1)	No
U.S. Industrial Portfolio III Whole Loan	$120,537,149	$120,537,149

(1)	The WFCM 2017-C41 securitization transaction is expected to close on November 30, 2017.

The proceeds of the U.S. Industrial Portfolio III Whole Loan, together with approximately $48.8 million of borrower equity, were used to acquire the U.S. Industrial Portfolio III Properties, fund reserves and pay closing costs. The previous mortgage loan secured by the U.S. Industrial Portfolio III Properties was included in the WFRBS 2013-C16 securitization trust.

The Borrowers and the Sponsor. The borrowers consist of 21 single-purpose Delaware limited liability companies, each structured to be bankruptcy-remote with at least two independent directors (the “U.S. Industrial Portfolio III Borrowers”). The non-recourse carveout guarantors under the U.S. Industrial Portfolio III Whole Loan are, collectively, jointly and severally, Michael Brennan, Robert Vanecko, Scott McKibben, Sam Mandarino, Allen Crosswell, Troy MacMane and Greenwood Holding Company, LLC. The U.S. Industrial Portfolio III Borrowers are indirectly owned 10% by USIP III Manager LLC (of which Michael Brennan and William Vanecko are non-member managers) and 90% by Northstar Summit Holding III, LLC. Northstar Summit Holding III, LLC is indirectly owned by Deep Springs, L.P., a Cayman Island limited partnership owned by non-U.S. investors, of which the general partner is Morningstar Summit Holdings Company Limited and the manager is CDH Real Estate Investment Management Company Limited, which is controlled by Li Guo, William Shang Wi Hsu and Xiaoming Song. The non-recourse carveout guarantors collectively own 1.6% of the equity in the U.S. Industrial Portfolio III Borrowers.

The sponsor of the U.S. Industrial Portfolio III Whole Loan is Brennan Investment Group Acquisitions LLC, an affiliate of Brennan Investment Group. Each of the non-recourse carveout guarantors under the U.S. Industrial Portfolio III Whole Loan is a principal of Brennan Investment Group (“Brennan”). Brennan is a real estate investment firm specializing in investments in industrial properties. Brennan Management LLC (an affiliate of Brennan) manages industrial assets. Affiliates of Brennan own a portfolio of industrial properties totaling approximately 33.0 million SF. Michael Brennan, the co-founder and chairman of Brennan, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and a member of the Board of Directors until 2008.

The Properties. The U.S. Industrial Portfolio III Properties are comprised of 21 single tenant industrial and office properties totaling approximately 2.9 million SF. The U.S. Industrial Portfolio III Properties are located across 10 states, with the largest concentration of properties in Ohio (28.1% of NRA), Virginia (24.1% of NRA) and Florida (13.0% of NRA). The U.S. Industrial Portfolio III Properties were built between 1952 and 2015, range in size from approximately 32,688 SF to 378,270 SF and are all leased on a triple-net basis. As of October 1, 2017 the weighted average remaining lease term for the U.S. Industrial Portfolio III Properties was approximately 11.8 years. The U.S. Industrial Portfolio III Properties consist of 19 industrial properties (approximately 96.6% of NRA) and two suburban office properties. The U.S. Industrial Portfolio III Properties serve as a headquarters location for nine tenants. The U.S. Industrial Portfolio III Properties are 100.0% leased to 18 tenants as of November 1, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

BANK 2017-BNK9	U.S. Industrial Portfolio III

The following table presents detailed information with respect to each of the U.S. Industrial Portfolio III Properties:

U.S. Industrial Portfolio III Properties Summary(1)
Property Name	Location	Property Type	SF	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	UW NOI(2)
2121 Gardner Street	Elliston, VA	Industrial	378,270	2000 / NAP	$16,504,712	13.7%	$21,900,000	$1,674,703
975 Cottonwood Avenue	Hartland, WI	Industrial	175,042	2000, 2015 / NAP	$10,174,137	8.4%	$13,500,000	$1,018,666
4925 Bulls Bay Highway	Jacksonville, FL	Industrial	198,408	2006 / NAP	$9,910,363	8.2%	$13,150,000	$986,726
1500 Southeast 37th Street	Grimes, IA	Industrial	248,257	1961 / 2017	$7,536,398	6.3%	$10,000,000	$716,745
1501 Industrial Boulevard	Harleysville, PA	Industrial	112,253	1973 / 2013	$7,385,670	6.1%	$9,800,000	$658,271
10450 Medallion Drive	Cincinnati, OH	Industrial	151,506	1998 / NAP	$7,385,670	6.1%	$9,800,000	$783,609
1001 DDC Way	Fairfield, OH	Office	66,444	1981 / 2004	$6,413,475	5.3%	$8,510,000	$686,609
1152 Armorlite Drive	San Marcos, CA	Industrial	44,313	1986 / NAP	$5,222,724	4.3%	$6,930,000	$335,570
3800 West Broward Boulevard	Plantation, FL	Office	32,688	1956 / 2010	$5,124,751	4.3%	$6,800,000	$548,720
2900 & 2950 Hill Avenue	Toledo, OH	Industrial	237,698	1955 / NAP	$5,087,069	4.2%	$6,750,000	$541,032
1700 Highland Road	Twinsburg, OH	Industrial	115,169	1986, 1996 / NAP	$4,917,500	4.1%	$6,525,000	$506,714
1972 Salem Industrial Drive	Salem, VA	Industrial	317,144	1972 / NAP	$4,898,659	4.1%	$6,500,000	$536,163
1800 University Parkway	Sarasota, FL	Industrial	105,752	1965 / NAP	$4,823,295	4.0%	$6,400,000	$479,598
621 Hunt Valley Circle	New Kensington, PA	Industrial	61,796	2002 / 2009	$3,918,927	3.3%	$5,200,000	$491,244
5000 Askins Lane	Houston, TX	Industrial	100,040	1978 / NAP	$3,655,153	3.0%	$4,850,000	$339,211
900 Chaddick Drive(3)	Wheeling, IL	Industrial	75,902	1982 / NAP	$3,542,107	2.9%	$4,700,000	($314,806)
6600 Chapek Parkway	Cuyahoga Heights, OH	Industrial	157,950	1952-2006 / NAP	$3,391,379	2.8%	$4,500,000	$327,365
53208 Columbia Drive	Elkhart, IN	Industrial	117,938	2005 / NAP	$3,316,015	2.8%	$4,400,000	$416,748
7750 Hub Parkway	Valley View, OH	Industrial	83,404	1971, 1980 / NAP	$3,184,128	2.6%	$4,225,000	$327,365
21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village, IL	Industrial	67,995	1977, 2000 / NAP	$2,110,191	1.8%	$2,800,000	$230,778
3221 Cherry Palm Drive	Tampa, FL	Industrial	38,624	1988 / NAP	$2,034,827	1.7%	$2,700,000	$266,049
Total(4)			2,886,593		$120,537,149	100.0%	$159,940,000	$11,310,590

(1)	Information is based on the underwritten rent roll as of September 1, 2017.

(2)	A vacancy adjustment to 5.0% has been underwritten at the portfolio level.

(3)	The 900 Chaddick Drive property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

(4)	The Total Appraised Value of $159,940,000 represents the sum of the individual Appraised Values of the U.S. Industrial Portfolio III Properties, as compared to the “As-Portfolio” Appraised Value of $166,300,000.

Major Properties (by allocated loan amount)

2121 Gardner Street. The largest property by allocated loan amount is 2121 Gardner Street, a 378,270 SF manufacturing facility situated on approximately 58.9 acres and located in Elliston, Virginia. 2121 Gardner Street was constructed in 2000 and consists of an approximately 81.4% industrial component and an approximately 18.6% office component. The industrial component of the property features 22 to 40 foot clear heights, two drive-in grade level doors and 33 dock-high doors.

2121 Gardner Street is currently 100.0% leased to Rowe Fine Furniture on a triple-net basis through July 2028 with four, five-year renewal options. 2121 Gardner Street is the corporate headquarters for Rowe Fine Furniture. Founded 70 years ago, Rowe Fine Furniture manufactures upholstered furniture which is sold through major and independent home furnishings retailers across the United States and abroad. 2121 Gardner Street accounts for approximately 13.1% and 14.1% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

975 Cottonwood Avenue. The second largest property by allocated loan amount is 975 Cottonwood Avenue, a 175,042 SF warehouse and distribution facility situated on approximately 18.2 acres in Hartland, Wisconsin. 975 Cottonwood Avenue was originally constructed in 2000 with an addition constructed in 2015 and consists of an approximately 79.2% industrial component and an approximately 20.8% office component. The industrial component of the property features 25 to 26 foot clear heights, three drive-in grade level doors and six dock-high doors.

975 Cottonwood Avenue is currently 100.0% leased to Dorner Manufacturing Corp. on a triple-net basis through October 2035. 975 Cottonwood Avenue is the corporate headquarters for Dorner Manufacturing Corp. Founded in 1966, Dorner Manufacturing Corp. is a privately-held company engaged in the design, applications, manufacturing, and integration of conveyor systems. 975 Cottonwood Avenue accounts for approximately 6.1% and 8.6% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

4925 Bulls Bay Highway. The third largest property by allocated loan amount is 4925 Bulls Bay Highway, a 198,408 SF warehouse and distribution facility situated on approximately 13.3 acres in Jacksonville, Florida. 4925 Bulls Bay Highway was constructed in 2006 and consists of an approximately 92.0% industrial component and an approximately 8.0% office component. The industrial component of the property features approximately 24-foot clear heights, 24 drive-in grade level doors and two dock-high doors.

4925 Bulls Bay Highway is currently 100.0% leased to Southeastern Aluminum Products on a triple-net basis through February 2027. 4925 Bulls Bay Highway is the headquarters for Southeastern Aluminum Products. Founded in 1952, Southeastern Aluminum Products manufactures and distributes

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	U.S. Industrial Portfolio III

bathroom shower doors and enclosures. 4925 Bulls Bay Highway accounts for approximately 6.9% and 8.3% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

1500 Southeast 37th Street. The fourth largest property by allocated loan amount is 1500 Southeast 37th Street, a 248,257 SF warehouse and distribution facility situated on approximately 26.4 acres in Grimes, Iowa. 1500 Southeast 37th Street was constructed in 1961, renovated in 2017 and consists of an approximately 86.7% industrial component and an approximately 13.3% office component. The industrial component of the property features approximately 16-30 foot clear heights, 14 grade-level doors and 14 dock-high doors.

1500 Southeast 37th Street is currently 100.0% leased to Ryko Solutions, Inc. on a triple-net basis through August 2032. 1500 Southeast 37th Street is the headquarters for Ryko Solutions, Inc. Founded in 1973, Ryko Solutions, Inc. manufactures rollover vehicle wash systems and their product lines include friction and touchless rollovers, drive-throughs, conveyors, vacuums, dryers, self-service systems and a variety of accessories. 1500 Southeast 37th Street accounts for approximately 8.6% and 6.0% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

The following table presents detailed information with respect to the tenancy of the U.S. Industrial Portfolio III Properties:

	U.S. Industrial Portfolio III Tenant Summary(1)
Tenant Name	Property Name	Credit Rating(2) (Fitch/Moody’s/S&P)	Tenant SF	% of Total SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration Date
Rowe Fine Furniture(4)	Various(5)	NR/NR/NR	695,414	24.1%	$2,266,842	$3.26	18.6%	7/31/2028
Ryko Solutions, Inc.	1500 Southeast 37th Street	NR/NR/NR	248,257	8.6%	$736,590	$2.97	6.0%	8/31/2032
Northern Stamping Co.	Various(6)	NR/NR/NR	241,354	8.4%	$674,610	$2.80	5.5%	11/30/2031
Decorative Panels International	2900 & 2950 Hill Avenue	NR/NR/NR	237,698	8.2%	$557,956	$2.35	4.6%	11/30/2030
Southeastern Aluminum Products	4925 Bulls Bay Highway	NR/NR/NR	198,408	6.9%	$1,011,027	$5.10	8.3%	2/28/2027
Dorner Manufacturing Corp.	975 Cottonwood Avenue	NR/NR/NR	175,042	6.1%	$1,043,145	$5.96	8.6%	10/31/2035
Sigma Corporation	Various(7)	NR/NR/NR	168,035	5.8%	$586,055	$3.49	4.8%	7/31/2031
KDM Signs, Inc.	10450 Medallion Drive	NR/NR/NR	151,506	5.2%	$805,985	$5.32	6.6%	7/31/2025
LTI Flexible Products, Inc.	53208 Columbia Drive	NR/B3/NR	117,938	4.1%	$427,559	$3.63	3.5%	10/31/2026
TAC Materials. Inc.	1700 Highland Road	NR/NR/NR	115,169	4.0%	$519,926	$4.51	4.3%	8/31/2028
Accupac, Inc.	1501 Industrial Boulevard	NR/NR/NR	112,253	3.9%	$675,321	$6.02	5.5%	3/31/2032
Halifax Sarasota LLC	1800 University Parkway	NR/NR/NR	105,752	3.7%	$492,211	$4.65	4.0%	1/31/2032
DDC Center Holding Corp.	1001 DDC Way	NR/NR/NR	66,444	2.3%	$702,893	$10.58	5.8%	7/31/2025
Bacharach, Inc.	621 Hunt Valley Circle	NR/NR/NR	61,796	2.1%	$503,152	$8.14	4.1%	12/31/2024
The San Diego Union - Tribune(8)	1152 Armorlite Drive	NR/B1/B	44,313	1.5%	$344,312	$7.77	2.8%	12/31/2027
Amphenol Custom Cable, Inc.(9)	3221 Cherry Palm Drive	NR/Baa1/BBB+	38,624	1.3%	$272,844	$7.06	2.2%	7/31/2028
The Chrysalis Center, Inc.(10)	3800 West Broward Boulevard	NR/NR/NR	32,688	1.1%	$561,350	$17.17	4.6%	12/31/2027
Subtotal / Wtd. Avg.			2,810,691	97.4%	$12,181,778	$4.33	100.0%

Vacant(11)			75,902	2.6%	$0	$0.00	0.0%
Total / Wtd. Avg.			2,886,593	100.0%	$12,181,778	$4.33	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Rowe Fine Furniture subleases 126,275 SF of its space at the 1972 Salem Industrial Drive property to Turman Lumber Company at $1.60 PSF. Annual UW Rent reflects the average of the lower sublease rent (with respect to the square footage subleased to Turman) and the contractual rent (with respect to the remaining square footage covered by the Rowe Fine Furniture leases).

(5)	Rowe Fine Furniture is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 1972 Salem Industrial Drive (317,144 SF, 11.0% of Total SF and 4.5% of Total Annual UW Rent) and 2121 Gardner Street (378,270 SF, 13.7% of Total SF and 14.1% of Total Annual UW Rent). The Rowe Fine Furniture lease expires July 31, 2028 at both properties.

(6)	Northern Stamping Co. is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 6600 Chapek Parkway (157,950 SF, 5.5% of Total SF and 2.8% of Total Annual UW Rent) and 7750 Hub Parkway (83,404 SF, 2.9% of Total SF and 2.8% of Total Annual UW Rent). The Northern Stamping Co. lease expires December 31, 2027 at both properties.

(7)	Sigma Corporation is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 5000 Askins Lane (100,040 SF, 3.5% of Total SF and 2.9% of Total Annual UW Rent) and 21699 Torrence Avenue & 2701 Kalvelage Drive (67,995 SF, 2.4% of Total SF and 1.9% of Total Annual UW Rent). The Sigma Corporation lease expires July 31, 2031 at both properties.

(8)	The San Diego Union – Tribune subleases its entire space to ACI-California, LLC at $7.77 PSF. Annual UW Rent reflects the sublease rent, which is lower than the prime lease rent.

(9)	Amphenol Custom Cable, Inc. has the right to terminate its lease without penalty on (i) November 1, 2018, and (ii) November 1, 2024 with 180 days’ notice.

(10)	The Chrysalis Center, Inc. subleases 10,303 SF of its space to Bank of America at $23.49 PSF. Annual UW Rent reflects The Chrysalis Center, Inc.’s contractual rent at $17.17.

(11)	Vacant Tenant SF is made up of the entire 900 Chaddick Drive property, which is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	U.S. Industrial Portfolio III

The following table presents certain information with respect to the lease rollover at the U.S. Industrial Portfolio III Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	1	61,796	2.1%	2.1%	$8.14	$503,152	4.1%	4.1%
2025	2	217,950	7.6%	9.7%	$6.92	$1,508,878	12.4%	16.5%
2026	1	117,938	4.1%	13.8%	$3.63	$427,559	3.5%	20.0%
2027	3	275,409	9.5%	23.3%	$6.96	$1,916,689	15.7%	35.8%
2028 & Beyond	13	2,137,598	74.1%	97.4%	$3.66	$7,825,500	64.2%	100.0%
Vacant(4)	0	75,902	2.6%	100.0%	$0.00	$0	0.0%	100.0%
Total / Wtd. Avg.	20	2,886,593	100.0%		$4.33	$12,181,778	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2017.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Vacant is made up of the entire 900 Chaddick Drive property, which is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

The Markets. The U.S. Industrial Portfolio III Properties are geographically diverse, located in 21 different cities across 10 states. The U.S. Industrial Portfolio III Properties are located in Ohio (28.1% of NRA), Virginia (24.1% of NRA), Florida (13.0% of NRA), Iowa (8.6% of NRA), Wisconsin (6.1% of NRA), Pennsylvania (6.0% of NRA) and Illinois (5.0% of NRA) with 9.1% of NRA located across an additional three other states.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the U.S. Industrial Portfolio III Properties:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$11,275,200	$11,626,356	$12,032,044	$12,183,306	$12,559,202	$4.35
Total Recoveries	$2,264,342	$2,355,463	$2,290,350	$2,265,200	$3,675,807	$1.27
Other Income	$216,870	$768	$3,219	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($942,766)	($0.33)
Effective Gross Income	$13,756,412	$13,982,587	$14,325,613	$14,448,506	$15,292,243	$5.30
Total Operating Expenses	$2,264,342	$2,356,524	$2,270,350	$2,245,198	$3,981,653	$1.38
Net Operating Income	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$11,310,590	$3.92
Capital Expenditures	$0	$0	$0	$0	$298,573	$0.10
TI/LC	$0	$0	$0	$0	$596,602	$0.21
Net Cash Flow	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$10,415,416	$3.61

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR (IO)(3)	2.25x	2.28x	2.36x	2.39x	2.21x
NOI DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.60x
NCF DSCR (IO)(3)	2.25x	2.28x	2.36x	2.39x	2.04x
NCF DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.48x
NOI Debt Yield(3)	9.5%	9.6%	10.0%	10.1%	9.4%
NCF Debt Yield(3)	9.5%	9.6%	10.0%	10.1%	8.6%

(1)	UW Gross Potential Rent reflects contractual rents as of September 1, 2017 and includes rent steps of $280,181 through September 1, 2018.

(2)	With respect to three of the U.S. Industrial Portfolio III Properties, all or a portion of the space is subleased. Gross Potential Rent reflects the average of the lower sublease rent and the contractual rent of the respective square footage, or in the case of The Chrysalis Center, Inc. property, the prime lease rent, which is lower than the sublease rent.

(3)	The debt service coverage ratios and debt yields are based on the U.S. Industrial Portfolio III Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	U.S. Industrial Portfolio III

Escrows and Reserves. At the origination of the U.S. Industrial Portfolio III Whole Loan, the U.S. Industrial Portfolio III Borrowers agreed to complete approximately $729,003 in required repairs, for which no reserve deposit was required at origination. The U.S. Industrial Portfolio III Borrowers have until June 30, 2018 to complete the repair work, after which time they are required under the loan documents to deposit the aggregate amount for unfinished required repairs set forth on the required repairs schedule; provided that if a required repair is a tenant’s obligation under its lease and such required repair is not completed by June 30, 2018, the U.S. Industrial Portfolio III Borrowers will have additional time as reasonably necessary to complete the required repairs, which additional time may not exceed an additional six months. In addition, the U.S. Industrial Portfolio III Whole Loan documents require the deposit of an upfront reserve of $453,411 for security deposits held by the U.S. Industrial Portfolio III Borrowers and $120,000 for the re-tenanting of the PNC Acquisition Inc. space at the 900 Chaddick Drive property. The U.S. Industrial Portfolio III Borrowers are also required to deposit the $380,000 non-renewal fee, if paid by PNC Acquisition, Inc.

The U.S. Industrial Portfolio III Borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent the U.S. Industrial Portfolio III Properties are insured under blanket policies); provided, however, that such deposits are not required to be made to the extent that the applicable tenant is required to pay such taxes and insurance premiums, such taxes and insurance premiums are paid prior to delinquency and certain other conditions are satisfied. The U.S. Industrial Portfolio III Borrowers are required to deposit monthly reserves of $6,250 for capital expenditures. The U.S. Industrial Portfolio III Borrowers are required to deposit monthly, commencing on each payment date following the Rent Sweep Start Date (as set forth in the table below) for each Expiring Tenant (as set forth in the table below), an amount equal to such Expiring Tenant’s Monthly Sweep Amount (as set forth in the table below) for the related property until the applicable Max TI/LC Reserve Cap (as set forth in the table below) has been deposited with the lender.

Expiring Tenant	Bacharach, Inc.	DDC Center	KDM Signs	LTI Flexible Products	Southeastern Aluminum	The Chrysalis Center, Inc.	Rowe Fine Furniture(1)	Rowe Fine Furniture(2)
Lease Roll Date	12/31/2024	7/31/2025	7/31/2025	10/31/2026	2/28/2027	12/31/2027	7/31/2028	7/31/2028
Rent Sweep Start Date	7/1/2024	2/1/2025	2/1/2025	5/1/2026	9/1/2026	7/1/2026	4/1/2026	4/1/2026
Monthly Sweep Amount	$30,898	$143,962	$75,753	$58,969	$99,204	$81,720	$157,613	$105,715
Max TI/LC Reserve Cap	$185,388	$863,772	$454,518	$353,814	$595,224	$490,320	$945,675	$634,288

(1)	Represents Rowe Fine Furniture at the 2121 Gardner Street property.

(2)	Represents Rowe Fine Furniture at the 1972 Salem Industrial Drive property.

In addition, on each payment date during a Major Tenant Rollover Reserve Event (as defined below), the related borrower is required to deposit the related tenant’s Monthly Sweep Amount until the Max TI/LC Reserve Cap has been deposited.

“Major Tenant Rollover Reserve Event” means with respect to Rowe Fine Furniture or any replacement tenant therefor:

(i)	A period that commences on the earlier of (a) the date such tenant gives notice to vacate or exercise any termination option and (b) the date six months prior to the maturity date of the U.S. Industrial Portfolio III Whole Loan, and ends when either (x) such tenant’s lease has been renewed on terms and conditions acceptable to the lender, and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent or (y) the entirety of such tenant’s space has been relet to one or more replacement tenants reasonably acceptable to the lender under a lease reasonably acceptable to the lender and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent (a “Replacement Tenant Cure”) or (z) the Max TI/LC Reserve Cap has been deposited;

(ii)	A period that commences on the date such tenant has vacated or gone dark in its space or terminated or given notice of intent to terminate its lease and ends when either (x) such tenant is in occupancy of the entirety of its space and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent, or (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited;

(iii)	A period that commences on the date the tenant has made or been the subject of a bankruptcy filing and ends when either (x) such tenant’s lease has been affirmed in bankruptcy and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent, or (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited.

Lockbox and Cash Management. A hard lockbox is in place with respect to the U.S. Industrial Portfolio III Whole Loan, with springing cash management upon the occurrence of a Cash Management Period. If no Cash Management Period is continuing, all funds in the lockbox account are required to be swept daily to the U.S. Industrial Portfolio III Borrowers’ operating account. Upon the first occurrence of a Cash Management Period, the lender has the right to establish, and the U.S. Industrial Portfolio III Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, and during the continuance of a Cash Management Period, all funds are required to be swept each business day to such cash management account and disbursed to make payments into the reserve funds as described above under “Escrows and Reserves,” to pay monthly debt service on the U.S. Industrial Portfolio III Whole Loan, to pay monthly operating expenses as set forth in the annual budget (which is required to be approved only during the continuance of a Cash Management Period) and additional operating expenses approved by the lender, and to deposit all excess cash flow in an excess cash flow account to be held as additional security for the U.S. Industrial Portfolio III Whole Loan during such Cash Management Period.

A “Cash Management Period” commences upon the occurrence of either (a) an event of default under the U.S. Industrial Portfolio III Whole Loan or (b) the amortizing debt service coverage ratio (after deducting the amount of any Low DSCR Collateral (as defined below) from the principal balance of the U.S. Industrial Portfolio III Whole Loan) is below 1.15x for six consecutive months, based on the trailing six months’ operating statement and rent roll and ends upon (i), with respect to clause (a), the cure of such event of default, as accepted by the lender in its sole discretion, or (ii) with respect to clause (b), either (x) the amortizing debt service coverage ratio (calculated in the manner set forth in clause (b)) is at least 1.15x for six consecutive calendar months or (y) Low DSCR Collateral has been delivered to the lender.

“Low DSCR Collateral” means cash or a letter of credit meeting the requirements of the U.S. Industrial Portfolio III Whole Loan documents, in an amount by which the principal balance of the U.S. Industrial Portfolio III Whole Loan would need to be reduced such that, after recomputing the related monthly

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	U.S. Industrial Portfolio III

payment under a 360-month amortization schedule, the amortizing debt service coverage ratio would be at least 1.15x. Low DSCR Collateral may be released if the amortizing debt service coverage ratio for six consecutive months, without giving effect to the Low DSCR Collateral, is at least 1.15x.

Additional Secured Indebtedness (not including trade debts). The U.S. Industrial Portfolio III Properties also secure the U.S. Industrial Portfolio III Non-Serviced Pari Passu Companion Loans, with an aggregate cut-off date principal balance of $80,537,149. The promissory notes evidencing the U.S. Industrial Portfolio III Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the U.S. Industrial Portfolio III Mortgage Loan. The U.S. Industrial Portfolio III Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the U.S. Industrial Portfolio III Non-Serviced Pari Passu Companion Loans. The holders of the U.S. Industrial Portfolio III Mortgage Loan and the U.S. Industrial Portfolio III Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the U.S. Industrial Portfolio III Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the defeasance lockout prepayment date and prior to the open prepayment date, the U.S. Industrial Portfolio III Borrowers are permitted to obtain the release of any individual property upon defeasance of the related Release Amount (as defined below), provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt service coverage ratio of the remaining properties is at least equal to the greater of: (x) 1.40x and (y) the lesser of (1) 1.75x or (2) the amortizing debt service coverage ratio immediately prior to the related release, (ii) after giving effect to the release, the debt yield of the remaining properties is at least equal to the greater of: (x) 8.4% and (y) the lesser of (1) 10.1% or (2) the debt yield immediately prior to the related release, (iii) after giving effect to the release, no remaining single tenant’s gross rent exceeds 30.0% of the total remaining properties’ gross rent, and (iv) compliance with REMIC requirements.

“Release Amount” means (i) with respect to the release of properties representing up to 15% of the lesser of the total net rentable area and the total gross revenue, not to exceed five properties, 100% of the allocated loan amount for each such property, plus the amount, if any, necessary to satisfy the debt service coverage ratio and debt yield tests above; (ii) with respect to the release of properties representing the next 5% of the lesser of the total net rentable area and the total gross revenue, 105% of the allocated loan amount for each such property, plus the amount, if any, necessary to satisfy the debt service coverage ratio and debt yield tests above; and (iii) thereafter, with respect to the remaining properties, 110% of the allocated loan amount, plus the amount, if any, necessary to satisfy the debt service coverage ratio and debt yield tests above.

In addition, the U.S. Industrial Portfolio III Borrowers may obtain the release of an unimproved release parcel at the 10450 Medallion Drive property, without defeasance or prepayment provided that certain conditions are satisfied, including among others, that the release does not adversely affect the use or operation of, or access to, the remaining portion of the property, or violate any leases or legal requirements, compliance with zoning and separate tax lot requirements, and compliance with REMIC requirements. Pursuant to its lease, the tenant at the 10450 Medallion Drive Property, KDM Signs, Inc., has the right to cause the subdivision of such property into such release parcel and the remaining property, and to purchase such release parcel for a purchase price of $1.00.

Terrorism Insurance. The U.S. Industrial Portfolio III Borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the U.S. Industrial Portfolio III Properties and rental loss and/or business interruption insurance for a period of at least 12 months that covers loss or damage by terrorist acts; provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Spectrum Town Center

Mortgage Loan No. 10 – Spectrum Town Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Spectrum Town Center

Mortgage Loan No. 10 – Spectrum Town Center

Spectrum Town Center
2470, 2512, 2530, 2540, 2556, 2570 and 2582 South Val Vista Drive
and 1397, 1401, 1431, 1433, 1447,and 1451 East Williams Field Road
Gilbert, AZ 85295
Scottsdale
Phoenix Mountain Preserve
Paradise Valley
Lincoln Dr.
Scottsdale Pavilions
Ft. McDowell Casino
SALT RIVER INDIAN RESERVATION
Bush Hwy.
USERY MTNS.
Camelback Rd.
DOWNTOWN SCOTTSDALE
Scottsdale Community College
Beeline Hwy.
Scottsdale Stadium
Pima Frwy
PHOENIX
Red Mtn. Frwy
Usery Mtn. Recr. Area
McDowell Rd.
Phoenix Zoo & Desert Botanical Garden
McDowell Rd.
Falcon Field
McKellips Rd.
Higley Rd.
Power Rd.
Hohokam Stadium
Mesa
Sun Devil Stadium
Arizona State University
VALLEY METRO LIGHT RAIL
University Dr.
Main St.
Broadway Rd.
Phoenix Sky Harbor Intl. Airport
Southern Ave.
Superstition Springs Ctr.
Superstition Frwy
Baseline Rd.
Arizona Mills
Guadalupe Rd.
South Mtn. Park
Tempe
Price Frwy
Dobson Rd.
Alma School Rd.
Arizona Ave.
McQueen Rd.
Elliot Rd.
MARICOPA COUNTY
Gilbert
Warner Rd.
Gilbert Town Ctr.
Ray Rd.
Chandler
Gilbert Gateway Towne Ctr.
Ahwatukee Foothills
Chandler Fashion Ctr.
Chandler Blvd.
Chandler Regional Med. Ctr.
Chandler-Gilbert Community College
SanTan Village
Spectrum Commercial Core
Arizona State Univ. Polytechnic Campus
Phoenix-Mesa Gateway Airport
Pecos Rd.
Santan Frwy
Mercy Gilbert Medical Center
Chandler Municipal Airport
Crossroads Towne Ctr.
Loop 202 Business Park
Queen Creek
McQueen Rd.
Cooper Rd.
Gilbert Rd.
Val Vista Dr.
Higley Rd.
Power Rd.
Ellsworth Rd.
Riggs Rd.
GILA RIVER INDIAN RESERVATION
PINAL COUNTY
SAN TAN MTS.
San Tan Mountain Regional Park
LOOP 101
87
LOOP 202
143
60
10
587
Peoria
Surprise
Glendale
Scottsdale
PHOENIX
Goodyear
Avondale
Buckeye
Mesa
Tempe
Gilbert
Chandler
MARICOPA COUNTY
SAND TANK MTS.
WHITE TANK MTS.
MC DOWELL MTS.
Anthem
Carefree

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

BANK 2017-BNK9	Spectrum Town Center

Mortgage Loan No. 10 – Spectrum Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Gilbert, AZ 85295
Cut-off Date Balance:	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Sean Leoni			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.3870%			Size:	170,388 SF
Note Date:	10/4/2017			Cut-off Date Balance per SF:	$176
First Payment Date:	12/1/2017			Maturity Date Balance per SF:	$161
Maturity Date:	11/1/2027			Property Manager:	Capital Asset Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,820,269
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.3%
Additional Debt Type:	N/A			UW NCF DSCR:	1.96x (IO) 1.46x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,451,398 (8/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,340,314 (12/31/2016)
Reserves(1)				3rd Most Recent NOI:	$2,366,381 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (9/11/2017)
RE Tax:	$26,819	$26,819	N/A	2nd Most Recent Occupancy:	90.8% (12/31/2016)
Insurance:	$11,489	$3,830	N/A	3rd Most Recent Occupancy:	89.6% (12/31/2015)
Recurring Replacements:	$0	$2,840	N/A	Appraised Value (as of):	$47,730,000 (9/1/2017)
TI/LC:	$300,711	$15,000	$540,000	Cut-off Date LTV Ratio:	62.9%
Rent Concession:	$52,369	$0	N/A	Maturity Date LTV Ratio:	57.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$22,260,530	74.2%
			Return of Equity(2):	$6,429,231	21.4%
			Closing Costs:	$918,851	3.1%
			Reserves:	$391,387	1.3%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Spectrum Town Center sponsor maintains a current cost basis in the Spectrum Town Center Property (as defined below) of approximately $30.2 million.

The Mortgage Loan. The tenth largest mortgage loan (the “Spectrum Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and is secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property in Gilbert, Arizona (the “Spectrum Town Center Property”). The proceeds from the Spectrum Town Center Mortgage Loan were primarily used to refinance the previous loan secured by the Spectrum Town Center Property, return equity to the Spectrum Town Center sponsor, pay closing costs and fund upfront reserves. The previous loan secured by the Spectrum Town Center Property was included in the MSBAM 2013-C12 transaction.

The Borrower and the Sponsor. The borrower is Gilbert Center Holdings, LLC (the “Spectrum Town Center Borrower”), a single-purpose Delaware limited liability company with one independent director. Gilbert Center Holdings, LLC, is 51% owned by the Leoni Family Trust and 49% owned by Tari Holdings, LLC (DE). Sean Leoni is the loan sponsor and the nonrecourse carve-out guarantor (the “Spectrum Town Center Sponsor”). Sean Leoni is an experienced real estate professional and currently has interests in 19 commercial real estate investment properties valued at a total of $158.7 million.

The Property. The Spectrum Town Center Property is a 170,388 SF anchored retail property located in Gilbert, Arizona, approximately 31 miles southeast of downtown Phoenix. The Spectrum Town Center Property was built in 2006 on a 21.5-acre site and contains 864 surface parking spaces (approximately 5.1 spaces per 1,000 SF). The Spectrum Town Center Property is comprised of ten buildings with frontage on Williams Field Road and Val Vista Drive. According to the appraisal, the average daily traffic count passing the Spectrum Town Center Property is 48,884 vehicles. As of September 11, 2017, the Spectrum Town Center Property was 95.4% occupied by a granular rent roll of 36 tenants. Historical occupancy at the Spectrum Town Center Property was 90.0%, 89.6% and 90.8% as of the end of the calendar years 2014, 2015 and 2016, respectively. The anchor tenants are Sprouts Farmers Market, Fitness Works, Dollar Tree, Salon Boutique and Tuesday Morning, with no other tenant accounting for more than 3.4% of NRA or 4.3% of underwritten rent. In addition to the anchor tenants, the Spectrum Town Center Property’s tenant roster includes national tenants such as Einstein’s Bagels, Pita Jungle, Subway, Pet Club and Pure Barre. The Spectrum Town Center Property is shadow anchored by an 88,408 SF Kohl’s and a CVS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

BANK 2017-BNK9	Spectrum Town Center

Major Tenants

Sprouts Farmers Market (30,497 SF, 17.9% of NRA, 17.4% of underwritten rent). Sprouts Farmers Markets’ (“Sprouts”) lease commenced in December 2006 and extends through March 2022, with four, five-year renewal options. Sprouts (NASDAQ: SFM) is a chain of specialty grocery stores headquartered in Arizona with more than 280 stores across the United States. Sprouts reportedly invested $400,000 into store improvements at the Spectrum Town Center Property in 2016, primarily to add a new deli concept and made-to-order food counter.

Fitness Works (30,099 SF, 17.7% of NRA, 7.3% of underwritten rent). Fitness Works’ lease commenced in February 2013 and extends through February 2023, with three, five-year extension options. Fitness Works is a privately-held company, founded in 1992, that operates six gyms in Arizona, including two in Gilbert.

Dollar Tree (14,845 SF, 8.7% of NRA, 6.6% of underwritten rent). Dollar Tree’s lease commenced in July 2007 and the tenant has exercised its extension option in January 2017 extending its lease through July 2022, with two, five-year extension options. Dollar Tree (NASDAQ: DLTR) is a Fortune 500 company, founded in Norfolk, Virginia in 1986, that offers a mix of housewares, toys, seasonal items, beauty aids and books, with most items priced at $1.00 or less.

Salon Boutique (10,702 SF, 6.3% of NRA, 6.6% of underwritten rent). Salon Boutique’s lease commenced in November 2007 and extends through November 2027. Salon Boutique is a privately-held company, founded in 1999, which offers manicures, pedicures, skincare and massage therapy. Salon Boutique operates across 18 locations in Texas and Arizona.

Tuesday Morning (10,617 SF, 6.2% of NRA, 4.4% of underwritten rent). Tuesday Morning’s lease commenced in December 2007 and the tenant has exercised its renewal option in August 2017, extending its lease through July 2022, with one remaining five-year extension option. Tuesday Morning, founded in 1975 in Dallas, TX, is a discount, off-priced retailer specializing in domestic and international designer and name-brand closeout merchandise. As of year-end 2016, Tuesday morning reported sales PSF of $103.86 at the Spectrum Town Center Property.

The following table presents a summary regarding the major tenants at the Spectrum Town Center Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	2016 Sales		Occ. Cost %	Lease Expiration
							$	PSF
Major Tenants
Sprouts Farmers Market	NR/NR/NR	30,497	17.9%	$505,031	17.4%	$16.56	NAV	NAV	NAV	3/31/2022
Fitness Works	NR/NR/NR	30,099	17.7%	$211,596	7.3%	$7.03	NAV	NAV	NAV	2/28/2023
Dollar Tree	NR/Ba1/BB+	14,845	8.7%	$192,985	6.6%	$13.00	NAV	NAV	NAV	7/31/2022
Salon Boutique	NR/NR/NR	10,702	6.3%	$192,636	6.6%	$18.00	NAV	NAV	NAV	11/30/2027
Tuesday Morning	NR/Ba3/NR	10,617	6.2%	$128,466	4.4%	$12.10	$1,102,688	$104	15.3%	7/31/2022
Subtotal/Wtd. Avg.		96,760	56.8%	$1,230,713	42.3%	$12.72	NAV	NAV	NAV

Other Tenants		65,741	38.6%	$1,677,154	57.7%	$25.51
Vacant Space		7,887	4.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		170,388	100.0%	$2,907,868	100.0%	$17.89

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent is based on in-place contract rents with rent bumps to November 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

BANK 2017-BNK9	Spectrum Town Center

The following table presents certain information relating to the lease rollover schedule at the Spectrum Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	1	2,024	1.2%	1.2%	$30.90	$62,542	2.2%	2.2%
2018	2	4,821	2.8%	4.0%	$32.26	$155,537	5.3%	7.5%
2019	6	16,179	9.5%	13.5%	$23.44	$379,175	13.0%	20.5%
2020	8	13,517	7.9%	21.4%	$26.66	$360,430	12.4%	32.9%
2021	2	2,202	1.3%	22.7%	$24.82	$54,660	1.9%	34.8%
2022	10	66,683	39.1%	61.9%	$15.96	$1,063,961	36.6%	71.4%
2023	2	31,266	18.3%	80.2%	$7.64	$238,834	8.2%	79.6%
2024	1	5,558	3.3%	83.5%	$23.69	$131,669	4.5%	84.1%
2025	2	6,409	3.8%	87.2%	$31.29	$200,506	6.9%	91.0%
2026	0	0	0.0%	87.2%	$0.00	$0	0.0%	91.0%
2027	2	13,842	8.1%	95.4%	$18.82	$260,554	9.0%	100.0%
2028 & Beyond	0	0	0.0%	95.4%	$0.00	$0	0.0%	100.0%
Vacant	0	7,887	4.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	36	170,388	100.0%		$17.89	$2,907,868	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Spectrum Town Center Property is located in Gilbert, Arizona, within the Phoenix-Mesa-Scottsdale metropolitan statistical area. According to the appraisal, the Phoenix-Mesa-Scottsdale metropolitan statistical area had a 2016 total population of 4,672,308 and experienced an annual growth rate of 1.8% since 2010, compared to 0.8% and 1.4% for the United States and the State of Arizona, respectively. Unemployment in the Phoenix-Mesa-Scottsdale metropolitan statistical area was 4.6% at the end of 2016, which is lower than the 4.9% and 5.3% unemployment rates of the United States and the state of Arizona, respectively, during the same time span. The major employers in the area include Banner Health (8,184 employees), Apollo Group Inc. (6,701 employees), Honeywell (6,247 employees), American Express (5,880 employees) and St. Joseph’s Hospital (4,109 employees). The Spectrum Town Center Property is located in close proximity to freeways that provide access to the greater metropolitan statistical area, including the San Tan Freeway (1.0 mile west), Superstation Springs Freeway or Highway 60 (5.5 miles south), and Interstate-10 (13.0 miles east). Additionally, the Spectrum Town Center Property is located approximately 3.5 miles northeast of the Chandler Municipal Airport. According to the appraisal, the Phoenix-Mesa-Scottsdale metropolitan statistical area has an average of 330 sunny days per year and has over 200 golf courses, making it a top resort and outdoor recreation destination. The lure of the Sonora Desert, Tonto National Forest, local American Indian communities and wilderness surrounding the region continues to draw visitors to the region. Phoenix is also home to all four major sports leagues in the United States: basketball (Suns), football (Cardinals), baseball (Diamondbacks) and hockey (Coyotes).

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius was 12,629, 101,222 and 278,146, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius was $80,734, $89,438 and $82,180, respectively, with the distribution of household income at the level of $100,000 or more within a one-, three- and five-mile radius being 35.1%, 42.6% and 38.5%, respectively.

According to the appraisal, the Spectrum Town Center Property is located within the Gilbert retail submarket. As of the second quarter of 2017, the submarket reported total supply of approximately 14.9 million SF, with a 6.4% vacancy rate and average asking rents of $17.20 PSF. The vacancy rate of 6.4% is slightly lower than the vacancy rate during the same period last year (7.0%) and is significantly lower than the average vacancy rate over the past nine years (9.7%). According to the appraisal, as of the second quarter 2017, inventory grew by 0.8%, with an absorption rate of 0.8%. During the same period last year, net absorption was 5.0%, and over the past nine years, absorption has been stable at 1.8%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

BANK 2017-BNK9	Spectrum Town Center

The following table reflects the comparable retail properties with respect to the Spectrum Town Center Property:

Comparable Properties
Property / Address	Year Built	Size (SF)	Occupancy	Distance from Subject	Asking Rent
Spectrum Town Center 2470, 2512, 2530, 2540, 2556, 2570 and 2582 South Val Vista Drive, and 1397, 1401, 1431, 1433, 1447 and 1451 East Williams Field Road	2006	170,388	95.4%(1)	N/A	$16.55(2)
Gilbert Fiesta (Fry’s Foods)	2002	106,822	97.8%	1.9 mi	$22.00
87 E Williams Field Rd
Val Vista Square (Winco Foods)	2013	102,984	100.0%	1.5 mi	N/A
1967 E Pecos Rd
Fry’s Plaza	1998	89,795	100.0%	2.5 mi	N/A
714 S Val Vista Dr
Albertsons Center	2002	102,814	94.3%	3.0 mi	N/A
861 E Warner Rd

Source: Appraisal.

(1)	Based on the underwritten rent roll as of September 11, 2017.

(2)	Based on underwritten rents, with rent bumps to November 1, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Spectrum Town Center Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Base Rent(1)	$2,290,993	$2,474,012	$2,472,267	$2,583,069	$3,069,551	$18.02
Reimbursements	$720,074	$680,686	$640,004	$656,099	$653,378	$3.83
Other Income(2)	$0	$14,706	$14,706	$17,652	$15,802	$0.09
Less Vacancy & Credit Loss	$0	$0	$0	$0	($190,051)	($1.12)
Effective Gross Income	$3,011,067	$3,169,404	$3,126,977	$3,256,820	$3,548,680	$20.83
Total Operating Expenses	$899,268	$803,023	$786,663	$805,422	$728,411	$4.28
Net Operating Income	$2,111,799	$2,366,381	$2,340,314	$2,451,398	$2,820,269	$16.55
Capital Expenditures	$0	$0	$0	$0	$34,078	$0.20
TI/LC	$0	$0	$0	$0	$166,206	$0.98
Net Cash Flow	$2,111,799	$2,366,381	$2,340,314	$2,451,398	$2,619,985	$15.38

Occupancy %	90.0%	89.6%	90.8%	95.4%	94.9%
NOI DSCR (IO)	1.58x	1.77x	1.75x	1.84x	2.11x
NOI DSCR (P&I)	1.17x	1.31x	1.30x	1.36x	1.57x
NCF DSCR (IO)	1.58x	1.77x	1.75x	1.84x	1.96x
NCF DSCR (P&I)	1.17x	1.31x	1.30x	1.36x	1.46x
NOI Debt Yield	7.0%	7.9%	7.8%	8.2%	9.4%
NCF Debt Yield	7.0%	7.9%	7.8%	8.2%	8.7%

(1)	Base Rent has been underwritten to in-place contract rents, with rent bumps to November 1, 2018.

(2)	Other Income was underwritten to the 2017 budgeted other income that includes “other monthly charges”. The remaining items of other income (miscellaneous income, late fees, NSF fees, sales tax and termination and settlement fees) have been excluded.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

BANK 2017-BNK9	Spectrum Town Center

Escrows and Reserves. The Spectrum Town Center Borrower deposited at loan origination $26,819 into a tax reserve and is required to deposit monthly 1/12th of the estimated annual property taxes (initially $26,819 per month). The Spectrum Town Center Borrower deposited at loan origination $11,489 into an insurance reserve and is required to deposit monthly 1/12th of the estimated annual insurance premiums (initially $3,830 per month). The Spectrum Town Center Borrower is required to deposit monthly $2,840 for replacement reserves.

The Spectrum Town Center Borrower deposited at loan origination $300,711 and is required to deposit monthly $15,000 to a general tenant improvement and leasing commission reserve, subject to a cap of $540,000. Additionally, the Spectrum Town Center Borrower deposited at loan origination $52,369 into a rent concession reserve for landlord’s outstanding free rent for Dance Element ($6,925), Hide Tide Seafood Bar and/or Pescado Borracho ($35,020) and Page Q Enterprises ($10,424).

Lockbox and Cash Management. During a Cash Sweep Period (as defined below), all tenants at the Spectrum Town Center Property are required to deposit all rents directly into a lockbox account and all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the Spectrum Town Center Mortgage Loan documents. During a Cash Sweep Period, all excess cash from the Spectrum Town Center Property is required to be held by the lender as additional security for the Spectrum Town Center Mortgage Loan until the Cash Sweep Period has ended.

A “Cash Sweep Period” will occur during (i) the occurrence and continuance of an event of default, (ii) a DSCR Trigger Event (as defined below) or (iii) a Sprouts Trigger Event (as defined below).

A “DSCR Trigger Event” will commence when the debt service coverage ratio is less than 1.20x at the end of any calendar quarter for the trailing six-month period and will end when the debt service coverage ratio is equal to or greater than 1.20x at the end of two consecutive calendar quarters for the trailing six-month period.

A “Sprouts Trigger Event” will occur during (i) a Sprouts Bankruptcy Event (as defined below), (ii) a Sprouts Default Event (as defined below), (iii) a Sprouts Operations Event (as defined below), or (iv) a Sprouts Renewal Event (as defined below).

A “Sprouts Bankruptcy Event” will occur upon the date on which Sprouts, or the guarantor under the Sprouts lease, avails itself of any creditors rights laws, otherwise becomes the subject of any bankruptcy proceedings, or has its assets made subject to the jurisdiction of any bankruptcy court. A Sprouts Bankruptcy Event will end upon Sprouts having assumed the Sprouts lease without alteration of any material terms, the assets of Sprouts or the guarantor under the Sprouts lease, no longer being subject to bankruptcy, and the obligations of Sprouts, or the obligations of the guarantor of the Sprouts lease remaining unaltered from the date on which Sprouts or the guarantor under the Sprouts lease became subject to bankruptcy.

A “Sprouts Default Event” will commence upon the date on which Sprouts defaults in payment of rent under the Sprouts lease beyond any notice or cure period and will end upon the cure of such default.

A “Sprouts Operations Event” will commence upon the date on which Sprouts goes dark, vacates, or otherwise ceases to operate and will end upon the earlier to occur of (i) Sprouts leased space being re-leased to one or more replacement tenants, or (ii) Sprouts resuming operations and rental payments in accordance with the Sprouts lease.

A “Sprouts Renewal Event” will commence upon the earlier to occur of (i) Sprouts giving notice of non-renewal or failing to exercise any of its renewal or extension options on the date that it is required to do so, or if no such date is specified, the date that is 6 months prior to the expiration of its lease. A Sprouts Renewal Event will end upon Sprouts renewing or extending its lease or the date on which Sprouts’ leased space has been leased to one or more replacement tenants.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Spectrum Town Center Borrower is required to maintain property insurance in an amount equal to the full replacement cost of the Spectrum Town Center Property and 12 months of business interruption insurance, with six months of extended indemnity, which policies are required to cover acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

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T-109

BANK 2017-BNK9	Warwick Mall

Mortgage Loan No. 11 – Warwick Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Warwick, RI 02886
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Bliss Properties; Lane Family Trust; Mark T. Brennan			Year Built/Renovated:	1970/1991, 2010
Mortgage Rate:	4.4450%			Size:	588,716 SF
Note Date:	9/14/2017			Cut-off Date Balance per SF(1):	$127
First Payment Date:	11/1/2017			Maturity Date Balance per SF(1):	$117
Maturity Date:	10/1/2027			Property Manager:	Mark T. Brennan & Co., Inc.; Bliss Properties, Inc.; Norman P. Posner (borrower-related); Mark G. Sklarz
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (26); DEF (89); O (5)			UW NOI:	$9,999,062
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield(1):	13.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.6%
Additional Debt Balance(1):	$45,000,000			UW NCF DSCR(1):	2.70x (IO) 2.01x(P&I)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI:	$10,187,042 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$10,308,956 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$9,340,283 (12/31/2015)
RE Tax:	$120,833	$120,833	N/A	Most Recent Occupancy:	95.7% (11/17/2017)
Insurance:	$241,667	$48,333	N/A	2nd Most Recent Occupancy:	95.7% (12/31/2016)
Recurring Replacements:	$0	$12,265	N/A	3rd Most Recent Occupancy:	99.6% (12/31/2015)
TI/LC:	$830,000	$61,196	N/A	Appraised Value (as of):	$158,000,000 (7/28/2017)
Condominium CAM(5):	$0	$6,377	N/A	Cut-off Date LTV Ratio(1):	47.5%
Guarantor Reserve(6):	$5,000,000	$0	N/A	Maturity Date LTV Ratio(1):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$75,000,000	100.0%	Loan Payoff:	$60,799,410	81.1%
			Return of Equity(7):	$5,694,535	7.6%
			Guarantor Reserve(6):	$5,000,000	6.7%
			Closing Costs:	$2,313,555	3.1%
			Upfront Reserves:	$1,192,500	1.6%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	The Warwick Mall Mortgage Loan (as defined below) is part of the Warwick Mall Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $75,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Warwick Mall Whole Loan.

(2)	Defeasance of the Warwick Mall Whole Loan is permitted any time after the earlier of (i) September 14, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Warwick Mall Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in December 2017.

(3)	The Warwick Mall Whole Loan Documents require springing cash management upon the debt service coverage ratio being less than 1.25x (calculated on an amortizing basis) for the trailing four quarters, continuing until the debt service coverage ratio is greater than or equal to 1.30x (calculated on an amortizing basis) for the trailing four quarters for two consecutive quarters.

(4)	Following the date which is 12 months after the loan origination date and until the date that is 12 months prior to the maturity date, the owners of the direct or indirect equity interests in the Warwick Mall Borrower are permitted, subject to the lender’s approval, to incur mezzanine debt, upon satisfaction of certain conditions, including: (i) the mezzanine lender enters into an intercreditor agreement acceptable to the lender, (ii) the lender receives rating agency confirmation and (iii) the mezzanine financing is in an amount that, when added to the outstanding principal balance of the Warwick Mall Whole Loan, will result in (1) a combined loan-to-value ratio of no more than 47.5%, (2) a combined debt service coverage ratio of no less than 2.00x and (3) a combined debt yield of no less than 12.17%.

(5)	The Showcase Cinema portion of the Warwick Mall Property is subject to a condominium regime. The Warwick Mall Borrower is required to deposit monthly $6,377 into a condominium common area charges reserve which represents the estimated amount due under the condominium documents for common area charges.

(6)	The Warwick Mall Guarantor is required to maintain (i) a minimum net worth of not less than $17.5 million and (ii) liquidity of no less than $5.0 million. To satisfy such liquidity covenant, the Warwick Mall Guarantor deposited at loan origination, and is required to maintain throughout the loan term, a $5.0 million guarantor reserve in a lender-controlled account, in which the lender has been granted a security interest.

(7)	The Warwick Mall Sponsors maintain an un-depreciated cost basis in the Warwick Mall Property of approximately $83.0 million.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

BANK 2017-BNK9	Warwick Mall

The Mortgage Loan. The eleventh largest mortgage loan (the “Warwick Mall Mortgage Loan”) is part of a whole loan (the “Warwick Mall Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000. The Warwick Mall Whole Loan is secured by a first priority fee mortgage encumbering the borrower’s interest in a 588,716 SF portion of a 977,781 SF regional mall located in Warwick, Rhode Island (the “Warwick Mall Property”). The Warwick Mall Mortgage Loan is evidenced by the controlling Promissory Note A-1, in the original principal amount of $30,000,000. Non-controlling Promissory Notes A-2 and A-3 in the original principal amounts of $25,000,000 and $20,000,000, respectively, are currently being held by Bank of America, N.A. and are expected to be contributed to one or more future securitization trusts. The Warwick Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK9 securitization. The proceeds of the Warwick Mall Whole Loan were used to pay off existing debt, return equity to the Warwick Mall Sponsors (as defined below), pay closing costs and fund reserves. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Warwick Mall Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	BANK 2017-BNK9	Yes
A-2	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-3	$20,000,000	$20,000,000	Bank of America, N.A.	No
Total	$75,000,000	$75,000,000

The Borrower and the Sponsors. The borrower is Warwick Mall Owner LLC, a single-purpose Delaware limited liability company with two independent directors (the “Warwick Mall Borrower”). Warwick Mall Owner LLC is indirectly majority owned by The Lane Trust #2 (33.33%), LEB Warwick Trust (16.67%) and the Estate of John T. Brennan (13.67%). Sponsorship consists of Bliss Properties (37.34%), the Lane Family Trust (33.3%) and Mark T. Brennan (29.3%), (together, the “Warwick Mall Sponsors”). The Warwick Mall Property was originally developed by the Warwick Mall Sponsors in 1970 and has remained under their ownership and management since development.

The non-recourse carve out guarantor for the Warwick Mall Whole Loan is Warwick Mall OP L.L.C. (the “Warwick Mall Guarantor”). Pursuant to the Warwick Mall Whole Loan documents, the Warwick Mall Guarantor is required to maintain a minimum net worth of not less than $17.5 million and liquidity of no less than $5.0 million. To satisfy the liquidity covenant, the Warwick Mall Guarantor has deposited a $5.0 million guarantor reserve in a lender controlled account.

The Property. The Warwick Mall Property is a portion of a one-level enclosed regional mall located in Warwick, Rhode Island. In addition to the anchor and inline space, the Warwick Mall Property features a food court, two freestanding restaurant buildings, two freestanding retailers, a 4,720 SF strip center, and a freestanding 12-screen Showcase Cinema. The Warwick Mall Property was built in 1970 and renovated in 2010. The property temporarily closed from March 30, 2010 to August 20, 2010 as a result of property-wide flood damage resulting from the historic flooding of the Pawtucket River on March 30, 2010. Approximately $20.5 million was spent on the renovation, including approximately $10.3 million from insurance proceeds and $10.2 million from the Warwick Mall Sponsors. Multiple tenants at the property also contributed capital to the renovation of their individual spaces, including the non-collateral anchor Macy’s, which reportedly spent $34 million, the non-collateral anchor Target, which reportedly spent $15 million, and the collateral anchor JC Penney, which reportedly spent $12 million. The post-flood renovation transformed the Warwick Mall Property into like-new condition featuring best-in-class amenities. Additionally, in 2012, the Warwick Mall Sponsors expanded the Warwick Mall Property by constructing the 37,472 SF anchor Nordstrom space.

The greater Warwick Mall totals 977,781 SF, with the Warwick Mall Mortgage Loan collateral encompassing 588,716 SF of the mall and outparcels that as of November 17, 2017was 95.7% leased by a granular rent roll of 82 tenants. Collateral anchor tenants include JC Penney, Jordan’s Furniture, Showcase Cinema, Nordstrom Rack and Old Navy; additional tenants include H&M, Kay Jewelers, Victoria’s Secret, LensCrafters, Buffalo Wild Wings, Longhorn Steakhouse and Things Remembered. Non-collateral anchor tenants are Macy’s and Target, both of which are corporate-owned.

The following table presents the historical occupancy, in-line sales and resulting occupancy cost at the Warwick Mall Property:

Historical Occupancy and In-line Sales
	2012	2013	2014	2015	2016	9/30/2017 TTM
Collateral Occupancy	97.6%	97.6%	98.8%	99.6%	99.0%	96.6%
In-Line Occupancy	92.2%	92.7%	96.4%	98.8%	97.1%	89.5%
In-Line Sales PSF	$447	$460	$463	$497	$502	$494
In-Line Occupancy Cost	14.2%	14.5%	13.5%	12.4%	13.4%	13.7%

A portion of the Warwick Mall Property, which includes the Showcase Cinema parcel, is subject to a retail condominium regime with two other units: the space occupied by the non-collateral shadow anchor Target, which is corporate owned, and the two floors above the non-collateral Target, which are owned by the Warwick Mall Guarantor. All three condominium units currently have equal 1/3 interests and decision making requires 80% approval of the unit owners. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

BANK 2017-BNK9	Warwick Mall

Major Tenants

JC Penney (137,952 SF, 23.4% of NRA, 0.9% of underwritten rent). JC Penney has been a tenant at the Warwick Mall Property since April 1980. JC Penney leases its parcel from the Warwick Mall Borrower pursuant to a ground lease through March 31, 2020 with two, 10-year renewal options plus one, five-year renewal option. JC Penney (NYS: JCP) is one of the largest department stores in the United States operating 1,013 stores in 49 states and Puerto Rico. JC Penney features a Sephora store-within-store concept, portrait studio, optical services, and full-service beauty salon at the Warwick Mall Property and generated sales of $141 PSF at as of the trailing 12-month period ending in September 2017. Historical sales PSF were approximately $130, $134 and $144 for 2014, 2015 and 2016, respectively.

Jordan’s Furniture (113,743 SF, 19.3% of NRA, 7.6% of underwritten rent). Jordan’s Furniture has been a tenant at the Warwick Mall Property since December 2011. Jordan Furniture’s lease extends through December 2021, with five, five-year renewal options. Jordan’s Furniture is wholly-owned by Berkshire Hathaway. In addition to offering name brand furniture and mattresses, each Jordan’s Furniture store contains family entertainment including IMAX theaters, restaurants, ice cream parlors and holiday specific entertainment. The Jordan’s Furniture Store at the Warwick Mall Property features a laser light and water show. Jordan’s Furniture generated sales of $246 PSF at the Warwick Mall Property as of the trailing 12-month period ending in September 2017. Historical sales PSF were approximately $201, $224 and $244 for 2014, 2015 and 2016, respectively.

Showcase Cinema (57,160 SF, 9.7% of NRA, 8.0% of underwritten rent). Showcase Cinema has been a tenant at the Warwick Mall Property since May 2001. Showcase Cinema’s lease expires in April 2021 with five, five year renewal options. Showcase Cinema is owned by National Amusements, Inc., a privately-owned movie theater chain controlled by media mogul Sumner Redstone. With over 1,500 screens in 12 U.S. states, Argentina, Brazil, Chile, England, Russia, Scotland and Wales, the company operates under the Showcase Cinema, Multiplex Cinemas, KinoStar and Cinema de Lux banners. Showcase Cinema has 12 screens at the Warwick Mall Property and generated sales of $429,843 per screen as of the trailing 12-month period ending in September 2017. Historical sales per screen were approximately $388,802, $473,012 and $467,491 for 2014, 2015 and 2016, respectively.

Showcase Cinema has an option pursuant to its lease to request a change of use, and if it certifies an operating loss during any two of the previous three years and the landlord denies the request for a change of use, Showcase Cinema has a termination right.

Nordstrom Rack (37,472 SF, 6.4% of NRA, 8.6% of underwritten rent). Nordstrom Rack has been a tenant at the Warwick Mall Property since its building was constructed by the Warwick Mall Sponsors in November 2012. Nordstrom Rack also reportedly contributed $6.0 million to the buildout of its space. Nordstrom Rack’s lease extends through November 2022 with four, five-year renewal options. Nordstrom Rack is the off-price retail division of the upscale retailer Nordstrom, Inc., which operates 349 stores across 40 states and 3 provinces in Canada.

Old Navy (22,579 SF, 3.8% of NRA, 4.5% of underwritten rent). Old Navy has been a tenant at the Warwick Mall Property since November 2010. Old Navy’s lease extends through January 2021 with one, five-year renewal option. Old Navy is a subsidiary of The Gap, Inc., which is an American worldwide clothing and accessories retailer founded in 1969. The Gap, Inc. has over 3,200 stores in the United States, Canada, the United Kingdom, France, Ireland and Japan. Old Navy generated sales of $464 PSF at the Warwick Mall Property as of the trailing 12-month period ending in September 2017. Historical sales PSF were approximately $440, $448 and $460 for 2014, 2015 and 2016, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

BANK 2017-BNK9	Warwick Mall

The following table presents a summary regarding major tenants at the Warwick Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Rent	Annual UW Base Rent PSF(3)(4)	9/30/2017 TTM Sales		Occ. Cost %	Lease Expiration
							$	PSF
Major Tenants
JC Penney (ground lease)(5)	B+/B1/B+	137,952	23.4%	$110,000	0.9%	$0.80	$19,452,572	$141	1.0%	3/31/2020
Jordan’s Furniture	A+/Aa2/AA	113,743	19.3%	$948,617	7.6%	$8.34	$27,943,202	$246	3.4%	12/31/2021
Showcase Cinema(6)	NR/NR/B+	57,160	9.7%	$1,000,000	8.0%	$17.49	$5,158,121	$429,843	25.7%	4/30/2021
Nordstrom Rack	BBB+/Baa1/BBB+	37,472	6.4%	$1,071,699	8.6%	$28.60	NAV	NAV	NAV	11/30/2022
Old Navy	BB+/Baa2/BB+	22,579	3.8%	$564,475	4.5%	$25.00	$10,485,454	$464	6.5%	1/31/2021
Subtotal/Wtd. Avg.		368,906	62.7%	$3,694,791	29.6%	$10.02

Other Tenants		194,468	33.0%	$8,777,007	70.4%	$45.13
Occupied Total		563,374	95.7%	$12,471,798	100.0%	$22.14
Vacant Space		25,342	4.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		588,716	100.0%	$12,471,798	100.0%	$22.14

Non-Collateral Tenants
Macy’s	BBB/Baa3/BBB-	180,000					NAV	NAV	NAV	NAV
Target	A-/A2/A	140,000					NAV	NAV	NAV	NAV
Off Broadway Shoes	NR/NR/NR	22,500					NAV	NAV	NAV	NAV

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF has been underwritten based on the November 17, 2017 rent roll.

(4)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(5)	JC Penney leases its parcel from the Warwick Mall Borrower pursuant to a ground lease which commenced on April 1, 1980 and expires on March 31, 2020. JC Penney has 3 unexpired extension options remaining (two, 10-year extension options and one, 5-year extension option).

(6)	Showcase Cinema Sales PSF is shown as sales per screen (12 screens). Showcase Cinema has an option pursuant to its lease to request a change of use, and if it certifies an operating loss during any two of the previous three years and the landlord denies the request for a change of use, Showcase Cinema has a termination right.

The following table presents certain information relating to the lease rollover schedule at the Warwick Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017 & MTM	15	10,439	$47.96	1.8%	1.8%	$500,652	4.0%	4.0%
2018	7	6,289	$86.87	1.1%	2.8%	$546,300	4.4%	8.4%
2019	12	28,866	$46.59	4.9%	7.7%	$1,344,789	10.8%	19.2%
2020	12	156,254	$8.51	26.5%	34.3%	$1,329,919	10.7%	29.8%
2021	10	204,606	$15.39	34.8%	69.0%	$3,148,719	25.2%	55.1%
2022	7	53,029	$33.03	9.0%	78.0%	$1,751,777	14.0%	69.1%
2023	7	49,974	$33.09	8.5%	86.5%	$1,653,438	13.3%	82.4%
2024	3	10,973	$30.44	1.9%	88.4%	$333,998	2.7%	85.1%
2025	3	14,068	$57.52	2.4%	90.8%	$809,132	6.5%	91.6%
2026	2	10,101	$20.95	1.7%	92.5%	$211,619	1.7%	93.3%
2027	2	5,718	$66.19	1.0%	93.5%	$378,457	3.0%	96.3%
2028 & Beyond	2	13,057	$35.46	2.2%	95.7%	$463,000	3.7%	100.0%
Vacant	0	25,342	$0.00	4.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	82	588,716	$22.14	100.0%		$12,471,798	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

BANK 2017-BNK9	Warwick Mall

The Market. The Warwick Mall Property is located in Warwick, Rhode Island along Bald Hill Road, with immediate access to Route 2 and Route 5, which routes are the focus of retail activity in the trade area and provide access to Interstate-95 and Interstate-295 leading to Providence, Rhode Island (approximately 11.2 miles from the Warwick Mall Property) and Boston, Massachusetts (approximately 50.0 miles from the Warwick Mall Property). According to the appraisal, the immediate neighborhood is defined as the Route 2 Corridor, stretching from the Interstate-95 interchange (approximately 3.5 miles south of the Warwick Mall Property) to the Route 37 interchange (approximately 3.0 miles north of the Warwick Mall Property.) The Route 2 Corridor is a densely developed regional retail destination, which south of the Warwick Mall Property has been developed over the last five to ten years, while the northern section of the corridor is characterized by more mature neighborhoods with smaller strip retail development.

According to the appraisal, the 2016 average population within a 5-, 7- and 10-mile radius was 186,650, 335,389 and 557,141, respectively. The 2016 average household income within a 5-, 7- and 10-mile radius was $76,629, $129,575 and $217,480, respectively, with retail sales per household within the same radii of $45,009, $43,789, and $44,142, respectively. Both Warwick, Rhode Island and nearby Providence, Rhode Island have historically served as hubs for the education and health services industry sectors, led by Brown University and other local universities and healthcare systems. More recently, the region has seen growth the in manufacturing and defense industries, including activity from General Dynamics Electric Boat’s $17.6 billion contract with the United States Navy in 2014 and its $100 billion Columbia nuclear missile contract, and Raytheon’s $58.1 million contract for mine neutralization systems in 2017. The Providence area is home to the headquarters of four Fortune 500 companies: CVS Health, Textron, United Natural Foods and Citizens Financial Group. Additional major employers in the area include Lifespan (12,050 employees), Care New England (8,500 employees) and Naval Station Newport (5,063 employees). The Providence metropolitan statistical area had a March 2017 unemployment rate of 3.8%.

The Warwick Mall Property is located in the Central/West Bay retail submarket of the greater Providence market. According to a third party research report, as of the year-end 2016, the Central/West Bay retail submarket contained approximately 2.8 million SF of retail mall space across 4 properties with a vacancy rate of 1.3%, as compared to the broader Providence market, which contained approximately 4.5 million SF of retail mall space across 6 properties with a vacancy rate of 5.4%.

The following table reflects the competitive retail properties with respect to the Warwick Mall Property:

Competitive Retail Property Summary

Property Name/Location	Distance	Property Type	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Anchors
Warwick Mall Warwick, RI	N/A	Super-Regional Center	1970/ 1991; 2010	977,352(1)	96%(2)	JC Penney, Macy’s (non-collateral), Target (non-collateral), Jordan’s Furniture, Showcase Cinema, Nordstrom Rack, Old Navy
Garden City Center Cranston, RI	4.0 mi (North)	Lifestyle Center	1949/1990	473,967	94%	The Container Store, LA Fitness, LL Bean, Party City, Whole Foods
Rhode Island Mall Warwick, RI	0.3 mi (South)	Regional Center	1967/2001	579,499	N/A	Burlington Coat Factory, Kohl’s, Sears, Walmart
Providence Place Providence, RI	8.0 mi (North)	Super-Regional Center	1999/N/A	1,259,756	99%	Bed, Bath & Beyond, Macy’s, Nordstrom Rack

Source: Appraisal

(1)	Total collateral NRA is 588,716 SF.

(2)	Collateral occupancy is 95.7% as of November 17, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

BANK 2017-BNK9	Warwick Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Warwick Mall Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Base Rent	$10,761,968	$11,196,544	$12,432,167	$12,450,106	$13,465,902(1)	$22.87
Total Recoveries	$3,618,732	$3,749,940	$4,136,183	$4,002,878	$4,213,924	$7.16
Percentage Rent	$927,005	$960,865	$301,863	$278,988	$242,517	$0.41
Other Income	$658,120	$540,642	$583,452	$660,178	$540,247	$0.92
Less Vacancy & Credit Loss	($6,645)	($174,983)	($121,404)	($8,932)	($1,505,990)(2)	($2.56)
Effective Gross Income	$15,959,180	$16,273,009	$17,332,261	$17,383,218	$16,956,599	$28.80
Total Operating Expenses	$6,841,554	$6,932,726	$7,023,306	$7,196,176	$6,957,538	$11.82
Net Operating Income	$9,117,626	$9,340,283	$10,308,956	$10,187,042	$9,999,062	$16.98
Capital Expenditures	$0	$0	$0	$0	$147,179	$0.25
TI/LC	$0	$0	$0	$0	$733,745	$1.25
Net Cash Flow	$9,117,626	$9,340,283	$10,308,956	$10,187,042	$9,118,138	$15.49

Occupancy %	98.8%	99.6%	95.7%	95.7%(2)	91.6%(2)
NOI DSCR (IO)(3)	2.70x	2.76x	3.05x	3.01x	2.96x
NOI DSCR (P&I)(3)	2.01x	2.06x	2.28x	2.25x	2.21x
NCF DSCR (IO)(3)	2.70x	2.76x	3.05x	3.01x	2.70x
NCF DSCR (P&I)(3)	2.01x	2.06x	2.28x	2.25x	2.01x
NOI Debt Yield(3)	12.2%	12.5%	13.7%	13.6%	13.3%
NCF Debt Yield(3)	12.2%	12.5%	13.7%	13.6%	12.2%

(1)	Base Rent has been underwritten based on the November 17, 2017 rent roll and includes contractual rent steps through February 2019 totaling $260,217.

(2)	The underwritten economic occupancy is 91.6%. The Warwick Mall Property was 95.7% physically occupied as of November 17, 2017.

(3)	The debt service coverage ratios and debt yields are based on the Warwick Mall Whole Loan.

Property Release. Following the defeasance lockout period, the Warwick Mall Borrower has the right to release a 1.75-acre parcel from the Warwick Mall Whole Loan collateral in connection with the transfer of such parcel to a person wholly owned by the guarantor for the development of one or more hotels, a bowling alley, one or more multifamily residential buildings, or such other project that is consistent with the operation of a first class retail shopping center and that is compatible with the Warwick Mall Property and reasonably acceptable to the lender, subject to the satisfaction of certain conditions, including, (i) partial defeasance of the Warwick Mall Whole Loan in an amount equal to $1,181,250 (125% of the appraised value of the release parcel), (ii) the loan-to-value ratio of the remaining collateral being no greater than 47.5%, and (iii) the debt yield following the release being at least 12.17%, and (iv) under no circumstances may any dividends, distributions, profits, proceeds or any other property of any nature received from the use, ownership, sale or financing of the release parcel be distributed to a shareholder, partner or member of the guarantor.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

BANK 2017-BNK9	Linq Apartments

Mortgage Loan No. 12 – Linq Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,500,000			Location:	Kenmore, WA 98028
Cut-off Date Balance:	$28,500,000			General Property Type(1):	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type(1):	Mid-Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	MainStreet Property Group			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.3850%			Size(1):	94 Units
Note Date:	11/15/2017			Cut-off Date Balance per Unit:	$303,191
First Payment Date:	1/1/2018			Maturity Date Balance per Unit:	$303,191
Maturity Date:	12/1/2027			Property Manager:	Insite Property Solutions, LLC (borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months
IO Period:	120 months			UW NOI:	$2,273,242
Seasoning:	0 months			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity:	8.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.78x
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves				Most Recent Occupancy:	92.6% (11/7/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$23,356	$11,678	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$44,610,000 (9/28/2017)
Recurring Replacements:	$0	$1,175	N/A	Cut-off Date LTV Ratio:	63.9%
Other Reserve(3):	$861,181	$0	N/A	Maturity Date LTV Ratio:	63.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,500,000	100.0%	Loan Payoff:	$20,399,421	71.6%
			Return of Equity(4):	$6,888,332	24.2%
			Reserves:	$884,537	3.1%
			Closing Costs:	$327,711	1.1%
Total Sources:	$28,500,000	100.0%	Total Uses:	$28,500,000	100.0%

(1)	The Linq Apartments Property (as defined below) also has one ground floor retail tenant, Evergreen Health, which leases 19,301 SF through April 30, 2032.

(2)	There are no historical cash flow figures available for the Linq Apartments Property as the property was built in 2016 and began leasing in February 2017.

(3)	Other Reserve represents outstanding tenant improvement and leasing commissions related to the Evergreen Health retail space.

(4)	The Linq Apartments Sponsor (as defined below) developed the property in 2016 at a total cost basis of approximately $30.2 million.

The Mortgage Loan. The twelfth largest mortgage loan (the “Linq Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,500,000 secured by a first priority fee mortgage encumbering a 94-unit, mid-rise apartment complex with 19,301 SF of ground floor retail space, located in Kenmore, Washington (the “Linq Apartments Property”). The proceeds of the Linq Apartments Mortgage Loan were used to refinance existing debt secured by the Linq Apartments Property, fund reserves, pay closing costs and return equity to the Linq Apartments Borrower (as defined below).

The Borrower and Sponsor. The borrower is LINQ Lofts LLC, a single purpose Delaware limited liability company with one independent director (the “Linq Apartments Borrower”). The Linq Apartments Borrower is indirectly majority owned by Eric Campbell (26.42%), Scheumann Investments LLC (19.94%) and Grousemont Associates (12.96%). The sponsor of the Linq Apartments Mortgage Loan is MainStreet Property Group (the “Linq Apartments Sponsor”). The nonrecourse carve-out guarantor is Eric Campbell, Chief Executive Officer of MainStreet Property Group.

MainStreet Property Group is a privately-held real estate development company with a primary focus on residential, retail and mixed-use properties. Other companies affiliated with MainStreet Property Group include GenCap Construction Corp. and Insite Property Solutions, LLC. GenCap Construction Corp. is a general commercial contractor and management firm that specializes in the construction of large scale, multi-family units, retail and tenant improvements. Insite Property Solutions, LLC is a property management company that partners with investors, developers and owners in order to operate residential communities and commercial centers. Mainstreet Property Group has focused its primary investments on Seattle’s Eastside, with other projects in neighboring cities. The Linq Apartments Sponsor currently has an interest in 19 projects containing more than 1,700 residential units.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Linq Apartments

The Property. The Linq Apartments Property is a 5-story, 94-unit mid-rise apartment complex with 19,301 SF of retail space and one level of underground parking located at 18151 68th Avenue NE in Kenmore, Washington. The Linq Apartments Property was developed in 2016 and began leasing units to the public in February 2017. As of November 7, 2017, the residential units at the Linq Apartments Property were 92.6% occupied and the ground floor retail space was 100% leased to Evergreen Health through April 2032. Evergreen Health is a public hospital district and community-based health care organization established in 1972.

The Linq Apartments Property offers a unit mix of apartments ranging from urban flats to three-bedroom units including lofts featuring barn doors, quartz countertops, hard wood flooring, full-size stackable washers and dryers, stainless steel appliances and 100% LED lighting. The Linq Apartments Property incorporates sustainable features to achieve LEED Gold status. The Linq Apartments Sponsor rechanneled 68th Avenue NE, which added on-street parking, bike lanes and pedestrian sidewalks. Additional amenities at the Linq Apartments Property include a communal event space, a fully-equipped gym, a “shared workspace” setup with dinner-style seating and an arts-and-crafts room.

The table below shows the apartment unit mix at the Linq Apartments Property:

Linq Apartments Unit Mix
Unit Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Average Rent per Unit	Market Rent per Unit	Average Rent PSF	Market Rent PSF
Urban One Flat	16	15	93.8%	624	9,980	$1,630	$1,635	$2.61	$2.62
1x1 Tech	46	43	93.5%	787	36,210	$1,787	$1,800	$2.27	$2.29
2x2	9	9	100.0%	1,175	10,575	$2,516	$2,521	$2.14	$2.15
2x2 Loft	10	7	70.0%	1,035	10,350	$2,415	$2,369	$2.33	$2.29
2x2 Den	7	7	100.0%	1,101	7,705	$2,233	$2,246	$2.03	$2.04
3x2	4	4	100.0%	1,305	5,220	$2,823	$2,834	$2.16	$2.17
3x3 Loft	2	2	100.0%	1,423	2,845	$2,795	$2,995	$1.96	$2.11
Total/Wtd. Avg.	94	87	92.6%	882	82,885	$1,993	$2,004	$2.26	$2.27

Source: Underwritten rent roll dated November 7, 2017.

The Market. The Linq Apartments Property is located at 18151 68th Avenue NE in Kenmore, Washington, directly north of the intersection with Highway 522 (Bothell Way NE), and approximately 14 miles northeast of Seattle. The Linq Apartments Property is situated between Interstate 5 and Interstate 405, with access to Interstate 405 less than 3 miles away. The Linq Apartments Property is located on the northernmost shore of Lake Washington which is home to a large industrial port as well as Kenmore Air Harbor, one of the largest seaplane facilities in the world.

According to the appraisal, the Linq Apartments Property is located within in the Seattle-Tacoma-Bellevue, Washington metropolitan statistical area (the “MSA”), which had a 2016 total population of 3,796,727 and experienced an annual population growth rate of 1.7% between 2010 and 2016, which was greater than the United States and the State of Washington at 0.8% and 1.3%, respectively, during the same time period. The MSA had an unemployment rate of 4.5% in 2016, which was lower than both the United States and the State of Washington at 4.9% and 5.4%, respectively, during the same time period. The MSA is home to eight fortune 500 Companies: Microsoft, Weyerhaeuser, Nordstrom, Costco Wholesale, Amazon.com, Paccar, Starbucks and Expeditors International of Washington. The top employers in the area are Boeing (81,939 employees), Joint Base Lewis McChord (56,000 employees), Microsoft (43,301 employees), Navy Region NW (43,000 employees), the University of Washington (30,200 employees) and Amazon.com (24,700 employees). The 2016 population within a 1-, 3- and 5-mile radius was 12,443, 103,530 and 327,927, respectively. The 2016 estimated median household income within a 1-, 3- and 5-mile radius was $82,423, $84,474 and $76,005, respectively.

The Linq Apartments Property is located in the Eastside King County multifamily market within the Puget Sound region and the Kenmore/Bothell multifamily submarket. According to the appraisal, the Kenmore/Bothell multifamily submarket totals 2,876 units representing approximately 6% of the inventory of the Eastside King County broader market. The Eastside King County market added an annualized average of 2,638 and 2,048 new units in spring 2017 and fall 2017, respectively, with annual absorption rates of 6.0% and 4.6%, respectively. Between 2017 and 2019, the Kenmore/Bothell submarket is expected to add 842 new units to the area’s total multifamily inventory. As of September 2017, the Kenmore/Bothell submarket had a vacancy rate of 5.4%. The appraiser noted no new projects either under construction or proposed in Kenmore.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Linq Apartments

Comparable rental properties to the Linq Apartments Property are shown in the table below:

Comparable Rental Properties
Property	City/State	Distance	Year Built	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Rent PSF
The Linq Apartments	Kenmore, WA	N/A	2016	94	92.6%(1)	882	$1,993	$2.26
Spencer 68 Apartments(2)	Kenmore, WA	0.1 mi	2015	222	88%	916	$1,842	$2.01
Six Oaks	Bothell, WA	1.9 mi	2014	202	98%	801	$1,827	$2.28
The Village at Beardslee PH I	Bothell, WA	2.8 mi	2014	146	96%	832	$1,828	$2.20
The Village at Beardslee PH II	Bothell, WA	2.7 mi	2015	158	96%	832	$1,765	$2.12
Malmo Apartments	Shoreline, WA	4.6 mi	2015	129	97%	749	$1,696	$2.26
Array	Seattle, WA	2.8 mi	2013	319	98%	757	$1,878	$2.48
Total/Wtd. Avg.(3)				1,176	95%	813	$1,821	$2.25

Source: Appraisal.

(1)	The Linq Apartments Property was 92.6% occupied as of November 7, 2017.

(2)	Spencer 68 Apartments is also owned by the Linq Apartments Sponsor. The two properties offer similar unit sizes, but do not directly compete with each other. Spencer 68 Apartments is an 8-building town-home style, drive-up residential community that features more traditional residential amenities such as private garages, open outdoor spaces and BBQ areas.

(3)	Total/Wtd. Avg. statistics exclude the Linq Apartments Property.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Linq Apartments Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$2,244,840	$23,881
Commercial Income	$891,872	$9,488
Other Income(2)	$271,248	$2,886
Less Vacancy & Credit Loss	($191,396)	($2,036)
Effective Gross Income	$3,216,564	$34,219
Total Operating Expenses	$943,322	$10,035
Net Operating Income	$2,273,242	$24,183
Capital Expenditures	$18,800	$200
Net Cash Flow	$2,254,442	$23,983

Occupancy %	94.2%(3)
NOI DSCR	1.79x
NCF DSCR	1.78x
NOI Debt Yield	8.0%
NCF Debt Yield	7.9%

(1)	There are no historical cash flow figures available for the Linq Apartments Property as the property was built in 2016 and leasing began in February 2017.

(2)	Other Income includes utility reimbursements and parking income.

(3)	The Linq Apartments Property was underwritten to an occupancy of 94.2%. Occupancy as of November 7, 2017 was 92.6%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Bass Pro & Cabela’s Portfolio

Mortgage Loan No. 13 – Bass Pro & Cabela’s Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$23,500,000			Location:	Various
Cut-off Date Balance(1):	$23,500,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Single Tenant
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Starwood Property Trust, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.3790%			Size:	1,896,527 SF
Note Date:	9/25/2017			Cut-off Date Balance per SF(1):	$103
First Payment Date:	11/6/2017			Maturity Date Balance per SF(1):	$103
Maturity Date:	10/6/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$24,937,758
Seasoning:	2 months			UW NOI Debt Yield(1):	12.8%
Prepayment Provisions(2):	LO(24);YM1(2);DEF/YM1(87);O(7)			UW NOI Debt Yield at Maturity(1):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.72x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance:	$171,400,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			3rd Most Recent NOI(6):	N/A
Reserves				Most Recent Occupancy:	100.0% (12/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing(5)	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing(5)	N/A	Appraised Value (as of):	$386,700,000 (7/1/2017)
Recurring Replacements:	$0	Springing(5)	N/A	Cut-off Date LTV Ratio(1):	50.4%
TI/LC:	$0	Springing(5)	N/A	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$194,900,000	56.8%	Purchase Price:	$341,609,572	99.5%
Borrower Equity	$148,423,879	43.2%	Closing Costs:	$1,714,307	0.5%

Total Sources:	$343,323,879	100.0%	Total Uses:	$343,323,879	100.0%

(1)	The Bass Pro & Cabela’s Portfolio Mortgage Loan is part of the Bass Pro & Cabela’s Portfolio Whole Loan (as defined below.) The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Bass Pro & Cabela’s Portfolio Whole Loan.

(2)	Prior to the open prepayment date of April 6, 2027, the Bass Pro & Cabela’s Portfolio Whole Loan can be prepaid, in whole or in part, (a) by defeasance after the earlier to occur of (i) September 25, 2020 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (b) after October 6, 2019 (the “Yield Maintenance Lockout Period”) with payment of the greater of 1% of the amount prepaid or a yield maintenance premium, provided that no yield maintenance premium will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid regardless of when paid, so long as no event of default has occurred and is continuing under the Bass Pro & Cabela’s Portfolio Whole Loan (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any Bass Pro & Cabela’s Portfolio borrower). Any prepayment made of the Permitted Free Prepayment Amount will be allocated among Promissory Note A-1, Note A-2 and all of the A-3 notes in the aggregate on a pro rata and pari passu basis; provided that any such prepayments (including in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties (as defined below)) allocated to the A-3 notes in the aggregate will not be allocated among such notes on a pro rata and pari passu basis, but instead, will be allocated among such notes as described under “The Mortgage Loan” below. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	Any time after March 25, 2018, direct or indirect equity owners of the Bass Pro & Cabela’s Portfolio Borrower (as defined below) are permitted to obtain a mezzanine loan in an amount not to exceed $24,362,500, provided that certain conditions are satisfied, including but not limited to the following: (a) immediately after giving effect to such mezzanine loan, (i) the combined loan-to-value ratio is not greater than 50.4%, (ii) the combined debt service coverage ratio is not less than 3.08x, and (iii) the combined debt yield is not less than 13.67%, (b) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (c) such mezzanine loan is coterminous with the Bass Pro & Cabela’s Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Bass Pro & Cabela’s Portfolio Whole Loan, (d) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.08x, and (e) the receipt of a rating agency confirmation.

(5)	Ongoing monthly reserves for taxes, insurance, recurring replacements and TI/LCs are not required unless a Trigger Period (as defined below) has occurred and is continuing. A “Trigger Period” will occur upon (i) the delivery to the lenders of annual or quarterly financial reports showing that the debt yield, determined as of the last day of any fiscal quarter is less than 10.5%, (ii) a Bass Pro Event (as defined below), or (iii) if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the borrower’s receipt of written notice of the same, at the lenders’ option. A “Bass Pro Event” means (i) the Master Tenant (as defined below) ceases operations or vacates, as determined in accordance with the Bass Pro & Cabela’s Portfolio Master Lease, with respect to more than 15% of the Bass Pro & Cabela’s Portfolio Properties (by number of locations), (ii) the guarantor of the Bass Pro & Cabela’s Portfolio Master Lease or the Master Tenant files for bankruptcy, (iii) the Master Tenant defaults under the Bass Pro & Cabela’s Portfolio Master Lease beyond any notice and cure period set forth in the Master Lease, or (iv) the total net leverage ratio for the tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

(6)	There is no historical data as the Bass Pro & Cabela’s Portfolio Properties were owner occupied prior to executing a master lease on September 25, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Bass Pro & Cabela’s Portfolio

The Mortgage Loan. The thirteenth largest mortgage loan (the “Bass Pro & Cabela’s Portfolio Mortgage Loan”) is part of a whole loan (the “Bass Pro & Cabela’s Portfolio Whole Loan”) evidenced by twelve pari passu promissory notes, secured by the fee interest in a portfolio of retail properties located in 10 states (the “Bass Pro & Cabela’s Portfolio Properties”). The Bass Pro & Cabela’s Portfolio Whole Loan was co-originated on September 25, 2017 by Goldman Sachs Mortgage Company (“GS”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS”) (collectively, the “Cabela’s Co-Originators”). The Bass Pro & Cabela’s Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $194,900,000 and each note has an interest rate of 4.3790% per annum. The Bass Pro & Cabela’s Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through its term. The Bass Pro & Cabela’s Portfolio Whole Loan matures on October 6, 2027.

Promissory Note A-2(B)(2), with an original principal balance of $23,500,000, represents the Bass Pro & Cabela’s Portfolio Mortgage Loan and will be included in the BANK 2017-BNK9 securitization trust. Promissory Notes A-1(A-CP), A-1(A-NCP), A-1(B-CP), A-2(A), A-2(B)(1), A-3(A-CP), A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP), with an aggregate original principal balance of $171,400,000, collectively represent the pari passu companion loans (collectively, the “Bass Pro & Cabela’s Portfolio Pari Passu Companion Loans”) and are currently held by GSMC, WFB and UBS AG or a securitization trust, as further described in the Bass Pro & Cabela’s Portfolio Whole Loan Summary table below. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Bass Pro & Cabela’s Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the GSMS 2017-GS8 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Promissory Notes A-2(A), A-2(B)(1) and A-2(B)(2) are collectively referred to herein as the “A-2 Notes”. Any prepayment made of the Permitted Free Prepayment Amount will be allocated among Promissory Notes A-1, A-2 and the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties) that are allocated to the A-2 Notes in the aggregate will not be allocated among the individual A-2 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Promissory Note A-2(A), until the principal balance of such note has been reduced to zero, and then to Promissory Notes A-2(B)(1) and A-2(B)(2), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The maximum Permitted Free Prepayment Amount that may be allocated to the A-2 Notes in the aggregate is $7,500,000. The aggregate of the principal balances of Note A-2(A) (the “Non-Call Protected A-2 Note”) is also $7,500,000. As a result, it is expected that any Permitted Free Prepayment Amounts allocated to the A-2 Notes in the aggregate will generally be allocated to the Non-Call Protected A-2 Note and will not be allocated to the Mortgage Loan (Note A-2(B)(2)), unless the aggregate principal balance of the Non-Call Protected A-2 Note was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Application of Principal and Defeasance—Bass Pro & Cabela’s Portfolio Whole Loan” in the Preliminary Prospectus.

The proceeds of the Bass Pro & Cabela’s Portfolio Whole Loan, together with $148,423,879 of borrower equity, were used to acquire the Bass Pro & Cabela’s Portfolio Properties and pay closing costs.

Bass Pro & Cabela’s Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1(A-CP)	$37,500,000	$37,500,000	GSMS 2017-GS8(1)	Yes
Note A-1(A-NCP)	$10,000,000	$10,000,000	GSMS 2017-GS8(1)	No
Note A-1(B-CP)	$30,460,000	$30,460,000	GSMC	No
Note A-2(A)	$7,500,000	$7,500,000	WFB	No
Note A-2(B)(1)	$27,470,000	$27,470,000	WFB	No
Note A-2(B)(2)	$23,500,000	$23,500,000	BANK 2017-BNK9	No
Note A-3(A-CP)	$20,000,000	$20,000,000	UBS 2017-C5	No
Note A-3(B-CP)	$24,750,000	$24,750,000	UBS	No
Note A-3(C-CP)	$6,220,000	$6,220,000	UBS	No
Note A-3(D-NCP)	$2,500,000	$2,500,000	UBS	No
Note A-3(E-NCP)	$2,500,000	$2,500,000	UBS	No
Note A-3(F-NCP)	$2,500,000	$2,500,000	UBS	No
Bass Pro & Cabela’s Whole Loan	$194,900,000	$194,900,000

(1)	The GSMS 2017-GS8 securitization transaction is expected to close on November 30, 2017.

The Borrowers and the Sponsor.

The borrowers are SPT Prairie I CB Drive, LLC, SPT Prairie 200 BP Drive, LLC, SPT Prairie 210 Demers Avenue, LLC, SPT 1000 CB Drive, LLC, SPT Prairie 2250 Gatlin Blvd., LLC, SPT Prairie 2427 N. Greenwich Road, LLC, SPT Prairie 2502 W. CB Drive, LLC, SPT Prairie 2700 Market Place Drive, LLC, SPT Prairie 3900 CB Drive, LLC, SPT Prairie 5500 Cornerstone North Blvd., LLC, SPT Prairie 7090 CB Drive NW, LLC, SPT Prairie 7700 CB Drive, LLC, SPT Prairie 10670 CB Drive, LLC, SPT Prairie 10501 Palm River Road, LLC, SPT Prairie 17907 IH-10 West, LLC and SPT Prairie 20200 Rodgers Drive, LLC (collectively, the “Bass Pro & Cabela’s Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. (“SPT”), an affiliate of Starwood Capital Group. The aggregate recourse to the borrower sponsor related to bankruptcy or insolvency actions or the breach of SPE Covenants resulting in substantive consolidation may not exceed an amount equal to 20% of the principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. SPT’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, the company had a current equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since its inception, Starwood Property Trust, Inc. has deployed over $29.0 billion in capital across various commercial

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Bass Pro & Cabela’s Portfolio

real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a diversified portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

The Properties.

The Bass Pro & Cabela’s Portfolio is comprised of 16 single tenant retail properties leased to Cabela’s (12 properties) and Bass Pro Shops (4 properties) retail stores totaling 1,896,527 SF of space across 10 states. The Bass Pro & Cabela’s Portfolio Properties were constructed between 1997 and 2016 and range in size from 43,263 SF to 188,745 SF, with an average size of 118,533 SF. No asset accounts for more than 10.8% of the total rental income and no single state comprises more than 25.2% of the total rental income.

The Bass Pro & Cabela’s Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (“Cabela’s” or the “Master Tenant”) under a triple net unitary master lease executed at the origination of the Bass Pro & Cabela’s Portfolio Whole Loan (the “Bass Pro & Cabela’s Portfolio Master Lease”). The Bass Pro & Cabela’s Portfolio Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $14.05 per SF with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Bass Pro & Cabela’s Portfolio Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. Obligations of the Master Tenant under the Bass Pro & Cabela’s Portfolio Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

The following tables present certain information relating to the Bass Pro & Cabela’s Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built	Property NRSF(1)	Allocated Cut-Off Date Balance(2)	% Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio	Allocated Base Rent
Cabela’s Rogers	Rogers, MN	2005	186,379	$20,700,000	10.6%	$41,100,000	50.4%	$2,878,000
Cabela’s Lone Tree	Lone Tree, CO	2013	108,077	$17,600,000	9.0%	$34,950,000	50.4%	$2,445,000
Bass Pro San Antonio	San Antonio, TX	2006	184,656	$17,200,000	8.8%	$34,200,000	50.3%	$2,308,100
Cabela’s Allen(3)	Allen, TX	2010	107,329	$16,900,000	8.7%	$33,600,000	50.3%	$2,100,000
Cabela’s Lehi	Lehi, UT	2006	169,713	$15,400,000	7.9%	$30,600,000	50.3%	$1,990,000
Bass Pro Tampa	Tampa, FL	2015	132,734	$14,500,000	7.4%	$28,800,000	50.3%	$2,302,850
Cabela’s Hammond	Hammond, IN	2007	188,745	$13,000,000	6.7%	$25,700,000	50.6%	$1,800,000
Bass Pro Round Rock	Round Rock, TX	2014	120,763	$12,600,000	6.5%	$25,000,000	50.4%	$1,500,000
Cabela’s Fort Mill	Fort Mill, SC	2014	104,476	$11,700,000	6.0%	$23,250,000	50.3%	$1,627,100
Cabela’s Wichita	Wichita, KS	2011	80,699	$10,500,000	5.4%	$20,800,000	50.5%	$1,404,550
Cabela’s Owatonna	Owatonna, MN	1997	161,987	$9,600,000	4.9%	$19,000,000	50.5%	$1,520,000
Cabela’s Centerville	Centerville, OH	2016	71,872	$8,900,000	4.6%	$17,600,000	50.6%	$1,143,600
Cabela’s Huntsville	Huntsville, AL	2016	82,443	$8,300,000	4.3%	$16,400,000	50.6%	$1,025,000
Bass Pro Port St. Lucie	Port St. Lucie, FL	2013	86,637	$7,700,000	4.0%	$15,350,000	50.2%	$1,150,000
Cabela’s Waco	Waco, TX	2013	43,263	$6,000,000	3.1%	$11,850,000	50.6%	$798,200
Cabela’s East Grand Forks	East Grand Forks, MN	1999	66,754	$4,300,000	2.2%	$8,500,000	50.6%	$660,000
Total/Weighted Average			1,896,527	$194,900,000	100%	$386,700,000	50.4%	$26,652,400

(1)	Information obtained from the underwritten rent roll.

(2)	Based on the Bass Pro & Cabela’s Portfolio Whole Loan amount.

(3)	The City of Allen, Texas has a right of first refusal (“ROFR”) to purchase the Cabela’s Allen property if an offer is received that the borrower is otherwise willing to accept, and a right of first offer (“ROFO”) if the borrower decides to market the property for sale. The ROFR and ROFO and recurring rights and terminate 15 years after completion of construction or upon repayment of grants from the City of Allen (a certificate of occupancy was issued in April 2011). Further, applicable restrictions permit the use of the property as a Cabela’s only, and City approval would be required for any successor use.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

BANK 2017-BNK9	Bass Pro & Cabela’s Portfolio

Historical Sales Performance

Property Name	Property SF(1)	Sales ($)				Sales PSF
		2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Cabela’s Rogers	186,379	$66,143,890	$66,114,325	$65,612,864	$64,397,009	$ 355	$ 355	$ 352	$ 346
Cabela’s Lone Tree	108,077	$50,540,139	$53,173,638	$53,507,506	$52,580,155	$ 468	$ 492	$ 495	$ 487
Bass Pro San Antonio	184,656	$46,850,725	$45,147,437	$42,252,151	$41,944,692	$ 254	$ 244	$ 229	$ 227
Cabela’s Allen	107,329	$51,003,648	$54,760,193	$55,165,344	$53,101,409	$ 475	$ 510	$ 514	$ 495
Cabela’s Lehi	169,713	$49,050,049	$53,127,414	$45,616,127	$42,784,972	$ 289	$ 313	$ 269	$ 252
Bass Pro Tampa	132,734	N/A	N/A	$49,556,186	$47,290,425	N/A	N/A	$ 373	$ 356
Cabela’s Hammond	188,745	$40,171,544	$41,750,631	$40,674,889	$38,911,591	$ 213	$ 221	$ 216	$ 206
Bass Pro Round Rock	120,763	N/A	N/A	$29,280,166	$30,223,077	N/A	N/A	$ 242	$ 250
Cabela’s Fort Mill	104,476	N/A	$26,514,959	$28,348,550	$26,548,534	N/A	$ 254	$ 271	$ 254
Cabela’s Wichita	80,699	$32,134,636	$31,487,608	$28,598,702	$27,079,480	$ 398	$ 390	$ 354	$ 336
Cabela’s Owatonna	161,987	$36,740,413	$36,280,363	$35,215,690	$33,160,088	$ 227	$ 224	$ 217	$ 205
Cabela’s Centerville	71,872	N/A	N/A	$13,038,242	$15,092,953	N/A	N/A	$ 181	$ 210
Cabela’s Huntsville	82,443	N/A	N/A	$22,460,788	$22,016,732	N/A	N/A	$ 272	$ 267
Bass Pro Port St. Lucie	86,637	$24,021,522	$23,758,647	$23,690,873	$22,866,252	$ 277	$ 274	$ 273	$ 264
Cabela’s Waco	43,263	$14,778,172	$17,044,063	$17,119,752	$16,532,260	$ 342	$ 394	$ 396	$ 382
Cabela’s East Grand Forks	66,754	$16,543,482	$16,342,556	$15,356,164	$14,618,059	$ 248	$ 245	$ 230	$ 219
Total/Weighted Average	1,896,527	$427,978,220	$ 465,501,833	$ 565,493,993	$ 549,147,687	$ 309	$ 313	$ 298	$ 290

(1)	Information is based on the underwritten rent roll.

(2)	TTM Sales ($) and TTM Sales PSF are from July 2016 to June 2017.

Cabela’s (1,896,527 SF, 100.0% of NRA, 100.0% of underwritten base rent). Bass Pro Shops acquired Cabela’s for a purchase price of approximately $5.0 billion to become North America’s premier outdoor and conservation company. The merger received regulatory approval on July 5, 2017 and closed on September 25, 2017. Following the merger, the combined company is known as the Bass Pro Group, LLC. Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 Bass Pro stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 SF to 246,000 SF. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

The following table presents a summary regarding the sole tenant at the Bass Pro & Cabela’s Portfolio Properties:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Cabela’s Wholesale, Inc.(3)	NR/Ba3/B+	1,896,527	100.0%	$26,652,400	100.0%	$14.05	4/30/2042(4)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,896,527	100.0%	$26,652,400	100.0%	$14.05

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF is based on the minimum master lease rent.

(3)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands.

(4)	The Bass Pro & Cabela’s Portfolio Properties have six five-year renewal options with no termination options.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

BANK 2017-BNK9	Bass Pro & Cabela’s Portfolio

The Markets. The Bass Pro & Cabela’s Portfolio Properties are located across 16 markets in 10 states, with the top three markets, Chicago (10.0% of NRA), Twin Cities (9.8% of NRA) and San Antonio (9.7% of NRA) representing 29.5% of NRA with no other market representing more than 8.9% of NRA.

The following table presents certain market information relating to the Bass Pro & Cabela’s Portfolio Properties:

Market Information(1)
Property Name	Location	Market(2)	Estimated 2017 Population(3)	Estimated 2017 Average Household Income(3)	Rental Rate PSF
					Actual(4)	Market(2)
Cabela’s Rogers	Rogers, MN	Twin Cities	32,950	$121,804	$15.44	$14.25
Cabela’s Lone Tree	Lone Tree, CO	Denver	156,660	$141,711	$22.62	$21.00
Bass Pro San Antonio	San Antonio, TX	San Antonio	135,780	$109,077	$12.50	$12.00
Cabela’s Allen	Allen, TX	Dallas	239,733	$132,938	$19.57	$20.00
Cabela’s Lehi	Lehi, UT	Salt Lake City	113,925	$107,930	$11.73	$11.75
Bass Pro Tampa	Tampa, FL	Tampa-St. Petersburg	199,723	$65,282	$17.35	$17.00
Cabela’s Hammond	Hammond, IN	Chicago	228,213	$65,540	$9.54	$9.70
Bass Pro Round Rock	Round Rock, TX	Austin	132,637	$97,299	$12.42	$12.50
Cabela’s Fort Mill	Fort Mill, SC	Charlotte	148,219	$80,904	$15.57	$15.00
Cabela’s Wichita	Wichita, KS	Wichita	115,269	$88,536	$17.40	$13.00
Cabela’s Owatonna	Owatonna, MN	Owatonna	26,126	$72,739	$9.38	$8.50
Cabela’s Centerville	Centerville, OH	Dayton	128,676	$85,520	$15.91	$12.00
Cabela’s Huntsville	Huntsville, AL	Huntsville	102,803	$69,794	$12.43	$14.00
Bass Pro Port St. Lucie	Port St. Lucie, FL	Port St Lucie/Fort Pierce	109,748	$70,134	$13.27	$12.50
Cabela’s Waco	Waco, TX	Waco	129,894	$58,388	$18.45	$17.00
Cabela’s East Grand Forks	East Grand Forks, MN	Grand Forks	67,005	$67,934	$9.89	$10.00
Total/Weighted Average					$14.05	$13.38

(1)	Information is based on third party market research reports.

(2)	Information is based on the appraisals.

(3)	Information is based on a five-mile radius.

(4)	Information is based on the Bass Pro & Cabela’s Portfolio Master Lease.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Bass Pro & Cabela’s Portfolio Properties:

Cash Flow Analysis(1)(2)

	UW	UW PSF
Base Rent	$26,652,400(3)	$14.05
Total Recoveries	$7,640,446	$4.03
Less Vacancy & Credit Loss	$ (1,714,642)	($0.90)
Effective Gross Income	$32,578,204	$17.18
Total Operating Expenses	$7,640,446	$4.03
Net Operating Income	$24,937,758	$13.15
TI/LC	$474,132	$0.25
Replacement Reserve	$948,264	$0.50
Net Cash Flow	$23,515,362	$12.40

Occupancy %(4)	95.0%
NOI DSCR(5)	2.88x
NCF DSCR(5)	2.72x
NOI Debt Yield(5)	12.8%
NCF Debt Yield(5)	12.1%

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	There is no historical financial information as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(3)	UW Gross Potential Rent is based on the Master Lease.

(4)	The underwritten economic occupancy is 95.0%. The Bass Pro & Cabela’s Portfolio Properties were 100.0% physically occupied as of December 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the Bass Pro & Cabela’s Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

BANK 2017-BNK9	Bass Pro & Cabela’s Portfolio

Release of Property. Any time after the expiration of the Yield Maintenance Lockout Period or the Defeasance Lockout Period, the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties, provided that among other things, (a) no event of default has occurred and is continuing (unless the release would cure or prevent a non-monetary default related solely to the released property and such default is the result of willful misconduct or bad actions of the borrower), (b)(i) to the extent the Yield Maintenance Lockout Period has expired, prepayment of the Bass Pro & Cabela’s Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) and the applicable yield maintenance premium (subject to no yield maintenance premium on the first $25 million of prepaid principal) or (ii) to the extent the Defeasance Lockout Period has expired, defeasance of the Bass Pro & Cabela’s Portfolio Whole Loan in an amount equal to the applicable Release Amount, (c) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties is no less than the greater of (i) 13.67% and (ii) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter (provided that the Bass Pro & Cabela’s Portfolio Borrower may partially prepay the Bass Pro & Cabela’s Portfolio Whole Loan or deliver a letter of credit in an amount when subtracted from the outstanding principal balance of the loan would result in a debt yield satisfying such tests), (d) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (e) the release of the applicable Bass Pro & Cabela’s Portfolio Properties from the Bass Pro & Cabela’s Portfolio Master Lease.

The “Release Amount” is an amount equal to the greater of (a) 80% of the net sales proceeds for such property and (b) the Release Percentage of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

The “Release Percentage” means (i) for up to 10% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 110% of the applicable Allocated Cut-off Date Balance, (ii) exceeding 10%, but not exceeding 15% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance, (iii) exceeding 15%, but not exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 120% of the applicable Allocated Cut-off Date Balance, or (iv) exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (a) the Bass Pro & Cabela’s Portfolio Borrower delivers to the lenders a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (b) the rent under the Master Lease is not reduced as a result of such substitution, (c) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Bass Pro & Cabela’s Portfolio Whole Loan, or if greater than 10%, at the lenders’ determination to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold is not permitted to include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (d) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties including the Substitute Property, is no less than the greater of (i) 13.67% and (ii) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (e) if all or any portion of the Bass Pro & Cabela’s Portfolio Whole Loan has been securitized (i) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (ii) the receipt of a rating agency confirmation.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

BANK 2017-BNK9	Lowes Ground Lease – Oxnard, CA

Mortgage Loan No. 14 – Lowes Ground Lease - Oxnard, CA

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	WFB	Single Asset/Portfolio:	Single Asset
Original Balance:	$19,000,000	Location:	Oxnard, CA 93036
Cut-off Date Balance:	$19,000,000	General Property Type:	Other
% of Initial Pool Balance:	1.8%	Detailed Property Type:	Leased Fee
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsors:	Gary C. Simons; Sean A. Baker	Year Built/Renovated:	2011/N/A
Mortgage Rate:	4.3300%	Size:	171,069 SF(1)
Note Date:	11/14/2017	Cut-off Date Balance per SF:	$111
First Payment Date:	1/11/2018	Maturity Date Balance per SF:	$111
Maturity Date:	12/11/2027	Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months	Underwriting and Financial Information
IO Period:	120 months	UW NOI:	$1,566,844
Seasoning:	0 months	UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (24); DEF (92); O (4)	UW NOI Debt Yield at Maturity:	8.2%
Lockbox/Cash Mgmt Status:	Hard/In Place	UW NCF DSCR:	1.88x
Additional Debt Type:	N/A	Most Recent NOI:	$1,567,156 (9/30/2017 TTM)
Additional Debt Balance:	N/A	2nd Most Recent NOI:	$1,566,486 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI:	$1,559,211 (12/31/2015)
Most Recent Occupancy:	100.0% (12/1/2017)
2nd Most Recent Occupancy:	100.0% (12/31/2016)
Reserves	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$32,000,000 (5/24/2017)
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio:	59.4%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	59.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	99.2%	Loan Payoff:	$18,954,860	98.9%
Borrower Equity:	$161,227	0.8%	Closing Costs:	$206,367	1.1%
Total Sources:	$19,161,227	100.0%	Total Uses:	$19,161,227	100.0%

(1)	Size shown represents the improvements. The leased fee parcel comprises 460,864 SF.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Lowes Ground Lease - Oxnard, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000, and is secured by a first priority fee mortgage encumbering a 10.6-acre leased fee site that is improved with a 171,069 SF home improvement center located in Oxnard, California (the “Lowes Ground Lease - Oxnard, CA Property”). The proceeds of the Lowes Ground Lease - Oxnard, CA Mortgage Loan together with cash equity from the Lowes Ground Lease - Oxnard, CA Borrower (as defined below), were used to refinance a previous loan of approximately $18,954,860, and pay closing costs.

The Borrower and the Sponsors. The borrower is Upside Oxnard Parcel 1, LP (the “Lowes Ground Lease - Oxnard, CA Borrower”), a special-purpose California limited partnership structured to be bankruptcy-remote. The sponsors are Gary C. Simons and Sean A. Baker (the “Lowes Ground Lease - Oxnard, CA Sponsors”). The non-recourse carveout guarantors are Gary C. Simons, Sean A. Baker, Gary C. Simons as Trustee of the Gary C. Simons Living Trust, and Sean A. Baker and Dianna K. Baker as Co-Trustees of the Amended and Restated Baker Family Trust.

Mr. Simons and Mr. Baker are the principals of Upside Investments, Inc., a California-based company that owns apartment complexes and shopping centers valued in excess of $275,000,000 across the western United States. Mr. Simons and Mr. Baker each have over 40 years of experience in commercial real estate acquisitions, development and management throughout the western United States.

The Property. The Lowes Ground Lease - Oxnard, CA Mortgage Loan is secured by the leased fee interest in a 10.6-acre parcel that is ground leased to Lowes HIW Inc. (“Lowes HIW”), which operates a 171,069 SF Lowe’s home improvement center on the parcel, located in Oxnard, California. The Lowes Ground Lease - Oxnard, CA Property is a part of the larger Carriage Square Shopping Center, which is also owned by the Lowes Ground Lease - Oxnard, CA Sponsors and has tenants including O’Reilly Auto Parts, IHOP, KFC, and 7-Eleven (which are not part of the collateral). The Lowes Ground Lease - Oxnard, CA Property contains 543 parking spaces, resulting in a parking ratio of 3.17 spaces per 1,000 SF of rentable area.

The Lowes Ground Lease - Oxnard, CA Property is 100% occupied by Lowes HIW through November 2031 with six, five-year extension options. The lease provides for a flat rent of $1,600,000 through its term. Lowes HIW is a wholly-owned subsidiary of Lowe’s Companies, Inc. (NYSE:LOW; rated ’A3’ and ’A-’ by Moody’s and S&P, respectively).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

BANK 2017-BNK9	Lowes Ground Lease – Oxnard, CA

Incorporated in 1946, Lowe’s Companies, Inc. (“Lowe’s”) is the world’s second largest home improvement company. Lowe’s operates throughout the home improvement retail operations segment, serving homeowners, renters and professional customers. As of August 4, 2017, Lowe’s operated 2,141 home improvement and hardware stores, representing approximately 214 million SF of retailing sales floor spaces.

The following table presents certain information relating to the sole tenant at the Lowes Ground Lease - Oxnard, CA Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2016 Sales			Lease Expiration
							$	PSF	Occ. Cost %
Tenant
Lowes HIW Inc.(2)	NR/A3/A-	171,069	100.0%	$1,600,000	100.0%	$9.35	N/A	N/A	N/A	11/22/2031
Subtotal/Wtd. Avg.		171,069	100.0%	$1,600,000	100.0%	$9.35	N/A	N/A	N/A
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		171,069	100.0%	$1,600,000	100.0%	$9.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Lowe’s HIW Inc. has a right of first offer (“ROFO”) to purchase the Lowes Ground Lease – Oxnard, CA Property if the borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

The following table presents certain information relating to the lease rollover schedule at the Lowes Ground Lease - Oxnard, CA Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028 and Beyond	1	171,069	$9.35	100.0%	100.0%	$1,600,000	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	171,069	$9.35	100.0%		$1,600,000	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Lowes Ground Lease - Oxnard, CA Property is located in the northern quadrant of the City of Oxnard at the intersection of Gonzales Road and Oxnard Boulevard, which is part of the Pacific Coast Highway. The Lowes Ground Lease - Oxnard, CA Property is located approximately 0.8 miles south of U.S. Highway 101 and 7.7 miles from the Port of Hueneme, the only deep water commercial port between Los Angeles and San Francisco. According to a third party market research report, the estimated 2017 average household income within a three- and five-mile radius of the Lowes Ground Lease - Oxnard, CA Property is $84,619 and $84,643, respectively. The estimated 2017 population within the same three- and five-mile radii was 144,612 and 303,172, respectively.

According to the appraisal, the Lowes Ground Lease - Oxnard, CA Property is located within the Oxnard/Port Hueneme submarket of the Los Angeles retail market. According a third party market research report, as of the third quarter of 2017, the Oxnard/Port Hueneme submarket contained a total inventory of approximately 7.9 million SF with a 4.7% vacancy rate. The appraiser concluded to a market rent for the Lowes Ground Lease - Oxnard, CA Property of $9.35 PSF, triple net.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Lowes Ground Lease – Oxnard, CA

The following table reflects competitive ground leases with respect to the Lowes Ground Lease - Oxnard, CA Property as identified in the appraisal:

Competitive Lease Summary

Property Name/Location	Size (SF)(1)	Lease Date	Lease Term (Yrs.)	Annual Ground Rent	Rent PSF(1)
Golden Coral Restaurant 9516 Lakewood Blvd, Downey, CA	12,000	Jun-14	20.0	$235,000	$19.58
ALDI 1545 N. Hacienda Blvd, La Puente, CA	18,577	Feb-16	20.0	$321,036	$17.28
CVS 1303 Sepulveda Blvd, Los Angeles, CA	14,576	Nov-13	25.0	$250,000	$17.15
Home Depot Gateway Towne Center Greenleaf Boulevard and Alameda Street, Compton, CA	113,047	2006	25.0	$750,000	$6.63
Home Depot Moorpark Miller Parkway and Patriot Drive, Moorpark, CA	139,646	2007	20.0	$1,550,000	$11.10

Source: Appraisal

(1)	The Size and Rent PSF shown are based on the improvements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lowes Ground Lease - Oxnard, CA Property:

Cash Flow Analysis
	2015	2016	9/30/2017 TTM	UW	UW PSF
Base Rent	$1,600,000	$1,600,000	$1,599,999	$1,600,000	$9.35
Total Recoveries	$0	$0	$0	$0	$0.00
Other Income	$0	$0	$0	$0	$0.00
Less Vacancy	$0	$0	$0	$0	$0.00
Effective Gross Income	$1,600,000	$1,600,000	$1,599,999	$1,600,000	$9.35
Total Operating Expenses	$40,789	$33,514	$32,843	$33,156	$0.19
Net Operating Income	$1,559,211	$1,566,486	$1,567,156	$1,566,844	$9.16
Capital Expenditures	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,559,211	$1,566,486	$1,567,156	$1,566,844	$9.16

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.87x	1.88x	1.88x	1.88x
NCF DSCR	1.87x	1.88x	1.88x	1.88x
NOI Debt Yield	8.2%	8.2%	8.2%	8.2%
NCF Debt Yield	8.2%	8.2%	8.2%	8.2%

(1)	The UW economic vacancy is 0.0%. The Lowes Ground Lease - Oxnard, CA Property was 100.0% occupied as of December 1, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Crystal Glen Office Centre

Mortgage Loan No. 15 – Crystal Glen Office Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,693,750			Location:	Novi, MI 48375
Cut-off Date Balance:	$18,693,750			General Property Type:	Office
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Raymond Massa			Year Built/Renovated:	1989/2015
Mortgage Rate:	4.0800%			Size:	241,547 SF
Note Date:	11/7/2017			Cut-off Date Balance per SF:	$77
First Payment Date:	1/1/2018			Maturity Date Balance per SF:	$62
Maturity Date:	12/1/2027			Property Manager:	CBRE, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(3):	$2,541,154
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield:	13.6%
Lockbox/Cash Mgmt Status:	Springing / Springing			UW NOI Debt Yield at Maturity:	17.0%
Additional Debt Type:	N/A			UW NCF DSCR:	2.09x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,641,134 (8/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,428,647 (12/31/2016)
Reserves				3rd Most Recent NOI:	$1,902,437 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	85.7% (10/31/2017)
RE Tax:	$75,390	$18,847	N/A	2nd Most Recent Occupancy:	86.2% (12/31/2016)
Insurance:	$0	Springing(1)	N/A	3rd Most Recent Occupancy:	86.9% (12/31/2015)
Recurring Replacements:	$0	$4,026	N/A	Appraised Value (as of):	$25,900,000 (10/4/2017)
TI/LC:	$750,000	$20,129	$1,250,000(2)	Cut-off Date LTV Ratio:	72.2%
Other(3):	$269,915	$0	N/A	Maturity Date LTV Ratio:	57.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,693,750	69.6%	Purchase Price:	$24,925,000	92.8%
Borrower Equity:	$8,151,447	30.4%	Reserves:	$1,095,305	4.1%
			Closing Costs:	$824,892	3.1%
Total Sources:	$26,845,197	100.0%	Total Uses:	$26,845,197	100.0%

(1)	Monthly deposits for insurance are springing upon the Crystal Glen Office Centre Borrower (as defined below) failing to maintain an approved blanket policy or an event of default under the loan documents.

(2)	If, after reaching the cap, funds in the TI/LC reserve fall below $750,000, monthly deposits are required to resume until the cap is again reached.

(3)	Other reserves represent outstanding tenant improvements and leasing commissions ($235,800) and an outstanding free rent reserve ($34,115).

(4)	Most Recent Occupancy includes three tenants (2.0% of NRA) that are paying rent but currently dark. Rent from such tenants was not underwritten.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Crystal Glen Office Centre Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,693,750 and secured by a first priority fee mortgage encumbering an office property located in Novi, Michigan (the “Crystal Glen Office Centre Property”). The proceeds of the Crystal Glen Office Centre Mortgage Loan, together with $8,151,447 of borrower equity, were used to acquire the Crystal Glen Office Centre Property, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is Crystal Glen Michigan Realty LP (the “Crystal Glen Office Centre Borrower”), a single-purpose Delaware limited partnership, which does not have an independent director. The Crystal Glen Office Centre Borrower is 0.5% owned by its general partner, Crystal Glen Michigan Realty Management LLC, and 99.5% owned by Crystal Glen Michigan LP. Crystal Glen Michigan Realty Management LLC and Crystal Glen Michigan LP are controlled by Group RMC Management Inc. (“Group RMC”).

Group RMC is a real estate management company headquartered in New York City targeting investments in office assets throughout the United States. Group RMC is currently invested in 18 office properties and one warehouse property totaling approximately 6,495,699 SF across more than 80 buildings throughout the United States and Canada.

The sponsor and nonrecourse carve-out guarantor is Raymond Massa. Raymond Massa controls Group RMC and has a 9.74% beneficial interest in the borrower.

The Property. The Crystal Glen Office Centre Property is a 241,547 SF, 6-story, Class A office building located on an approximately 11.65-acre parcel in Novi, Michigan. The Crystal Glen Office Centre Property lobby features a 6-story central glass atrium, granite flooring, a multi-tiered fountain and a sculptured glass elevator. The Crystal Glen Office Centre Property was built in 1989 and renovated between 2012 and 2016 at an approximate cost to the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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seller of $1.4 million. Amenities at the Crystal Glen Office Centre Property include a conference room located on the lower level, a café, a hair salon, mobile dry cleaning and shoe shine services, access to bike paths and four electric car charging stations. There are 853 parking spaces (approximately 3.5 spaces per 1,000 SF) at the Crystal Glen Office Centre Property.

The Crystal Glen Office Center Property consists of one unit in an 11-unit condominium in which the borrower holds a 25.22% interest in the common elements. Under the condominium documents, each unit has the right to elect one member of the board of directors. Accordingly, the borrower does not control the condominium. There is no active association or board of directors with respect to the condominium. Each unit owner is required to maintain its own unit.

As of October 31, 2017, the Crystal Glen Office Centre Property was 85.7% leased to 54 tenants.

Major Tenants.

The Mathworks (23,447 SF, 9.7% of NRA, 11.5% of underwritten rent). The Mathworks is a developer of mathematical computing software for engineers and scientists that employs over 3,500 people in 17 countries. The Mathworks originally took occupancy of 8,061 SF at the Crystal Glen Office Centre Property in 2001. The Mathworks has extended its lease three times (expanding its footprint each time), has a lease expiration of August 31, 2020 and has one, five-year renewal option.

Regus Corporation (20,070 SF, 8.3% of NRA, 9.8% of underwritten rent). RGN Novi I, LLC, a subsidiary of Regus Corporation, has been a tenant at the Crystal Glen Office Centre Property since 1994. . Regus Corporation is a provider of flexible workspace solutions with more than 3,000 locations across 120 countries. Regus signed a new lease in 2015 that expires May 31, 2020, with one, five-year renewal option.

The following table presents certain information relating to the major tenants at the Crystal Glen Office Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Tenant
The Mathworks	NR/NR/NR	23,447	9.7%	$495,860	11.5%	$21.15	8/31/2020
Regus Corporation	NR/NR/NR	20,070	8.3%	$421,470	9.8%	$21.00	5/31/2020
Strategic Legal	NR/NR/NR	10,964	4.5%	$241,208	5.6%	$22.00	7/31/2019
Canon Solutions America	NR/NR/NR	10,717	4.4%	$220,536	5.1%	$20.58	9/30/2018
Nagase Plastics	NR/NR/NR	9,122	3.8%	$194,755	4.5%	$21.35	7/31/2020
Subtotal/Wtd. Avg.		74,320	30.8%	$1,573,829	36.5%	$21.18

Other Tenants		128,019	53.0%	$2,735,769	63.5%	$21.37
Vacant Space(3)		39,208	16.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		241,547	100.0%	$4,309,598	100.0%	$21.30

(1)	Information is based on the underwritten rent roll as of 10/31/2017.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Vacant Space includes three tenants (2.0% of NRA) that are paying rent but currently dark. Rent from such tenants was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Crystal Glen Office Centre

The following table presents certain information relating to the lease rollover schedule at the Crystal Glen Office Centre Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	0	0	0.0%	0.0%	$48,346	$0.00	1.1%	1.1%
2017	1	1,021	0.4%	0.4%	$20,931	$20.50	0.5%	1.6%
2018	10	30,432	12.6%	13.0%	$631,227	$20.74	14.6%	16.3%
2019	11	37,331	15.5%	28.5%	$811,833	$21.75	18.8%	35.1%
2020	14	85,411	35.4%	63.8%	$1,811,466	$21.21	42.0%	77.1%
2021(4)	8	22,853	9.5%	73.3%	$526,805	$23.05	12.2%	89.3%
2022	7	16,762	6.9%	80.2%	$314,788	$18.78	7.3%	96.7%
2023	1	6,409	2.7%	82.9%	$144,203	$22.50	3.3%	100.0%
2024	0	0	0.0%	82.9%	$0	$0.00	0.0%	100.0%
2025	0	0	0.0%	82.9%	$0	$0.00	0.0%	100.0%
2026	0	0	0.0%	82.9%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	82.9%	$0	$0.00	0.0%	100.0%
2028 & Beyond	2	2,120	0.9%	83.8%	$0	$0.00	0.0%	100.0%
Vacant Space(5)	0	39,208	16.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	54	241,547	100.0%		$4,309,598	$21.30	100.0%

(1)	Information is based on the underwritten rent roll as of 10/31/2017.

(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(3)	MTM space is made up of an antenna and FedEx leases at the property, which have zero square footage associated with them.

(4)	2021 includes $20,400 of UW Rent associated with an antenna lease, with zero square footage associated with it.

(5)	Vacant Space includes three tenants (2.0% of NRA) that are paying rent but currently dark. Rent from such tenants was not underwritten.

The Market. The Crystal Glen Office Centre Property is located in the I-275 Corridor office submarket of the Greater Detroit office market. According to the appraisal, as of the third quarter of 2017, the vacancy rate in the Greater Detroit office market was approximately 10.1%, with average asking rents of $19.04 PSF. As of the second quarter of 2017, the vacancy rate in the I-275 Corridor office submarket was approximately 6.7%, with average asking rents of $19.66 PSF. According to the appraisal, both the Greater Detroit office market and the I-275 Corridor office submarket have seen steady decreases in vacancy and increases in asking rents PSF since 2012. Since 2012, the I-275 Corridor office submarket has seen a 2.5% increase in square footage from new construction, 10.2% positive net absorption, a 6.7% decrease in vacancy and a 2.7% increase in asking rent. The appraisal also concluded that directly competitive buildings had an average vacancy rate of 13.6%.

According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the Crystal Glen Office Centre Property was 7,537, 74,285 and 174,925, respectively. The 2016 estimated average household income within the same one-, three- and five-mile radius was $122,166, $102,981 and $111,555, respectively.

The following table presents information relating to comparable office property sales for the Crystal Glen Office Centre Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
Crystal Glen Office Centre (subject) Novi, MI	Nov-2017	1989	241,157	85.7%	$24,925,000	103.36
Laurel Office Park II Livonia MI	Dec-2015	1986	130,122	88.7%	$12,600,000	96.83
Wilshire Plaza Troy, MI	Jul-2017	1986	349,643	89.1%	$33,500,000	95.81
Victor Corporate Center Livonia, MI	Sep-2014	1999	373,593	100.0%	$51,000,000	136.51
Park Center Plaza Independence, OH	Jan-2017	1998	418,180	92.8%	$50,100,000	119.80
Metropolitan Plaza Highland Hills, OH	Jun-2017	2000	163,105	99.8%	$24,169,000	148.18
Arboretum Office Park Farmington Hills, MI	May-2017	1986	195,027	87.8%	$26,500,000	135.88

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9	Crystal Glen Office Centre

The following table reflects comparable office leases with respect to the Crystal Glen Office Centre Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Distance (miles)	Tenant Name		Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
					Size (SF)
Town Center Southfield, MI	1979	409,431	10.1	Sullivan Cotter and Associates	9,694	7/2017	5.8	$22.43	MG
Southfield T-12 Building Southfield, MI	1973	152,858	8.7	ENT Consultants	5,510	11/2016	3.0	$20.17	MG
Laurel Park Office Center Livonia, MI	1987	125,000	2.2	IMS/Chinatool, LLS	1,580	8/2016	3.0	$20.00	MG
Lake Pointe Office Center Novi, MI	1987	92,934	3.2	Caliber Home Loans, Inc	3,542	6/2016	5.0	$21.00	MG
Northville Mixed Use Northville, MI	2002	8,466	2.3	Freedom Fitness LLC	1,990	6/2016	10.0	$24.62	Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Crystal Glen Office Centre Property:

Cash Flow Analysis(1)
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent	$3,516,767	$3,468,493	$4,032,530	$4,206,376	$5,134,650	$21.26
Total Recoveries	$318,433	$300,843	$328,454	$347,590	$337,310	$1.40
Other Income	$18,989	$24,700	$25,352	$9,154	$9,154	$0.04
Less Vacancy & Credit Loss	$0	$0	$0	$0	($831,798)	($3.44)
Effective Gross Income	$3,854,189	$3,794,037	$4,386,336	$4,563,120	$4,649,316	$19.25
Total Expenses	$1,920,334	$1,891,600	$1,957,689	$1,921,986	$2,108,161	$8.73
Net Operating Income	$1,933,854	$1,902,437	$2,428,647	$2,641,134	$2,541,154	$10.52
Capital Expenditures	$0	$0	$0	$0	$48,309	$0.20
TI/LC	$0	$0	$0	$0	$236,596	$0.98
Net Cash Flow	$1,933,854	$1,902,437	$2,428,647	$2,641,134	$2,256,249	$9.34

Occupancy %	84.0%	86.9%	86.2%	85.7%(2)	83.9%
NOI DSCR	1.79x	1.76x	2.25x	2.44x	2.35x
NCF DSCR	1.79x	1.76x	2.25x	2.44x	2.09x
NOI Debt Yield	10.3%	10.2%	13.0%	14.1%	13.6%
NCF Debt Yield	10.3%	10.2%	13.0%	14.1%	12.1%

(1)	UW Base Rent is based on the underwritten rent roll dated October 31, 2017 and includes rent steps through November 1, 2018 totaling $73,132.
(2)	8/31/2017 TTM Occupancy % is as of October 31, 2017 and includes three tenants (2.0% of NRA) that are paying rent but currently dark. Rent from such tenants was not underwritten.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK9

This material was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Merrill Lynch, Morgan Stanley and Wells Fargo, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision. The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MORGAN STANLEY & CO. LLC, WELLS FARGO SECURITIES, LLC AND DREXEL HAMILTON, LLC HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.